Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 4 TO NINTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

This Amendment No. 4 to Ninth Amended and Restated Receivables Purchase Agreement (this “Amendment”) is entered into as of May 1, 2020 among Dairy Group Receivables, L.P., a Delaware limited partnership (“Dairy Group”), Dairy Group Receivables II, L.P., a Delaware limited partnership (“Dairy Group II” and, together with Dairy Group, the “Sellers” and each a “Seller”), each of the parties listed on the signature pages hereof as a “Company” (the “Companies” and each a “Company”), each of the parties listed on the signature pages hereof as a “Financial Institution” (the “Financial Institutions” and each a “Financial Institution”) and Coöperatieve Rabobank U.A., New York Branch, as agent for the Purchasers (the “Agent”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in, or by reference in, the Ninth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2019, among the Seller Parties, Financial Institutions, Companies, the Agent and the Co-Agent (as amended by the Amendment No. 1 to Ninth Amended and Restated Receivables Purchase Agreement, dated as of December 16, 2019, the Amendment No. 2 to Ninth Amended and Restated Receivables Purchase Agreement, dated as of February 10, 2020, the Amendment No. 3 to Ninth Amended and Restated Receivables Purchase Agreement, dated as of March 27, 2020, the Final Order (as defined in the Dean Credit Agreement), and the Amended Bid Procedures Order (as defined in the Dean Credit Agreement), the “Existing Agreement,” and as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”).

R E C I T A L S:

WHEREAS, the Provider and certain Subsidiaries thereof have entered into an Asset Purchase Agreement, dated as of April 6, 2020, by and among the Provider, as the seller, each of the subsidiaries of the Provider party thereto, and Dairy Farmers of America, Inc., as the buyer (the “DFA Asset Purchase Agreement”) and certain other asset purchase agreements governing the Specified Asset Sales (together with the DFA Asset Purchase Agreement, each a “Specified Asset Purchase Agreement”);

WHEREAS, one or more Potential Amortization Events and/or Amortization Events and the Amortization Date will occur under the Receivables Purchase Agreement as a result of the occurrence of the “Closing Date” under and as defined in any Specified Asset Purchase Agreement and/or the performance by the Provider and/or any of its Subsidiaries or Affiliates of their respective obligations under any Specified Asset Purchase Agreement (collectively, the “Specified Amortization Events”);

WHEREAS, the Purchasers have agreed to enter into this Amendment to forbear from exercising certain rights and remedies arising under the Receivables Purchase Agreement as a result of one or more Specified Amortization Events, subject to the terms set forth herein;

WHEREAS, in order to facilitate the orderly wind down of the Existing Agreement following the Specified Asset Sales, the Sellers wish to amend the Existing Agreement in certain respects, upon and subject to the terms and conditions set forth in this Amendment; and

WHEREAS, pursuant to Section 14.1(b) of the Existing Agreement, each Company, each Seller and the Agent, at the direction of the Required Purchasers, may amend the Existing Agreement upon and subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendment to Existing Agreement.

The Existing Agreement is hereby amended in accordance with Exhibit A hereto by (i) deleting the text thereof which is lined out in Exhibit A hereto (indicated textually in the same manner as the following example: ~~stricken text~~) and (ii) inserting the text therein which is double underlined (indicated textually in the same manner as the following example: double underlined text), in each case, in the place where such text appears in Exhibit A hereto. Notwithstanding anything to the contrary contained in any prior amendment or amendments to the Existing Agreement, Exhibit A hereto reflects the current agreement of the parties hereto as to all of the terms and provisions of the Receivables Purchase Agreement reflected in Exhibit A as of the date Amendment Effective Date.

Section 2. Forbearance. (a) Subject to the terms of this Amendment, during the Forbearance Period the Purchasers, the LC Bank and each of the other Secured Parties hereby agree to forbear, and direct the Agent to forbear, from exercising the following rights and remedies (whether individual, collective or otherwise) under the Receivables Purchase Agreement, in each case with respect to the Specified Amortization Events:

(i)	declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time; and

(ii)	notify Provider of the Purchaser’s interest in the Demand Notes, make demand for any and all payments due thereunder and direct that such payments be made directly to the Agent or its designee.

(b)       The parties hereto hereby acknowledge and agree that none of the Agent, the LC Bank, the Purchasers or any Secured Party hereby forbears with respect to any of their rights or remedies under the Receivables Purchase Agreement, at equity or at law, in connection with breaches of representations, warranties or covenants that are, in any such case, not related to the Specified Amortization Events or in connection with any Amortization Event (other than the Specified Amortization Events during the Forbearance Period as set forth herein), and neither

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this Amendment nor any actions taken in accordance with this Amendment shall be construed as a waiver of or consent to the Specified Amortization Events or any other existing or future Amortization Events under the Receivables Purchase Agreement.

As used in this Amendment, the following terms shall have the following meanings:

“Forbearance Period” means the period (a) from and including the occurrence of the first “Closing Date” under and as defined in any Specified Asset Purchase Agreement until (b) the earlier of (i) any Amortization Event under the Receivables Purchase Agreement (other than the Specified Amortization Events) and (ii) June 30, 2020.

“Specified Asset Sales” means one or more sales or other dispositions of certain assets of the Provider and its subsidiaries (other than the Sellers), which may constitute, individually or in the aggregate, a sale or other disposition of all or substantially all of the assets of the Provider and its subsidiaries (other than the Sellers), pursuant to one or more of (a) the DFA Asset Purchase Agreement, (b) that certain Asset Purchase Agreement, dated as of April 8, 2020, by and among Dean Foods Company (“DFC”), Uncle Matt’s Organic, Inc., a Subsidiary of DFC, as the seller, and Harmoni Inc., as the buyer, (c) those two certain Asset Purchase Agreements, each dated as of April 7, 2020, and each by and among DFC, as the seller, each of the Subsidiaries of DFC listed on the signature pages thereto, as the other selling entities, and Producers Dairy Foods, Inc., as the buyer, (d) that certain Asset Purchase Agreement, dated as of April 7, 2020, by and among DFC, as the seller, each of the Subsidiaries of DFC listed on the signature pages thereto, as the other selling entities, and Mana Saves McArthur, LLC, as the buyer and (e) that certain Asset Purchase Agreement, dated as of April 8, 2020, by and among DFC, as the seller, each of the Subsidiaries of DFC listed on the signature pages thereto, as the other selling entities, and Prairie Farms Dairy, Inc., as the buyer.

Section 3. Covenants. Each of the Servicers hereby agrees that from the first “Closing Date” under and as defined in any Specified Asset Purchase Agreement until the Final Payout Date such Servicers shall:

(a)	deliver an Interim Report to the Agent on each Business Day; and

(b)	include in each Interim Report, with respect to all cash received into a Collection Account as of the Business Day preceding the date of such Interim Report, an accounting of (i) all amounts constituting Collections and (ii) any amounts not constituting Collections (whether such amounts were mistakenly received in to a Collection Account or otherwise).

Section 4. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions precedent have been satisfied:

(a)       Amendment. The Agent shall have received executed counterparts of this Amendment duly executed by each Company, each Financial Institution, the LC Bank, each LC

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Participant, the Agent, the Provider, each Servicer and each Seller.

(b)       Representations and Warranties. Other than as a result of the occurrence of the “Closing Date” under and as defined in any Specified Asset Purchase Agreement and/or the performance by the Provider and/or any of its Subsidiaries or Affiliates of their respective obligations under any Specified Asset Sale Agreement, as of the Amendment Effective Date, both before and after giving effect to this Amendment, all of the representations and warranties contained in the Receivables Purchase Agreement and in each other Transaction Document shall be true and correct as though made on and as of the Amendment Effective Date (except any representations and warranties which relate to a specific earlier date, which representations and warranties shall be true and correct as of such earlier date) (and by its execution hereof, each Seller shall be deemed to have represented and warranted such).

(c)       No Amortization Event or Potential Amortization Event. Other than as a result of the occurrence of the “Closing Date” under and as defined in any Specified Asset Purchase Agreement and/or the performance by the Provider and/or any of its Subsidiaries or Affiliates of their respective obligations under any Specified Asset Sale Agreement, as of the Amendment Effective Date, both before and after giving effect to this Amendment, no Amortization Event or Potential Amortization Event shall have occurred and be continuing (and by its execution hereof, each Seller shall be deemed to have represented and warranted as such).

(d)       Officer’s Certificate. The Agent shall have received a certificate signed by a Responsible Officer of each Seller, dated the Amendment Effective Date, certifying compliance with the conditions set forth in clauses (b) and (c) of this Section 4.

The Agent shall notify the Sellers, the Servicers, the Provider, each Company, each Financial Institution, the LC Bank and each LC Participant of the Amendment Effective Date upon the occurrence thereof, and such notice and the effectiveness of this Amendment, the consents provided herein and the Receivables Purchase Agreement shall be conclusive and binding upon all parties to the Receivables Purchase Agreement and the other Transaction Documents and each of their successors and assigns; provided that, failure to give any such notice shall not affect the effectiveness, validity or enforceability of this Amendment, such consents and the Receivables Purchase Agreement.

Section 5. Declaration of Amortization Date. Subject to Section 2 hereof, each of the undersigned Purchasers hereby directs the Agent to declare, and the Agent hereby declares, the Amortization Date to have occurred effective as of the Amendment Effective Date. Each Seller and each Servicer hereby acknowledges that, upon the occurrence of the Amendment Effective Date, the Amortization Date will occur.

Section 6. Release; Covenant not to Sue.

(a)       In consideration of this Amendment and the agreements and waivers of the Secured Parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Seller Party, the Provider and each of their respective successors and assigns (collectively, as the “Releasing Parties” and each, individually, as a “Releasing Party”), hereby absolutely, unconditionally and irrevocably

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releases, remises and forever discharges each Secured Party and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Secured Parties and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever of every name and nature now known or unknown, suspected or unsuspected, both at law and in equity, which any Releasing Party may hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever, for or on account of, or in relation to, or in any way in connection with this Amendment or the transactions hereunder, in each case which has arisen at any time on or prior to the Amendment Effective Date; provided that for the avoidance of doubt, nothing in this Section 6 shall affect the continuing obligations of the Releasees under this Amendment, the Existing Agreement, the Receivables Purchase Agreement and the other Transaction Documents until the Final Payout Date has occurred, the LC Participation Amount has been reduced to zero ($0) and no Letters of Credit issued hereunder remain outstanding and undrawn, it being agreed that the Releasees shall have no obligations thereunder after the Final Payout Date has occurred, the LC Participation Amount has been reduced to zero ($0) and no Letters of Credit issued hereunder remain outstanding and undrawn.

(b)       Each Seller Party and the Provider confirms, on behalf of itself and each other Releasing Party, that it and they (i) understand, acknowledge and agree that the releases set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release and (ii) agree that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

(c)       Each Seller Party and the Provider, on behalf of itself and each other Releasing Party, hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Releasing Party pursuant to this Section 6.

Section 7. Miscellaneous.

(a)       Effect; Ratification. Except as set forth in Section 2 hereof, the amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Existing Agreement or of any other instrument or agreement referred to therein; or (ii) prejudice any right or remedy which any Purchaser, the LC Bank or the Agent may now have or may have in the future under or in connection with the Existing Agreement or any other instrument or agreement referred to therein. From and after the Amendment Effective Date, each reference in the Existing

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Agreement to “this Agreement,” “herein,” “hereof” and words of like import and each reference in the other Transaction Documents to the “Receivables Purchase Agreement” shall mean the Existing Agreement, as amended hereby. This Amendment shall be construed in connection with and as part of the Receivables Purchase Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Existing Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

(b)       Transaction Documents. This Amendment is a Transaction Document executed pursuant to the Existing Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(c)       Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original and all of which when taken together shall constitute one and the same instrument.

(d)       Severability. Any provision contained in this Amendment which is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

(e)       GOVERNING LAW. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

(f)       Direction of Required Purchasers. By its execution of a signature page hereto, each Company and each Financial Institution represents to the Agent that, together with the other Companies and Financial Institutions executing a signature page hereto, all such Companies and Financial Institutions comprise the “Required Purchasers” and hereby directs the Agent to execute this Amendment.

(g)       Consent to Amendment of the Receivables Sale Agreements. By its execution of a signature page hetero, the Agent and the Required Purchasers hereby consent to (i) an amendment dated as of the date hereof to (x) the Suiza Receivables Sale Agreement, pursuant to Section 7.1(b) of that agreement and (y) the Dean Receivables Sale Agreement, pursuant to Section 7.1(b) of that agreement and (ii) each Seller amending the Receivables Sale Agreement to which it is a party, pursuant to Section 7.1(i)(N) of the Existing Agreement.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

DAIRY GROUP RECEIVABLES, L.P., as a Seller

By: Dairy Group Receivables GP, LLC

Its: General Partner

By:	/s/ Kristy N. Waterman
	Name:	Kristy N. Waterman
	Title:	Senior Vice President, General Counsel and Corporate Secretary

DAIRY GROUP RECEIVABLES II, L.P., as a Seller

By: Dairy Group Receivables GP II, LLC

Its: General Partner

By:	/s/ Kristy N. Waterman
	Name:	Kristy N. Waterman
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Signature Page to Amendment No 4 to Ninth Amended and Restated Receivables Purchase Agreement

ALTA-DENA CERTIFIED DAIRY, LLC, as a Servicer
BERKELEY FARMS, LLC, as a Servicer
COUNTRY FRESH, LLC, as a Servicer
DEAN DAIRY HOLDINGS, LLC, as a Servicer
DEAN EAST, LLC as a Servicer
DEAN EAST II, LLC as a Servicer
DEAN FOODS NORTH CENTRAL, LLC, as a Servicer
DEAN FOODS OF WISCONSIN, LLC, as a Servicer
DEAN WEST, LLC, as a Servicer
DEAN WEST II, LLC, as a Servicer
FRIENDLY’S ICE CREAM HOLDINGS CORP., as a Servicer
FRIENDLY’S MANUFACTURING AND RETAIL, LLC, as a Servicer
GARELICK FARMS, LLC, as a Servicer
MAYFIELD DAIRY FARMS, LLC, as a Servicer
MIDWEST ICE CREAM COMPANY, LLC, as a Servicer
MODEL DAIRY, LLC, as a Servicer
REITER DAIRY, LLC, as a Servicer
SHENANDOAH’S PRIDE, LLC, as a Servicer
SOUTHERN FOODS GROUP, LLC, as a Servicer
SUIZA DAIRY GROUP, LLC, as a Servicer
TUSCAN/LEHIGH DAIRIES, INC., as a Servicer VERIFINE DAIRY PRODUCTS OF SHEBOYGAN, LLC, as a Servicer

By:	/s/ Kristy N. Waterman
Name:	Kristy N. Waterman
Title:	Senior Vice President, General Counsel and Corporate Secretary

Signature Page to Amendment No 4 to Ninth Amended and Restated Receivables Purchase Agreement

DEAN FOODS COMPANY,
as a Provider

By:	/s/ Kristy N. Waterman
	Name:	Kristy N. Waterman
	Title:	Senior Vice President,
General Counsel and Corporate Secretary

Signature Page to Amendment No 4 to Ninth Amended and Restated Receivables Purchase Agreement

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Agent

By:	/s/ Jinyang Wang
Name:	Jinyang Wang
Title:	Vice President

By:	/s/ Christopher Lew
Name:	Christopher Lew
Title:	Managing Director

Signature Page to Amendment No 4 to Ninth Amended and Restated Receivables Purchase Agreement

COÖPERATIEVE RABOBANK U.A., as a Financial Institution

By:	/s/ Jinyang Wang
Name:	Jinyang Wang
Title:	Attorney-in-Fact

By:	/s/ Christopher Lew
Name:	Christopher Lew
Title:	Attorney-in-Fact

Signature Page to Amendment No 4 to Ninth Amended and Restated Receivables Purchase Agreement

NIEUW AMERSTERDAM RECEIVABLES CORPORATION B.V., as a Company

By:	/s/ M.W. Knol
Name:	M.W. Knol
Title:	Proxyholder

By:	/s/ P.C. van der Linden
Name:	P.C. van der Linden
Title:	Proxyholder

Signature Page to Amendment No 4 to Ninth Amended and Restated Receivables Purchase Agreement

ACF FINCO I LP, as a Company, a Financial Institution and LC Participant

By:	/s/ Oleh Szczupak
	Name:	Oleh Szczupak
	Title:	Authorized Signor

Signature Page to Amendment No 4 to Ninth Amended and Restated Receivables Purchase Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as a Company, a Financial Institution and LC Participant

By:	/s/ Julianne Low
	Name:	Julianne Low
	Title:	Senior Director

Signature Page to Amendment No 4 to Ninth Amended and Restated Receivables Purchase Agreement

EXHIBIT A TO THE FOURTH AMENDMENT TO THE NINTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

NINTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

dated as of November 14, 2019

Among

DAIRY GROUP RECEIVABLES, L.P.,

as a Seller,

DAIRY GROUP RECEIVABLES II, L.P.,

as a Seller,

THE SERVICERS,

each as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code,

THE COMPANIES,

THE FINANCIAL INSTITUTIONS,

and

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as Agent

Table of Contents

(i)

(ii)

(iii)

Exhibits and Schedules

Exhibit I	Definitions
Exhibit II	Form of Purchase Notice
Exhibit III	Places of Business of the Seller Parties; Locations of Records; Federal Employer Identification Number(s)
Exhibit IV	Names of Collection Banks; Collection Accounts
Exhibit V	Form of Compliance Certificate
Exhibit VI	Form of Collection Account Agreement
Exhibit VII	Form of Assignment Agreement
Exhibit VIII	Credit and Collection Policies
Exhibit IX	Form of Letter of Credit Application
Exhibit X	Form of Monthly Report
Exhibit X-A	Form of Interim Report
Exhibit XI	Form of Performance Undertaking
Exhibit XII	Forms of U.S. Tax Compliance Certificates
Exhibit XIII	Interim Order
Schedule A	Commitments
Schedule B	Closing Documents
Schedule C	Servicers
Schedule D	Originators
Schedule E	Notice Addresses
Schedule F	Top Twenty-Five Obligors
Schedule G	Existing Letters of Credit

NINTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

This Ninth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2019, is among Dairy Group Receivables, L.P., a Delaware limited partnership (“Dairy Group”), Dairy Group Receivables II, L.P., a Delaware limited partnership (“Dairy Group II” and, together with Dairy Group, the “Sellers” and each a “Seller”), each of the parties listed on the signature pages hereof as a Servicer and each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the Servicers, together with the Sellers, the “Seller Parties,” and each a “Seller Party”), the entities listed on Schedule A to this Agreement under the heading “Financial Institution” (together with any of their respective successors and assigns hereunder, the “Financial Institutions” including any such Financial Institution that is designated by the Agent as a co-agent with the prior agreement of the Sellers, in such capacity, the “Co-Agent”)), the entities listed on Schedule A to this Agreement under the heading “Company” (together with any of their respective successors and assigns hereunder, the “Companies”), and Coöperatieve Rabobank U.A., New York Branch, as issuer of Letters of Credit (together with its successors and assigns hereunder, the “LC Bank”) and as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the “Agent”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

WHEREAS, the Seller Parties, Financial Institutions, PNC, Companies and Agent are parties to that certain Eighth Amended and Restated Receivables Purchase Agreement, dated as of February 22, 2019, as amended (such agreement, as so amended, the “Existing Agreement”).

WHEREAS, Dairy Group and Dairy Group II desire to continue to transfer and assign Purchaser Interests to the Purchasers from time to time.

WHEREAS, each Company may, in its absolute and sole discretion, purchase the Purchaser Interests from the Sellers from time to time.

WHEREAS, in the event that any Company declines to make any Purchase, such Company’s Related Financial Institutions shall, at the request of the Administrative Seller, purchase Purchaser Interests that such Company declined to purchase from time to time.

WHEREAS, on November 14, 2019, Provider, the Originators and the Servicers and certain of their affiliates (the “Filing Debtors”) each commenced cases under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division.

WHEREAS, PNC wishes to cease to be a party to the Existing Agreement upon and subject to the terms and conditions thereof.

WHEREAS, Coöperatieve Rabobank U.A., New York Branch has been requested and is willing to continue to act as Agent on behalf of the Companies and the Financial Institutions in accordance with the terms hereof.

WHEREAS, the parties hereto now desire to amend and restate the Existing Agreement in its entirety to read as set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that, subject to satisfaction of the conditions precedent set forth in Section 6.1 hereof, the Existing Agreement is hereby amended and restated in its entirety to read as follows:

Article I
PURCHASE ARRANGEMENTS

Section 1.1   Purchase Facility.

(a)   Upon the terms and subject to the conditions hereof, each Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of one or more of the Purchasers. In accordance with the terms and conditions set forth herein, each Company may, at its option, instruct the Agent to purchase on behalf of such Company, or if any Company shall decline to purchase, the Agent shall purchase (together with each Company purchase, each a “Purchase”), on behalf of such declining Company’s Related Financial Institutions, Purchaser Interests from time to time in an amount not to exceed in the aggregate for all Sellers at such time (i) in the case of each Company and its Related Financial Institutions, the Company’s Company Purchase Limit and (ii) in the aggregate, the lesser of (A) the Purchase Limit and (B) the aggregate amount of the Commitments during the period from the date hereof to but not including the Facility Termination Date.

(b)   Upon the terms and subject to the conditions hereof, each Seller may, at its option, request that the LC Bank issue or cause the issuance of Letters of Credit, in each case subject to the terms hereof. In accordance with the terms and conditions set forth herein, the LC Bank hereby agrees to issue Letters of Credit in return for (and each LC Participant hereby severally agrees to make Participation Advances in connection with any draws under such Letters of Credit equal to such LC Participant’s LC Share of such draws), undivided percentage ownership interests with regard to the Purchaser Interests from the Sellers from time to time from the date hereof to but not including the Facility Termination Date.

(c)   Notwithstanding anything set forth in this Agreement to the contrary, under no circumstances shall any Purchaser be obligated to make any Purchase or Reinvestment (including, without limitation, any Purchases deemed to have been requested by the Sellers pursuant to Section 1.1(d)) or issue any Letters of Credit hereunder, as applicable, if after giving effect to such Purchase:

(i)   Any event has occurred and is continuing, or would result from such Purchase, issuance or Reinvestment, that constitutes an Amortization Event or a Potential Amortization Event;

(ii)   The Group Capital of such Purchaser’s Purchaser Group would exceed such Purchaser Group’s Group Capital Limit;

(iii)   The Aggregate Capital plus the LC Participation Amount would exceed the Purchase Limit;

(iv)   The LC Participation Amount would exceed the lesser of (A) the aggregate of the Maximum Available LC Commitments of the LC Participants and (B) the Maximum LC Amount; or

(v)   The Purchaser Interests would exceed the Maximum Purchaser Interest Percentage.

The Sellers may, subject to this Section 1.1(c) and the other requirements and conditions herein, use the proceeds of any Purchase by the Purchasers hereunder to satisfy its Reimbursement Obligation to the LC Bank and the LC Participants (ratably, based on the outstanding amounts funded by the LC Bank and each such LC Participant) pursuant to Section 1.9 below.

(d)   In the event any Seller fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit on the applicable Drawing Date (out of its own funds available therefor) pursuant to Section 1.9, then such Seller shall, automatically (and without the requirement of any further action on the part of any Person hereunder), be deemed to have requested an Incremental Purchase from the Purchasers, on the terms and subject to the conditions hereof, in an amount equal to the amount of such Reimbursement Obligation at such time. Subject to the limitations on funding set forth in Section 1.1(c) above and the other requirements and conditions herein, the Companies may, or if any Company shall decline to purchase, its Related Financial Institutions shall, fund such deemed purchase request and deliver the proceeds thereof directly to the Agent to be immediately distributed (ratably) to the LC Bank and the applicable LC Participants in satisfaction of such Seller’s Reimbursement Obligation pursuant to Section 1.9 and Section 1.11 below, to the extent of amounts permitted to be funded by such Companies or Related Financial Institutions, as applicable, at such time, hereunder.

(e)   The Administrative Seller may, upon at least 10 Business Days’ notice to the Agent, each Company and each Financial Institution, terminate in whole or reduce in part, ratably among the Financial Institutions, the unused portion of the Purchase Limit (but not below the amount that would cause the Aggregate Capital plus the LC Participation Amount to exceed the Purchase Limit or would cause the Group Capital of any Purchaser Group to exceed its Group Capital Limit, in each case after giving effect to such reduction); provided that (i) any such notice shall be irrevocable, (ii) each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof and (iii) the aggregate of the Company Purchase Limits for all of the Companies shall also be terminated in whole or reduced in part, ratably among the Companies, by an amount equal to such termination or reduction in the Purchase Limit. In addition to and without limiting any other requirements for termination, prepayment and/or the funding of the LC Collateral Account hereunder, in the case of a termination of this Agreement or the Purchase Limit in whole, no such termination or reduction shall be effective unless and until the amount on deposit in the LC Collateral Account is at least equal to the then outstanding LC Participation Amount.

Section 1.2   Increases. The Administrative Seller shall provide the Agent with at least two Business Days’ prior notice in a form set forth as Exhibit II hereto of each Incremental Purchase (a “Purchase Notice”) to be made by a Seller. Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, (i) shall be irrevocable and shall specify the requested Purchase Price (which, in the case of the initial Incremental Purchase hereunder shall not be less than $10,000,000 and in the case of subsequent Incremental Purchases shall not be less than $1,000,000), (ii) the date of purchase (which, in the case of Incremental Purchases after the initial Incremental Purchase hereunder, shall not exceed four per calendar month), (iii) in the case of an Incremental Purchase to be funded by any of the Financial Institutions, the requested Discount Rate and Tranche Period and (iv) in the case of an Incremental Purchase to be funded by any Pool Company (other than an Incremental Purchase funded by such Pool Company substantially with Pooled Commercial Paper), the requested CP (Tranche) Accrual Period. Following receipt of a Purchase Notice, the Agent will promptly notify each Company of such Purchase Notice and the Agent will identify the Companies that agree to make the Purchase. If any Company declines to make a proposed Purchase, the Administrative Seller may cancel the Purchase Notice as to all Purchasers no later than 3:00 p.m. (New York time) on the Business Day immediately prior to the date of Purchase specified in the Purchase Notice or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interest, which such Company has declined to purchase, will be made by such declining Company’s Related Financial Institutions in accordance with the rest of this Section 1.2. If the proposed Incremental Purchase or any portion thereof is to be made by any of the Financial Institutions, the Agent shall send notice of the proposed Incremental Purchase to the applicable Financial Institutions concurrently by telecopier, telex or cable specifying (i) the date of such Incremental Purchase, which date must be at least one Business Day after such notice is received by the applicable Financial Institutions, (ii) each Financial Institution’s Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the

Financial Institutions in such Financial Institution’s Purchaser Group are then purchasing and (iii) the requested Discount Rate and Tranche Period. On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI and the conditions set forth in this Section 1.2, the Companies and/or the Financial Institutions, as applicable, shall use their reasonable best efforts to deposit to the Facility Account, in immediately available funds, no later than 1:00 p.m. (New York time), and in any event no later than 3:00 pm (New York time), an amount equal to (i) in the case of a Company that has agreed to make such Incremental Purchase, such Company’s Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests of such Incremental Purchase or (ii) in the case of a Financial Institution, such Financial Institution’s Pro Rata Share of the aggregate Purchase Price of the Purchaser Interests the Financial Institutions in such Financial Institution’s Purchaser Group are then purchasing. Each Financial Institution’s Commitment hereunder shall be limited to purchasing Purchaser Interests that the Company in such Financial Institution’ s Purchaser Group has declined to purchase.

Section 1.3   Decreases. The Administrative Seller shall provide the Agent with an irrevocable prior written notice within one (1) Business Day of any proposed reduction of Aggregate Capital from Collections and the Agent will promptly notify each Purchaser of such Reduction Notice after Agent’s receipt thereof. Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Capital shall occur, and (ii) the amount of Aggregate Capital to be reduced that shall be applied ratably to the Purchaser Interests of the Companies and the Financial Institutions in accordance with the amount of Capital (if any) owing to the Companies (ratably to each Company, based on the ratio of such Company’s Capital at such time to the Aggregate Capital of all the Companies at such time), on the one hand, and the amount of Capital (if any) owing to the Financial Institutions (ratably to each Financial Institution, based on the ratio of such Financial Institution’s Capital at such time to the Aggregate Capital of all of the Financial Institutions at such time), on the other hand (the “Aggregate Reduction”). Only one (1) Reduction Notice shall be outstanding at any time. Concurrently with any reduction of Aggregate Capital pursuant to this Section, the Sellers shall pay to the Agent, for distribution to the applicable Purchasers, all Broken Funding Costs arising as a result of such reduction and any and all fees payable by the Sellers to the Agent in connection with such reduction. Without the prior written consent of the Agent, no Aggregate Reduction will be made (x) following the occurrence of the Amortization Date or (y) at any time any Reimbursement Obligations remain outstanding on any Letters of Credit.

Section 1.4   Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement or any other Transaction Documents shall be paid or deposited in immediately available funds in accordance with the terms hereof. Such Seller Party shall use its reasonable best efforts to pay or deposit all such amounts no later than 1:00 p.m. (New York time) on the day when due. Any such payment or deposit not received by 2:00 pm (New York time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser, they shall be paid to the Agent for distribution to such Purchaser at the “Payment Address” specified for such Purchaser on Schedule A or such other address specified in writing to the Agent. If such amounts are payable to the Agent, they shall be paid to the Agent at 245 Park Avenue, 36th Floor, New York, NY 10167 until otherwise notified by the Agent. Upon notice to the Administrative Seller and the applicable Servicers, the Agent may debit the applicable Collection Accounts for all amounts due and payable hereunder. All computations of Yield, per annum fees or discount calculated as part of any CP Costs, per annum fees hereunder and per annum fees under any Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder or under any other Transaction Document shall be payable on a day that is not a Business Day, such amount shall be payable on the next succeeding Business Day.

Section 1.5   Obligations Several. Each Financial Institution’s and LC Participant’s obligation shall be several, such that the failure of any Financial Institution or LC Participant to make available to any Seller any funds in connection with any Purchase hereunder or drawing under any Letter of Credit hereunder, as the case may be, shall not relieve any other Financial Institution or LC Participant of its obligation, if any, hereunder to make funds available on the date of such Purchase, but no Financial Institution or LC Participant shall be responsible for the failure of any other Financial Institution or LC Participant to make funds available in connection with any Purchase.

Section 1.6   Letters of Credit. Subject to the terms and conditions hereof, the LC Bank shall issue or cause the issuance of Letters of Credit on behalf of the Sellers (and, if applicable, on behalf of, or for the account of, related Originators or Affiliates thereof in favor of such beneficiaries as such Originators or Affiliates may elect with the consent of the applicable Seller); provided, however, that the LC Bank will not be required to issue or cause to be issued any Letters of Credit to the extent that after giving effect thereto the issuance of such Letters of Credit would then cause (A) the sum of (i) the Aggregate Capital plus (ii) the LC Participation Amount to exceed the Purchase Limit or (B) the LC Participation Amount to exceed the aggregate of the LC Amounts of the LC Participants (other than LC Participants who are defaulting Purchasers). Each of the parties hereto acknowledges and agrees that (i) each outstanding and uncancelled letter of credit issued by PNC on behalf of any such Seller (and, if applicable, on behalf of, or for the account of, such related Originators or Affiliates thereof in favor of such beneficiaries as such Originators or Affiliates may elect with the consent of the applicable Seller) prior to the date hereof (“Existing Letters of Credit”), which such letters of credit are listed on Schedule G hereto, shall be deemed for all purposes of this Agreement and the other Transaction Documents to not be a Letter of Credit issued hereunder, (ii) the letter of credit issued by the LC Bank in favor of PNC pursuant to the Letter of Credit Backstop Agreement in the aggregate face amount set forth therein (the “Replacement Letter of Credit”) shall be deemed for all purposes of this Agreement and the other Transaction Documents to be a Letter of Credit issued hereunder and (iii) each Purchaser’s LC Participation Amount in respect of the Existing Letters of Credit shall instead be deemed to be an LC Participation Amount in the Replacement Letter of Credit. All amounts drawn upon Letters of Credit shall accrue Yield for each day such drawn amounts shall have not been reimbursed in the same manner that Yield accrues for Financial Institutions in accordance with Article IV.

Notwithstanding anything herein to the contrary, including any formulas or component definitions set forth therein, if in connection with any replacement of an Existing Letter of Credit, a new Letter of Credit shall be required to be issued hereunder, causing duplicates of such Existing Letter of Credit and/or the Replacement Letter of Credit, for a period of 12 Business Days, to facilitate the Issuance of such Letter of Credit and/or the corresponding adjustments to the Existing Letters of Credit and/or Replacement Letter of Credit, the LC Participation Amount for such newly issued Letter of Credit shall be deemed to be $0 (other than for purposes of calculating fees in respect of such Letters of Credit).

Section 1.7   Issuance of Letters of Credit; Participations.

(a)   Each Seller may request the LC Bank, upon two Business Days’ prior written notice submitted on or before 12:00 noon (New York time), to issue a Letter of Credit by delivering to the LC Bank (with a copy to the Agent), the LC Bank’s form of Letter of Credit Application (the “Letter of Credit Application”), substantially in the form of Exhibit IX attached hereto and a Purchase Notice, substantially in the form of Exhibit II hereto, in each case completed to the satisfaction of the LC Bank; and, such other certificates, documents and other papers and information as the LC Bank may reasonably request. Each Seller also has the right to give instructions and make agreements with respect to any Letter of Credit Application and the disposition of documents, and to agree with the LC Bank upon any amendment or extension of any Letter of Credit.

(b)   Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance, extension or renewal, as the case may be, and in no event later than twelve (12) months after the Liquidity Termination Date unless such Letter of Credit will be 105% cash collateralized as of the Liquidity Termination Date (for the avoidance of doubt, giving effect to any extensions thereof provided hereunder). The terms of each Letter of Credit may include customary “evergreen” provisions providing that such Letter of Credit’s expiry date shall automatically be extended for additional periods not to exceed twelve (12) months unless, not less than thirty (30) days (or such longer period as may be specified in such Letter of Credit) (the “Notice Date”) prior to the applicable expiry date, the LC Bank delivers written notice to the beneficiary thereof declining such extension; provided, however, that if (x) any such extension would cause the expiry date of such Letter of Credit to occur after the date that is twelve (12) months after the Liquidity Termination Date or (y) the LC Bank determines that any condition precedent (including, without limitation, those set forth in Section 1.1(c), Article VI or Schedule B) to issuing such Letter of Credit hereunder (as if such Letter of Credit were then being first issued) are not satisfied (other than any such condition requiring the Administrative Seller or the related Seller to submit a Purchase Notice or Letter of Credit Application in respect thereof), then the LC Bank, in the case of clause (x) above, may (or, at the written direction of any LC Participant, shall) or, in the case of clause (y) above, shall, use reasonable efforts in accordance with (and to the extent permitted by) the terms of such Letter of Credit to prevent the extension of such expiry date (including notifying the related Seller and the beneficiary of such Letter of Credit in writing prior to the Notice Date that such expiry date will not be so extended). Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the LC Bank or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the LC Bank, as determined by the LC Bank; provided that each Letter of Credit issued by LC Bank shall be governed and construed in accordance with the laws of the State of New York and the terms of the issuance thereof are further subject to the policies of LC Bank then in effect.

(c)   The LC Bank shall promptly notify the Agent and each LC Participant, at such Person’s address for notices hereunder, of the request by a Seller for a Letter of Credit hereunder, and shall provide the Agent and the LC Participants with the Letter of Credit Application and Purchase Notice delivered by such Seller pursuant to paragraph (a), above, by the close of business on the day received or if received on a day that is not a Business Day or on any Business Day after 12:00 noon (New York time) on such day, on the next Business Day.

(d)   Immediately upon the issuance by the LC Bank of any Letter of Credit (or any amendment to a Letter of Credit increasing the amount thereof), the LC Bank shall be deemed to have sold and transferred to each LC Participant, and each LC Participant shall be deemed irrevocably and unconditionally to have purchased and received from the LC Bank, without recourse or warranty, an undivided interest and participation, to the extent of such LC Participant’s LC Share, in such Letter of Credit, each drawing made thereunder and the obligations of the related Seller hereunder with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments or LC Shares of the LC Participants pursuant to this Agreement, it is hereby agreed that, with respect to all outstanding Letters of Credit and unreimbursed drawings thereunder, there shall be an automatic adjustment to the participations pursuant to this clause (d) to reflect the new LC Shares of the assignor and assignee LC Participant or of all LC Participants with Commitments, as the case may be. In the event that the LC Bank makes any payment under any Letter of Credit and the related Seller shall not have reimbursed such amount in full to the LC Bank pursuant to Section 1.9(b), each LC Participant shall be obligated to make Participation Advances with respect to such Letter of Credit in accordance with Section 1.9(c).

(e)   With respect to each Letter of Credit, the applicable Sellers shall pay to the LC Bank all fronting fees or similar fees as and when due and owing with respect to such Letter of Credit in accordance with the Fee Letter (the “Fronting Fees”). The applicable Sellers shall pay to the LC Bank, in addition to all other amounts due hereunder, all customary expenses incurred by the LC Bank in connection with each Letter of Credit issued by it or the maintenance thereof and its customary drawing, amendment, renewal, extension, processing, transfer and other applicable customary fees (collectively, “Other LC Fees”).

Section 1.8   Requirements for Issuance of Letters of Credit. Each Seller shall authorize and direct the LC Bank to name such Seller, a related Originator or an Affiliate thereof as the “Applicant” or “Account Party” of each Letter of Credit issued on its behalf.

Section 1.9   Disbursements, Reimbursement.

(a)   Immediately upon the issuance of each Letter of Credit, each LC Participant shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the LC Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such LC Participant’s LC Share of the face amount of such Letter of Credit and the amount of such drawing, respectively.

(b)   In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the LC Bank will promptly notify the Agent and the related Seller of such request. Provided that it shall have received such notice, the related Seller shall reimburse the LC Bank for the full amount of any such drawing (each such obligation, a “Reimbursement Obligation”) prior to (i) 3:00 p.m. (New York time) on each date that an amount is paid by the LC Bank under any Letter of Credit (each such date, a “Drawing Date”), if Seller shall have received notice of such drawing prior to 12:00 noon (New York time) on such Drawing Date or (ii) 12:00 noon (New York time) on the Business Day immediately following the Drawing Date (or the date on which Seller shall have received such notice), if Seller shall have received notice of such drawing after 12:00 noon (New York time) on the Drawing Date (or such other date). In the event the related Seller fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit as and when required in accordance with the foregoing sentence (including because the conditions precedent to a purchase deemed to have been requested by such Seller pursuant to Section 1.1(d) to reimburse the LC Bank shall not have been satisfied), the LC Bank will promptly notify each LC Participant thereof. Any notice given by the LC Bank pursuant to this Section may be oral if immediately confirmed in writing; provided that the lack of such an immediate written confirmation shall not affect the conclusiveness or binding effect of such oral notice.

(c)   Each LC Participant shall upon any notice pursuant to Section 1.9(b) above make available to the LC Bank an amount in immediately available funds equal to its LC Share of the amount of the drawing (a “Participation Advance”), whereupon the LC Participants shall each be deemed to have purchased additional Purchaser Interests in that amount. If any LC Participant so notified fails to make available to the LC Bank the amount of such LC Participant’s LC Share of such amount by no later than 2:00 p.m. (New York time) on the Drawing Date, then interest shall accrue on such LC Participant’s obligation to make such payment, from the Drawing Date to the date on which such LC Participant makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Capital on and after the fourth day following the Drawing Date. The LC Bank will promptly give notice of the occurrence of the Drawing Date, but failure of the LC Bank to give any such notice on the Drawing Date or in sufficient time to enable any LC Participant to effect such payment on such date shall not relieve such LC Participant from its obligation under this Section 1.9(c), provided that such LC Participant shall not be obligated to pay interest as provided in subclauses (i) and (ii) above until and commencing from the date of receipt of notice from the LC Bank or the Agent of a drawing. Each LC Participant’s Commitment to make Participation Advances shall continue until terminated in accordance with Section 4.6 or the last to occur of any of the following events: (A) the LC Bank ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than a Seller) have been fully reimbursed for all payments made under or relating to Letters of Credit.

Section 1.10   LC Collateral Account.

(a)   The related Sellers or Administrative Seller, as applicable, shall deposit in such LC Collateral Account:

(i)   pursuant to, but without duplication of, Sections 2.3 and 2.4 from and after the Facility Termination Date, the amount necessary to cash collateralize the LC Participation Amount with respect to all outstanding Letters of Credit until the amount of cash collateral held in the LC Collateral Account equals 100% of the LC Participation Amount plus the amount of all LC Fees and all “LC Participant Fees” (as defined in the Fee Letter) to accrue thereon through the scheduled expiration of the related Letters of Credit, in each case, as reasonably estimated by the LC Bank;

(ii)   on or before the date of the related reduction of the Purchase Limit, the amounts required to be deposited into the LC Collateral Account in connection with a termination or reduction pursuant to Section 1.1(e); and

(iii)   on or before the related Termination Date, the amounts required to be deposited into the LC Collateral Account in connection with Terminating Financial Institutions pursuant to Section 4.6.

(b)   Amounts on deposit in the LC Collateral Account shall be applied by the Agent to reimburse the LC Bank for Reimbursement Obligations for which it has not been reimbursed or, if the Amortization Date has occurred and all Letters of Credit have been terminated, shall be applied to satisfy other Aggregate Unpaids (if any) in accordance with and subject to the order of priority set forth in Section 2.4. If on any Settlement Date, the balance in the LC Collateral Account exceeds the amount required hereunder to be held therein as of such Settlement Date, then, the Agent shall release such excess to the applicable Servicers to satisfy Aggregate Unpaids (if any) in accordance with and subject to the order of priority in Section 2.4.

Section 1.11   Repayment of Participation Advances.

(a)   Upon (and only upon) receipt by the LC Bank for its account of immediately available funds from or for the account of the related Seller (i) in reimbursement of any payment made by the LC Bank under a Letter of Credit with respect to which any LC Participant has made a Participation Advance to the LC Bank, or (ii) in payment of Yield on the additional Purchaser Interests purchased or deemed to have been purchased in connection with any such draw, the LC Bank will pay to each LC Participant, ratably (based on the outstanding drawn amounts funded by each such LC Participant in respect of such Letter of Credit), in the same funds as those received by the LC Bank; it being understood, that the LC Bank shall retain a ratable amount of such funds that were not the subject of any payment in respect of such Letter of Credit by any LC Participant.

(b)   If the LC Bank is required at any time to return to any Seller, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by such Seller to the LC Bank pursuant to this Agreement in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each LC Participant shall, on demand of the LC Bank, forthwith return to the LC Bank the amount of its LC Share of any amounts so returned by the LC Bank plus interest at the Federal Funds Effective Rate, from the date the payment was first made to such LC Participant through, but not including, the date the payment is returned by such LC Participant.

Section 1.12   Documentation. Each Seller agrees to be bound by the terms of the Letter of Credit Application and by the LC Bank’s interpretations of any Letter of Credit issued for such Seller and by the LC Bank’s written regulations and customary practices relating to letters of credit, though the LC Bank’s interpretation of such regulations and practices may be different from the Seller’s own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct by the LC Bank, the LC Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Seller’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

Section 1.13   Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the LC Bank shall be responsible only to determine that the documents and certificates delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

Section 1.14   Nature of Participation and Reimbursement Obligations. Each LC Participant’s obligation in accordance with this Agreement to make Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of the Seller to reimburse the LC Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article I under all circumstances, including the following circumstances:

(a)   any set-off, counterclaim, recoupment, defense or other right which such LC Participant may have against the LC Bank, the Agent, the Purchasers, the Seller Parties or any other Person for any reason whatsoever;

(b)   the failure of the related Seller or any other Person to comply with the conditions set forth in this Agreement for the making of a Purchase, Reinvestments, requests for Letters of Credit or otherwise, it being acknowledged that such conditions are not required for the making of Participation Advances hereunder;

(c)   any lack of validity or enforceability of any Letter of Credit or any set-off, counterclaim, recoupment, defense or other right which a Seller, an Originator or any Affiliate thereof on behalf of which a Letter of Credit has been issued may have against the LC Bank, the Agent, any Purchaser or any other Person for any reason whatsoever;

(d)   any claim of breach of warranty that might be made by any Seller Party, the LC Bank or any LC Participant against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which any Seller Party, the LC Bank or any LC Participant may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the LC Bank, any LC Participant, the Agent, any Purchaser or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Seller Party or any Affiliate of any Seller Party and the beneficiary for which any Letter of Credit was procured);

(e)   the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Agent or the LC Bank has been notified thereof;

(f)   payment by the LC Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of the LC Bank;

(g)   the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(h)   any failure by the LC Bank or any of the LC Bank’s Affiliates to issue any Letter of Credit in the form requested by the related Seller, unless the LC Bank has received written notice from such Seller of such failure within three Business Days after the LC Bank shall have furnished such Seller a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice and the beneficiary of such Letter of Credit has returned the same to the LC Bank;

(i)   any Material Adverse Effect on any Seller, any Originator or any Affiliates thereof;

(j)   any breach of this Agreement or any Transaction Document by any party thereto;

(k)   the occurrence or continuance of any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Seller, any Originator or any Affiliate thereof;

(l)   the fact that an Amortization Event or a Potential Amortization Event shall have occurred and be continuing;

(m)   the fact that this Agreement or the obligations of any Seller Party hereunder shall have been terminated; and

(n)   any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Section 1.15   Indemnity. In addition to other amounts payable hereunder, each Seller Party hereby agrees to protect, indemnify, pay and save harmless the Agent, the LC Bank, each LC Participant and any of the LC Bank’s Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable attorneys’ fees) which the Agent, the LC Bank, any LC Participant or any of their respective Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, except to the extent resulting from (a) the gross negligence or willful misconduct of the party to be indemnified as determined by a final judgment of a court of competent jurisdiction or (b) the wrongful dishonor by the LC Bank of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called “Governmental Acts”), and provided that no Servicer shall have any reimbursement obligation with respect to any drawing under any Letter of Credit. This Section 1.15 shall not apply with respect to Taxes other than any Taxes that represent claims, demands, liabilities, damages, losses, costs, charges or other expenses arising from any non-Tax claim.

Section 1.16   Liability for Acts and Omissions.

(a)   As between the Seller Parties, on the one hand, and the Agent, the LC Bank, the LC Participants and the Purchasers, on the other, the Seller Parties assume all risks of the acts and omissions of, or misuse of any Letter of Credit by, the respective beneficiaries of such Letter of Credit. In furtherance and not in limitation of the respective foregoing, none of the Agent, the LC Bank, the LC Participants or the Purchasers shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the LC Bank or any LC Participant shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Seller Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Seller Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, electronic mail, cable, telegraph, telex, facsimile or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent, the LC Bank, the LC Participants and the Purchasers, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the LC Bank’s rights or powers hereunder. Nothing in the preceding sentence shall relieve the LC Bank from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Agent, the LC Bank, the LC Participants or the Purchasers or their respective Affiliates, be liable to any Seller Party or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

(b)   Without limiting the generality of the foregoing, the Agent, the LC Bank, the LC Participants and the Purchasers and each of its Affiliates (i) may rely on any written communication believed in good faith by such Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the LC Bank or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Agent, the LC Bank, the LC Participants or the Purchasers or their respective Affiliates, in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and may honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

(c)   In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the LC Bank under or in connection with any Letter of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, shall not put the LC Bank under any resulting liability to any Seller Party, any LC Participant or any other Person.

Section 1.17   Intended Tax Treatment. All parties to this Agreement covenant and agree to treat any purchase of Purchaser Interests and any drawing on a Letter of Credit under this Agreement as debt for all federal income tax purposes. All parties to this Agreement agree not to take any position on any tax return inconsistent with the foregoing.

Article II
PAYMENTS AND COLLECTIONS

Section 2.1   Payments. Notwithstanding any limitation on recourse contained in this Agreement, the Sellers shall immediately pay to the Agent or the LC Bank, as applicable, when due, for the account of the Secured Parties on a full recourse basis, (i) such fees as set forth in each Fee Letter (which fees collectively shall be sufficient to pay all fees owing to the Financial Institutions and other Funding Sources), (ii) all CP Costs, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by the Sellers and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts required pursuant to Section 2.6, (vi) all amounts payable pursuant to Article X, if any, (vii) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables, (viii) all Broken Funding Costs (any request for reimbursement of which shall be accompanied by a certificate in reasonable detail demonstrating the reasonable calculation of any such amount), (ix) all Default Fees and (x) all Reimbursement Obligations (collectively, the “Obligations”). If any Person fails to pay any of the Obligations (other than the Default Fee) when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid. Notwithstanding the foregoing, no provision of this Agreement or any Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by Applicable Law. If at any time any Seller receives any Collections or is deemed to receive any Collections, such Seller shall immediately pay such Collections or Deemed Collections to the applicable Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by such Seller for the exclusive benefit of the Purchasers and the Agent.

Section 2.2   Collections Prior to Amortization. Prior to the Amortization Date, any Collections and/or Deemed Collections received by each Servicer shall be set aside and held in trust by such Servicer for the benefit of the Secured Parties for the payment of any accrued and unpaid Aggregate Unpaids, for deposit into the LC Collateral Account or for a Reinvestment as provided in this Section 2.2. If at any time any Collections and/or Deemed Collections are received by any Servicer prior to the Amortization Date, (i) such Servicer shall deposit any amounts required to be deposited by its related Seller or Sellers to the LC Collateral Account pursuant to Section 1.10, shall set aside the Termination Percentage (hereinafter defined) of Collections and/or Deemed Collections evidenced by the Purchaser Interests of each Terminating Financial Institution and of each Company in a Terminating Financial Institution’s Purchaser Group, shall set aside Collections to be used to effect any Aggregate Reduction in accordance with Section 1.3 and shall set aside amounts necessary to pay Obligations due on the next succeeding Settlement Date and (ii) subject to Sections 8.4 and 8.5(b), each Seller hereby requests and the Purchasers (other than any Terminating Financial Institutions and, to the extent applicable, any Company in a Terminating Financial Institution’s Purchaser Group) hereby agree to make, simultaneously with such receipt, a reinvestment (each a “Reinvestment”) with that portion of the balance of each and every Collection and Deemed Collection received by any Servicer that is part of any Purchaser Interest (other than any Purchaser Interests of Terminating Financial Institutions and, to the extent applicable, of any Company in a Terminating Financial Institution’s Purchaser Group), such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt (but giving effect to any ratable reduction thereof pursuant to application of an Aggregate Reduction); provided, however, that if, after giving effect to any such Reinvestment, the Aggregate Capital plus the Adjusted LC Participation Amount would exceed the Purchase Limit then in effect, then the Servicers shall instead set aside and hold in trust for the Agent (for the benefit of the Purchasers), and shall, at the request of the Agent, segregate in a separate account approved by the Agent, a portion of such Collections and Deemed Collections that, together with the other Collections and Deemed Collections set aside pursuant to this paragraph, shall equal the amount necessary to cause the Aggregate Capital plus the Adjusted LC Participation Amount to not exceed such Purchase Limit (determined as if such Collections and Deemed Collections set aside had been applied to reduce the Aggregate Capital at such time), which amount shall be applied in accordance with Section 1.3 as an Aggregate Reduction in respect of Aggregate Capital on the following Settlement Date. Subject to Sections 8.4 and 8.5(b), on each Settlement Date prior to the occurrence of the Amortization Date, the Servicers shall remit to the Agent’s or applicable Purchaser’s account the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment or applied in respect of an Aggregate Reduction and apply such amounts (if not previously paid in accordance with Section 2.1) first, to reduce unpaid CP Costs, Yield and other Obligations and second, to reduce the Capital of all Purchaser Interests of Terminating Financial Institutions and, to the extent applicable, of each Company in a Terminating Financial Institution’s Purchaser Group, applied ratably to such Terminating Financial Institution and each such Company according to its respective Termination Percentage. If such Capital, CP Costs, Yield and other Obligations shall be reduced to zero, any additional Collections received by any Servicer (i) if applicable, shall be remitted to the Agent’s or applicable Purchaser’s account to the extent required to fund any Aggregate Reduction on such Settlement Date, (ii) shall be deposited into the LC Collateral Account until all amounts required to be deposited to the LC Collateral Account in accordance with Section 1.10 have been deposited therein, (iii) to pay any accrued and unpaid Servicing Fee, and (iv) any balance remaining thereafter shall be retained by such Servicer for application in accordance with the Receivables Sale Agreements on such Settlement Date. Such Servicer shall use its reasonable best efforts to remit all such amounts to the Agent’s or applicable Purchaser’s account no later than 1:00 p.m. (New York time) on such Settlement Date. Any such amounts not received by Agent or the applicable Purchaser by 2:00 pm (New York time) shall be deemed to be received on the next succeeding Business Day. The Terminating Financial Institution and the Company in such Terminating Financial Institution’s Purchaser Group shall be collectively allocated a ratable portion of Collections from its Termination Date until, with respect to a Terminating Financial Institution, such Terminating Financial Institution’s Capital, if any, shall be paid in full and, with respect to a related Company (i) if any Related Financial Institution with respect to such Company continues to exist, the Capital of such Company is equal to the Company Purchase Limit (as reduced pursuant to Section 4.6(a)) of such Company or (ii) if there are no Related Financial Institutions with respect to such Company, the Capital of such Company shall be paid in full. The applicable ratable portion shall be calculated, with respect to any Terminating Financial Institution or applicable Company, on the Termination Date of each Terminating Financial Institution or applicable Company as a percentage equal to (i) the Capital of such Terminating Financial Institution or applicable Company outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the “Termination Percentage”). Each Terminating Financial Institution’s and applicable Company’s Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution’s and each applicable Company’s Capital shall be reduced ratably with all Financial Institutions and Companies in accordance with Section 2.3.

Section 2.3   Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicers shall set aside and hold in trust, for the Secured Parties and the Servicers, all Collections and/or Deemed Collections received on such day and an additional amount for the payment of any accrued and unpaid Aggregate Unpaids owed by the Sellers and not previously paid by the Sellers in accordance with Section 2.1. On and after the Amortization Date, the Servicers shall, at any time upon the request from time to time by (or pursuant to standing instructions delivered thereafter from) the Agent (i) remit to the Agent’s, the applicable Servicer’s or applicable Purchaser’s account the amounts set aside pursuant to the preceding sentence, (ii) apply such amounts to reduce the Capital associated with each such Purchaser Interest and any other Aggregate Unpaids and to pay any accrued and unpaid Servicing Fee and (iii) deposit any amounts required to be deposited by its related Seller or Sellers to the LC Collateral Account pursuant to Section 1.10. After all amounts are paid in accordance with this Section 2.3 and the

Final Payout Date has occurred, any remaining Collections and/or Deemed Collections shall be retained by the Servicers and applied in accordance with the Receivables Sale Agreements.

Section 2.4   Application of Collections. If there shall be insufficient Collections on deposit for the Servicers to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), the Servicers shall distribute such Collections to the applicable payee:

first, to the payment of each Servicer’s reasonable actual out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, provided no Seller nor any of its Affiliates is then acting as a Servicer, second, to the reimbursement of the Agent’s and the Purchasers’ costs of collection and enforcement of this Agreement,

third, ratably to the payment of all accrued and unpaid fees under the Fee Letter, CP Costs and Yield,

fourth, (to the extent applicable) to the ratable reduction of the Aggregate Capital,

fifth, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when any Seller or any of its Affiliates is acting as a Servicer, such costs and expenses will not be paid until clause seventh hereof, sixth, to the LC Collateral Account any amounts required to be deposited therein pursuant to Section 1.10,

seventh, to pay all Servicer costs and expenses, including the Servicing Fee, to the extent not paid under clause first or fifth hereof, and eighth, after the Aggregate Unpaids have been indefeasibly reduced to zero and the Final Payout Date has occurred, any excess funds shall be retained by the Servicers for application in accordance with the Receivables Sale Agreements.

Collections applied to the payment of Aggregate Unpaids pursuant to this Section 2.4 shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in this Section 2.4 above, shall be shared ratably (within each priority) among the Agent, the LC Bank and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

Section 2.5   Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Each Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding.

Section 2.6   Maximum Purchaser Interests. Each Seller shall ensure that the Purchaser Interests of the Purchasers shall at no time exceed in the aggregate a percentage equal to (x) 100%, multiplied by (y) the LC Adjustment Percentage (the “Maximum Purchaser Interest Percentage”). If the aggregate of the Purchaser Interests of the Purchasers exceeds the Maximum Purchaser Interest Percentage, the Sellers shall pay to the Purchasers (ratably based on the ratio of each Purchaser’s Capital at such time to the Aggregate Capital at such time) within one (1) Business Day an amount to be applied to reduce the

Aggregate Capital, such that after giving effect to such payment the aggregate of the Purchaser Interests equals or is less than the Maximum Purchaser Interest Percentage; provided that no amount will be required to be applied pursuant to this Section 2.6 to reduce the Aggregate Capital if (i) as of the date on which such instance of excess exists, cash available to pay such excess is on deposit (in an amount not less than such excess) in a Collection Account that is subject to the dominion and control of the Agent in accordance with Sections 8.4 and 8.5(b), and (ii) in such instance, such excess exists for no more than two (2) consecutive Business Days prior to the making of any applicable payment (including by application of amounts in the Collection Accounts).

Section 2.7   Clean Up Call. In addition to the Sellers’ rights pursuant to Section 1.3, the Sellers shall have the right, upon two Business Days’ prior written notice to the Agent and the Purchasers, at any time following the reduction of the Aggregate Capital to a level that is less than 20.0% of the Purchase Limit hereunder, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids (including any Broken Funding Costs arising as a result of such repurchase) through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent.

Article III
COMPANY FUNDING

Section 3.1   CP Costs. The Sellers shall pay CP Costs with respect to the Capital associated with each Purchaser Interest of the Companies for each day that any Capital in respect of any such Purchaser Interest is outstanding. Each Purchaser Interest of any Pool Company funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by the applicable Pool Company and funded substantially with Pooled Commercial Paper. Each Purchaser Interest of any Pool Company not funded substantially with Pooled Commercial Paper shall accrue CP Costs for each day during its CP (Tranche) Accrual Period at the rate determined in accordance with the definition of “Company Costs” set forth in Exhibit I.

Section 3.2   CP Costs Payments. On the applicable Settlement Date for each Purchaser Interest of the Companies, the Sellers shall pay to the applicable Company an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of such Company with CP (Pool) Accrual Periods or CP (Tranche) Accrual Periods which end on such Settlement Date.

Section 3.3   Calculation of Pool Company Costs. On the third Business Day immediately preceding each Settlement Date, each Pool Company shall calculate the aggregate amount of its Company Costs with respect to all Purchaser Interests funded substantially with Pooled Commercial Paper for the applicable CP (Pool) Accrual Period or CP (Tranche) Accrual Period and shall notify the Administrative Seller of such aggregate amount of such Company Costs due and payable on such Settlement Date.

Section 3.4   Selection and Calculation of CP (Tranche) Accrual Periods.

(a)   In the case of Purchaser Interests of each Pool Company, the Administrative Seller may (and following the occurrence and during the continuance of a Potential Amortization Event or an Amortization Event but prior to the Amortization Date, shall with consultation from, and approval by, each Pool Company), from time to time request CP (Tranche) Accrual Periods for the Purchaser Interests of each Pool Company other than those funded substantially with Pooled Commercial Paper, provided, that (i) the consent of the Agent and each Purchaser shall be required, (ii) the Administrative Seller must elect CP (Tranche) Accrual Periods for all Purchaser Interests of each Pool Company, such that after giving effect to such election, no Purchaser Interest of any Pool Company is funded with Pooled Commercial Paper and (iii) the Administrative Seller may only make such election once hereunder.

(b)   The Administrative Seller or the applicable Company, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a CP (Tranche) Accrual Period (the “Terminating CP Tranche”) for any Purchaser Interest, may, effective on the last day of the Terminating CP Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating CP Tranche ending on the same day as such Terminating CP Tranche or (iii) combine any such Purchaser Interest with a new Purchaser Interest (other than a Purchaser Interest funded substantially with Pooled Commercial Paper) to be purchased on the day such Terminating CP Tranche ends, provided, that in no event may a Purchaser Interest of any Purchasers be combined with a Purchaser Interest of any other Purchaser.

(c)   The Administrative Seller shall, at least three (3) Business Days prior to the expiration of any Terminating CP Tranche occurring prior to the Amortization Date, give the applicable Company (or its agent) irrevocable notice of the new CP (Tranche) Accrual Period associated with such Terminating CP Tranche and the amount of Capital to be allocated to such new CP (Tranche) Accrual Period. The Administrative Seller shall use its reasonable best efforts to give such notice such that the applicable Company (or its agent) receives it no later than 1:00 p.m. (New York time) on the day such request is being made. Any such request not received by the applicable Company by 2:00 p.m. (New York time) shall be deemed to be received on the next succeeding Business Day.

Article IV
FINANCIAL INSTITUTION FUNDING

Section 4.1   Financial Institution Funding. Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Alternate Base Rate in accordance with the terms and conditions hereof. Until the Administrative Seller gives notice to the Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Alternate Base Rate. If any Purchaser Interest of any Company is assigned or transferred to, or funded by, any Funding Source of such Company pursuant to any Funding Agreement or to or by any other Person, each such Purchaser Interest so assigned, transferred or funded shall each be deemed to have a new Tranche Period commencing on the date of any such transfer or funding and shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Alternate Base Rate in accordance with the terms and conditions hereof as if each such Purchaser Interest was held by a Financial Institution, and with respect to each such Purchaser Interest, the transferee thereof or lender with respect thereto shall be deemed to be a Financial Institution in the transferring Company’s Purchaser Group for purposes hereof; provided that until the Administrative Seller gives notice to the Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest so transferred shall be the Alternate Base Rate.

Section 4.2   Yield Payments. On the Settlement Date for each Purchaser Interest of the Financial Institutions, the Sellers shall pay to the applicable Financial Institution an aggregate amount equal to the accrued and unpaid Yield in respect of the Capital associated with all Purchaser Interests of such Financial Institution for the entire Tranche Period of each such Purchaser Interest.

Section 4.3   Selection and Continuation of Tranche Periods.

(a)   In the case of Purchaser Interests of any Financial Institution in a Purchaser Group, the Administrative Seller shall, with consultation from, and approval by, the applicable Financial Institution (such approval not to be unreasonably withheld), from time to time prior to the Amortization Date request Tranche Periods for the Purchaser Interests of such Financial Institution. Notwithstanding the foregoing provisions of this Section 4.3(a), if at any time any Financial Institution shall have a Purchaser Interest, the Administrative Seller shall always request Tranche Periods such that at least one Tranche Period shall end on the date specified in clause (A) of the definition of Settlement Date.

(b)   Except as otherwise set forth in Section 4.3(a), the Administrative Seller or the applicable Financial Institution, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (the “Terminating Tranche”) for any Purchaser Interest, may, effective on the last day of the Terminating Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with a new Purchaser Interest to be purchased on the day such Terminating Tranche ends, provided, that in no event may a Purchaser Interest of any Purchasers be combined with a Purchaser Interest of any other Purchaser.

Section 4.4   Financial Institution Discount Rates. The Administrative Seller may select the LIBO Rate or the Alternate Base Rate for each Purchaser Interest of the Financial Institutions. The Administrative Seller shall: (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Alternate Base Rate is being requested as a new Discount Rate, give the applicable Financial Institution irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche. (If the Administrative Seller fails to request a new Discount Rate with respect to a Terminating Tranche pursuant to the preceding sentence, then the Discount Rate for the Purchaser Interest associated with such Terminating Tranche shall be the Alternate Base Rate.) The Administrative Seller shall use its reasonable best efforts to give such notice such that the applicable Financial Institution receives it no later than 1:00 p.m. (New York time) on the day such request is being made. Any such request not received by the applicable Financial Institution by 2:00 pm (New York time) shall be deemed to be received on the next succeeding Business Day. Until the Administrative Seller gives notice to the applicable Financial Institution of another Discount Rate, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof (or transferred to, or funded by, any Funding Source pursuant to any Funding Agreement or to or by any other Person) shall be the Alternate Base Rate.

Section 4.5   Suspension of the LIBO Rate; LIBO Successor Rate.

(a)   If any Financial Institution notifies the Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions in such Financial Institution’s Purchaser Group at the LIBO Rate would violate any applicable law, rule, regulation or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at the LIBO Rate are not available or (ii) the LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at the LIBO Rate, then the Agent shall suspend the availability of the LIBO Rate for the Financial Institutions in such Financial Institution’s Purchaser Group and require Seller to select the Alternate Base Rate for any Purchaser Interest funded by the Financial Institutions in such Financial Institution’s Purchaser Group accruing Yield at the LIBO Rate.

(b)   If less than all of the Financial Institutions in such Financial Institution’s Purchaser Group give a notice to the Agent pursuant to Section 4.5(a), each Financial Institution which gave such a notice shall be obliged, at the request of the Administrative Seller, the Company in such Financial Institution’s Purchaser Group or the Agent, to assign all of its rights and obligations hereunder to (i) another Financial Institution in such Financial Institution’s Purchaser Group or (ii) another funding entity nominated by the Administrative Seller or the Agent, in either case that is acceptable to the Company in such Financial Institution’s Purchaser Group and willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Financial Institution; provided that (i) the notifying Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Financial Institution’s Pro Rata Share of the Capital and Yield owing to all of the Financial Institutions in such Financial Institution’s Purchaser Group and all other accrued but unpaid Aggregate Unpaids owing to such notifying Financial Institution, and (ii) the replacement Financial Institution otherwise satisfies the requirements of Section 12.1(b).

(c)   Notwithstanding anything to the contrary in this Agreement or any other Transaction Document:

(i)   if the Agent reasonably determines (which determination shall be conclusive absent manifest error), or the Sellers or Required Purchasers notify the Agent (with, in the case of the Required Purchasers, a copy to the Sellers) that the Sellers or Required Purchasers (as applicable) have determined, that:

(A)   adequate and reasonable means do not exist for ascertaining the LIBO Rate for any requested Tranche Period, including, without limitation, because LIBO is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(B)   the administrator of LIBO or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which LIBO shall no longer be made available, or used for determining the interest rate applicable to loans (such specific date, the “Scheduled Unavailability Date”); or

(ii)   if the Agent and the Sellers determine that syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBO, then, reasonably promptly after such determination by the Agent or receipt by the Agent of such notice, as applicable, the Agent and the Sellers may amend this Agreement to replace LIBO with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then prevailing market convention for determining interest rates for loans for similar Dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBO Successor Rate”), together with any proposed LIBO Successor Rate Conforming Changes and notwithstanding anything in Section 14.1 to the contrary, any such amendment (which shall be in form and substance reasonably satisfactory to the Sellers) shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Agent shall have posted such proposed amendment to all Purchasers and the Sellers unless, prior to such time, Purchasers comprising the Required Purchasers have delivered to the Agent written notice that such Required Purchasers do not accept such amendment. If no LIBO Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Agent will promptly so notify the Sellers and each Purchaser. Thereafter, (x) the obligation of the Purchasers to make or maintain a Purchaser Interest at the LIBO Rate shall be suspended (to the extent of the affected Purchaser Interests or Tranche Periods), and (y) the LIBO Rate component shall no longer be utilized in determining the Alternate Base Rate. Upon receipt of such notice, Sellers may revoke any pending request for any Purchaser Interest accruing Yield at the LIBO Rate (to the extent of the affected Purchaser Interests or Tranche Periods) or, failing that, will be deemed to have converted such request into a request for a for a Purchaser Interest accruing Yield at the Alternate Base Rate (subject to the foregoing clause (y)). Notwithstanding anything else herein, any definition of LIBO Successor Rate shall provide that in no event shall such LIBO Successor Rate be less than zero for purposes of this Agreement.

Section 4.6   Term-out Period Accounts.

(a)   The Administrative Seller may request one or more 364-day extensions of the Liquidity Termination Date then in effect by giving written notice of such request to the Agent (each such notice an “Extension Notice”) at least 90 days prior to the Liquidity Termination Date then in effect. After the Agent’s receipt of any Extension Notice, the Agent shall promptly advise each Financial Institution of such Extension Notice. Each Financial Institution may, in its sole discretion, by a written irrevocable notice (a “Consent Notice”) given to the Agent on or prior to the 30th day prior to the Liquidity Termination Date then in effect (such period from the date of the Extension Notice to such 30th day being referred to herein as the “Consent Period”), consent to such extension of such Liquidity Termination Date; provided, however, that such extension shall not be effective with respect to a Financial Institution if such Financial Institution: (i) notifies the Agent during the Consent Period that such Financial Institution does not wish to consent to such extension or (ii) fails to respond to the Agent within the Consent Period (each Financial Institution that does not wish to consent to such extension or fails to respond to the Agent within the Consent Period is herein referred to as a “Nonrenewing Financial Institution”). If at the end of the Consent Period, there is no Nonrenewing Financial Institution then, the Liquidity Termination Date shall be irrevocably extended until the date that is 364 days after the Liquidity Termination Date then in effect. If at the end of the Consent Period there is a Nonrenewing Financial Institution, then unless such Nonrenewing Financial Institution assigns its rights and obligations hereunder pursuant to Section 4.6(b) (each such Nonrenewing Financial Institution whose rights and obligations under this Agreement and the other applicable Transaction Documents are not so assigned is herein referred to as a “Terminating Financial Institution”), the then existing Liquidity Termination Date shall be extended for an additional 364 days with respect to all Financial Institutions other than the Terminating Financial Institution; provided, however, that (i) the Purchase Limit shall be reduced on the Termination Date applicable to each Terminating Financial Institution by an aggregate amount equal to the Terminating Commitment Availability of each Terminating Financial Institution and shall thereafter continue to be reduced by amounts equal to any reduction in the Capital of any Terminating Financial Institution (after application of Collections pursuant to Sections 2.2 and 2.3), (ii) the Company Purchase Limit of each Company shall be reduced by the aggregate amount of the Terminating Commitment Amount of each Terminating Financial Institution in such Company’s Purchaser Group, (iii) the Commitment of each Terminating Financial Institution shall be reduced to zero on the Termination Date applicable to such Terminating Financial Institution and (iv) no such extension shall be effective unless, on or before the related Termination Date for any LC Participant, the Seller Parties shall deposit into the LC Collateral Account an amount equal to such LC Participant’s LC Share of the LC Participation Amount. Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2 and 2.3) and payment of all Aggregate Unpaids owed to such Terminating Financial Institution, all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a “Financial Institution”; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Terminating Financial Institution prior to its termination as a Financial Institution. Notwithstanding the foregoing, any Terminating Financial Institution that was an LC Participant shall (A) remain obligated to make Participation Advances in respect of any Letters of Credit that were outstanding as of immediately before its Termination Date (other than any such Letters of Credit that have expired or have subsequently been terminated, increased or extended), until the date on which its LC Share of the LC Participation Amount has been deposited into the LC Collateral Account in accordance with this Section 4.6(a), up to an amount not to exceed, in the aggregate, (x) its LC Share of the LC Participation Amount as of its Termination Date minus (y) any amounts deposited into the LC Collateral Account in respect of such Terminating Financial Institution in accordance with Section 1.10(a)(iii), and (B) remain entitled to all rights inuring to its benefit with respect to such Participation Advances (including without limitation all rights to indemnification, reimbursement and Yield with respect to such Participation Advances).

(b)   Upon receipt of notice from the Agent pursuant to Section 4.6(a) of any Nonrenewing Financial Institution, one or more of the Financial Institutions (including any Nonrenewing Financial Institution) may proffer to the Agent and the Company in such Nonrenewing Financial Institution’s Purchaser Group the names of one or more institutions meeting the criteria set forth in Section 12.1(b)(i) that are willing to accept assignments of and assume the rights and obligations under this Agreement and the other applicable Transaction Documents of the Nonrenewing Financial Institution. Provided the proffered name(s) are acceptable to the Agent and the Company in such Nonrenewing Financial Institution’s Purchaser Group, the Agent shall notify the remaining Financial Institutions of such fact, and the then existing Liquidity Termination Date shall be extended for an additional 364 days upon satisfaction of the conditions for an assignment in accordance with Section 12.1, and the Commitment of such Nonrenewing Financial Institution shall be reduced to zero.

(c)   Any requested extension may be approved or disapproved by a Financial Institution in its sole discretion. In the event that the Commitments are not extended in accordance with the provisions of this Section 4.6, the Commitment of each Financial Institution shall be reduced to zero on the Liquidity Termination Date. Upon reduction to zero of the Commitment of a Financial Institution and upon reduction to zero of the Capital of all of the Purchaser Interests of such Financial Institution all rights and obligations of such Financial Institution hereunder shall be terminated and such Financial Institution shall no longer be a “Financial Institution”; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Financial Institution prior to its termination as a Financial Institution. Notwithstanding the foregoing, each Financial Institution that was an LC Participant shall (A) remain obligated to make Participation Advances in respect of any Letters of Credit that were outstanding as of immediately before the Liquidity Termination Date (other than any such Letters of Credit that have expired or have subsequently been terminated, increased or extended), until there has been deposited into the LC Collateral Account in accordance with Section 1.10(a)(i), an amount equal to (x) the LC Participation Amount minus (y) any amounts held in the LC Collateral Account, and (B) remain entitled to all rights inuring to its benefit with respect to such Participation Advances (including without limitation all rights to indemnification, reimbursement and Yield with respect to such Participation Advances).

Article V
REPRESENTATIONS AND WARRANTIES

Section 5.1   Representations and Warranties of the Seller Parties. Each Seller Party hereby represents and warrants to the Agent, the LC Bank and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase, the date of issuance of each Letter of Credit and the date of each Reinvestment that:

(a)   Corporate Existence and Power. Such Seller Party is a corporation, limited liability company or limited partnership duly organized and validly existing in good standing under the laws of its state of organization. Each such Seller Party is duly qualified to do business and is in good standing as a foreign corporation or entity, and, subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter (and in each case, subject to the terms thereof) has and holds all corporate or other power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except to the extent that the failure to so qualify or hold could not reasonably be expected to have a Material Adverse Effect.

(b)   Power and Authority; Due Authorization, Execution and Delivery. Subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter (and in each case, subject to the terms thereof), the execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of each Seller, such Seller’s use of the proceeds of Purchases made hereunder, are within its corporate or other powers and authority, and have been duly authorized by all necessary corporate or other action on its part. Subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter (and in each case, subject to the terms thereof), this Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

(c)   No Conflict. Subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter (and in each case, subject to the terms thereof), the execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws (or equivalent organizational documents) or any shareholder agreements, voting trusts or similar arrangements applicable to any of its authorized shares or other equity interests, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder). No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d)   Authorization. Subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter (and in each case, subject to the terms thereof), other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body and no third-party approval is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e)   Actions or Suits. Except the Chapter 11 Cases, there are no actions, suits, litigation, investigation, claim, arbitration or other proceedings pending, or to the best of such Seller Party’s knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect and that do not remain stayed by the pendency of the Chapter 11 Cases. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.

(f)   Binding Effect. Subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter (and in each case, subject to the terms thereof), this Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)   Accuracy of Information. All information furnished since February 22, 2019 by or on behalf of such Seller Party or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by or on behalf of such Seller Party or any of its Affiliates to the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances made or presented.

(h)   Use of Proceeds. No proceeds of any purchase payment to such Seller or any issuance of any Letter of Credit hereunder will be used (i) for a purpose that violates, or would be inconsistent with (x) Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (y) any Applicable Law, or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i)   Good Title. Immediately prior to each Purchase hereunder, each Seller (i) shall be the legal and beneficial owner of the Receivables to be sold by such Seller hereunder, and (ii) shall be the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect each Seller’s ownership interest in each Receivable, its Collections and the Related Security.

(j)   Perfection. Subject, in the case of the Servicers, to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter, this Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each Purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent for the benefit of such Purchaser or Purchasers shall acquire from each Seller) (i) legal and equitable title to, with the right to sell and encumber each Receivable existing or hereafter arising, together with the Collections with respect thereto, and (ii) all of such Seller Party’s right, title and interest in the Related Security associated with each Receivable, in each case, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions under Applicable Law and/or (solely with respect to Related Security) obtained orders of the Bankruptcy Court to perfect the Agent’s (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections.

(k)   Jurisdiction of Organization; Places of Business, etc. Exhibit III correctly sets forth such Seller Party’s legal name and jurisdiction of organization. Such Seller Party’s principal places of business and chief executive office and the offices where such Seller Party keeps all of its Records are located at the address(es) listed on Exhibit III, or such other locations of which the Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Such Seller Party has not within the period of six months prior to the date hereof, (i) changed its location (as defined in Section 9-307 of the UCC), except as set forth on Exhibit III or (ii) changed its legal name (except as set forth on Exhibit III), corporate structure or become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC) with respect to a currently effective security agreement previously entered into by any other Person. Each Seller is a Delaware limited partnership and is a “registered organization” (within the meaning of Section 9-102 of the UCC as in effect in the State of Delaware).

(l)   Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of each Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. No Seller has granted any Person, other than the Agent as contemplated by this Agreement, dominion and control or “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lock-Box or Collection Account, or the right to take dominion and control or “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

(m)   Material Adverse Effect. (i) Each Servicer represents and warrants that, since the Filing Date, no event other than the Chapter 11 Cases has occurred that would have a material adverse effect on the financial condition or operations of such Servicer and its Subsidiaries taken as a whole ((i) other than (x) the filing of the Chapter 11 Cases, (y) those events, conditions and circumstances related and/or leading up to and customarily resulting from the commencement of the Chapter 11 Cases (including defaults under agreements that have no effect under the terms of the Bankruptcy Code as a result of the commencement of the Chapter 11 Cases) and (z) any reduction in payment terms by suppliers and vendors relating to or resulting from the commencement of the Chapter 11 Cases and (ii) taking into account the effect of the automatic stay under the Bankruptcy Code), or the ability of such Servicer to perform its obligations under this Agreement, and (ii) Dairy Group represents and warrants that since the Filing Date, and Dairy Group II represents and warrants that since the Filing Date, and each of Dean Dairy Holdings and Suiza Dairy represents and warrants that since the Filing Date, and each other Seller that becomes party to this Agreement after the Filing Date represents and warrants that since the quarter end preceding the date it became party to this Agreement, no event other than the Chapter 11 Cases has occurred that would have a material adverse effect on (A) the financial condition or operations of such Seller ((i) other than (x) the filing of the Chapter 11 Cases, (y) those events, conditions and circumstances related and/or leading up to and customarily resulting from the commencement of the Chapter 11 Cases (including defaults under agreements that have no effect under the terms of the Bankruptcy Code as a result of the commencement of the Chapter 11 Cases) and (z) any reduction in payment terms by suppliers and vendors relating to or resulting from the commencement of the Chapter 11 Cases and (ii) taking into account the effect of the automatic stay under the Bankruptcy Code), (B) the ability of such Seller to perform its obligations under the Transaction Documents or (C) the collectability of the Receivables generally or of any material portion of the Receivables.

(n)   Names. In the past five (5) years, no Seller has used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and, in the case of Dairy Group, other than Suiza Receivables, L.P.

(o)   Ownership of Sellers. (i)  Suiza Dairy Group, LLC and Provider own, directly or indirectly, 100% of the limited partnership interests and 99.9% of the partnership interests of Dairy Group, free and clear of any Adverse Claim (except any Adverse Claim in favor of the Collateral Agent in accordance with the Dean Credit Agreement). Dairy Group Receivables GP, LLC (f/k/a Suiza Receivables GP, LLC) is the general partner of Dairy Group and owns, directly or indirectly, 100% of the general partnership interests and 0.1% of the partnership interests of Dairy Group, free and clear of any Adverse Claim (except any Adverse Claim in favor of the Collateral Agent in accordance with the Dean Credit Agreement). There are no options or other rights to acquire any partnership interest of Dairy Group. 100% of the membership interests of Dairy Group Receivables GP, LLC are owned, directly or indirectly by Provider.

(ii)   Dean Dairy Holdings, LLC and Provider own, directly or indirectly, 100% of the limited partnership interests and 99.9% of the partnership interests of Dairy Group II, free and clear of any Adverse Claim (except any Adverse Claim in favor of the Collateral Agent in accordance with the Dean Credit Agreement). Dairy Group Receivables GP II, LLC is the general partner of Dairy Group II and owns, directly or indirectly, 100% of the general partnership interests and 0.1% of the partnership interests of Dairy Group II, free and clear of any Adverse Claim (except any Adverse Claim in favor of the Collateral Agent in accordance with the Dean Credit Agreement). There are no options or other rights to acquire any partnership interest of Dairy Group II. 100% of the membership interests of Dairy Group Receivables GP II, LLC are owned, directly or indirectly by Provider.

(p)   Not an Investment Company or Covered Fund. Such Seller Party is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute. Such Seller Party is not a “covered fund” under the Volker Rule and in determining that such Seller Party is not a covered fund, such Seller Party, among other things, does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or Section 3(c)(7) of the Investment Company Act of 1940, as amended.

(q)   Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with any Writing or Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Writing or Contract is in violation of any such law, rule or regulation.

(r)   Compliance with Credit and Collection Policies. Such Seller Party has complied in all material respects with its Credit and Collection Policy with regard to each Receivable and any related Writing or Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which the Agent has been notified in accordance with Section 7.1(a)(vii).

(s)   Payments to Originators. With respect to each Receivable transferred to the applicable Seller by each Originator under the Receivables Sale Agreement to which such Seller is a party, the Purchase Price (as defined in such Receivables Sale Agreement) received by such Originator constitutes reasonably equivalent value in consideration therefor and such transfer of Receivables was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under any Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(t)   Enforceability of Contracts. Each Contract, if any, with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u)   Eligible Receivables. Each Receivable included at any time in the Net Receivables Balance as an Eligible Receivable was, on the date of its purchase under the applicable Receivables Sale Agreement, an Eligible Receivable on such purchase date.

(v)   Net Receivables Balance. Each Seller has determined that, immediately after giving effect to each Purchase hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves, plus (iii) the Adjusted LC Participation Amount.

(w)   Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and each Receivables Sale Agreement does not jeopardize the true sale analysis.

(x)   Sanctions and Anti-Corruption Laws.

(i)   Such Seller Party and its Subsidiaries have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance by such Seller Party, the Subsidiaries and their respective directors, officers and employees (in each case solely to the extent of their course of employment) with the United States Foreign Corrupt Practices Act of 1977 and other similar anti-bribery, anti-corruption and anti-money laundering legislation, rules or regulations, including those of any other jurisdictions applicable to such Seller Party or any of its Subsidiaries (collectively, “Anti-Corruption Laws”). Each Seller Party, its Subsidiaries and, to the knowledge of such Seller Party and its Subsidiaries, their respective directors, officers and employees (in each case solely to the extent of their course of employment by such Seller Party and its Subsidiaries), are in compliance with all applicable Sanctions and Anti-Corruption Laws in all material respects.

(ii)   Neither the Seller Party nor any of its Subsidiaries, nor, to such Seller Party’s and its Subsidiaries’ knowledge, any director, officer or employee thereof, is an individual or entity that is, or is owned or controlled by any Persons that are, the subject or target of any Sanctions, or located, organized or resident in a Designated Jurisdiction.

(iii)   No Seller Party will, nor, to such Seller Party’s knowledge, will any of its Subsidiaries or any Person acting on behalf of or at the direction of such Seller Party, use the Purchases or Letters of Credits, or use the proceeds from any Purchase or Letter of Credit, to lend, contribute, provide or otherwise make available to fund any activity or business of any Person who is the target of any Sanctions, or in any other manner that will result in any material violation by any Purchaser, any LC Participant, the LC Bank, or the Agent.

(y)   Effectiveness of Orders. The Interim Order at any time prior to the entry of the Final Order and, to the extent then entered, the Final Order, is in full force and effect and has not been vacated or reversed, is not subject to a stay, and has not been modified or amended (other than any amendment or modification approved in writing by the Agent and the LC Bank in their sole discretion).

(z)   Compliance with Orders. Such Seller Party is in compliance in all material respects with the Interim Order at any time prior the entry of the Final Order and, to the extent then entered, the Final Order.

(aa)   Taxes. Such Seller Party has filed, in accordance with the Bankruptcy Code and subject to any required approvals of the Bankruptcy Court, all material tax returns required to be filed by it (taking into account any applicable extensions) and has paid all Taxes shown to be due thereon except such as are being contested in good faith by appropriate proceedings.

(bb)   Full Disclosure. The information, reports, financial statements, exhibits and schedules furnished from time to time in writing by (or on behalf of) such Seller Party to the Agent, LC Bank or any Purchaser in connection with the Transaction Documents or included therein or delivered pursuant thereto when taken as a whole do not and will not contain any untrue statement of material fact or, taken as a whole, omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading on the date as of which such information is stated or certified, it being understood for purposes of this paragraph that any projections as to future events are not to be viewed as statements of fact.

(cc)   Compliance. Such Seller Party is in compliance with its certificate or articles of incorporation or by-laws (or equivalent organizational documents) and all Applicable Laws, Governmental Approvals and contractual obligations applicable to it.

(dd)   ERISA. Neither any Seller Party nor any ERISA Affiliate maintains, contributes to, has an obligation to contribute to, or has any liability with respect to, any Benefit Plan.

Section 5.2   Representations and Warranties of the Financial Institutions. The LC Bank and each Financial Institution hereby represents and warrants to the Agent and the Company in such Financial Institution’s Purchaser Group that:

(a)   Existence and Power. It is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

(b)   No Conflict. Its execution and delivery of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets, except, in any case, where such contravention or violation could not reasonably be expected to have a material adverse effect on (i) its financial condition or operations, (ii) its ability to perform its obligations under this Agreement or (iii) the legality, validity or enforceability of this Agreement. This Agreement has been duly authorized, executed and delivered by it.

(c)   Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for its due execution and delivery of this Agreement and the performance of its obligations hereunder, except that has already been received.

(d)   Binding Effect. Subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter (and in each case, subject to the terms thereof) this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

Section 5.3   Reaffirmation of Representations and Warranties. On the date of each Purchase hereunder, and on the date each Interim Report is delivered to the Agent or any Purchaser hereunder, each Seller and each Servicer (other than any Servicer the assets of which were sold pursuant to a Specified Asset Purchase Agreement as defined under the Fourth Amendment), by accepting the proceeds of such Purchase and/or the provision of such Interim Report, shall each be deemed to have certified that all representations and warranties of the Seller and the Servicers, as applicable, described in Section 5.1 above, as from time to time amended in accordance with the terms hereof, are correct on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such date), and (ii) no event has occurred and is continuing, or would result from any such Purchase, which constitutes an Amortization Event or a Potential Amortization Event.

Article VI
CONDITIONS OF PURCHASES

Section 6.1   Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the conditions precedent that, unless otherwise waived by the Agent in its sole discretion, (a) the Agent shall (x) be reasonably satisfied that the Agent and each of the other Secured Parties will have protections provided for in the Interim Order and, to the extent then entered, the Final Order, including the protections of Section 364(e) of the Bankruptcy Code with respect to any priority or lien granted or debt incurred pursuant to said Interim Order or Final Order and (y) have received on or before the date hereof each of the following, each in form and substance (including the date thereof) reasonably satisfactory to the Agent:

(i)   those documents listed on Schedule B;

(ii)   a copy of the Interim Order entered by the Bankruptcy Court that is in full force and effect and has not been vacated or reversed, is not subject to a stay, and has not been modified or amended (except for modifications or amendments approved in writing by the Agent, in each case, acting in its reasonable discretion);

(iii)   evidence that all “first day orders” and all related pleadings intended to be entered on or prior to the entry of the Interim Order (including “a cash management order”) shall have been entered by the Bankruptcy Court and shall be reasonably satisfactory in form and substance to the Agent in all respects, and shall not have been (i) stayed, vacated, reversed or rescinded or (ii) without the prior written consent of the Agent, revised, amended or modified (not to be unreasonably withheld); and

(iv)   a copy of the DIP Order (as defined in the Financing Orders) entered by the Bankruptcy Court that is in full force and effect and has not been vacated or reversed, is not subject to a stay, and has not been modified or amended (except for modifications or amendments approved in writing by the Agent, in each case, acting in its reasonable discretion) and evidence that the effectiveness of the DIP Facility (as defined in the Financing Orders) shall occur substantially simultaneously with the effectiveness hereof; and

(b)   the Agent, the LC Bank and the Purchasers shall have received all fees and expenses required to be paid on or prior to the date hereof, including pursuant to the terms of this Agreement and the Fee Letter; and

(c)   the Agent shall receive evidence that PNC has released its claims against the Sellers for all reimbursement and other obligations in respect of the Existing Letters of Credit (which evidence may be in the form of the Letter of Credit Backstop Agreement, if so provided therein).

Section 6.2   Conditions Precedent to All Purchases, Issuances of Letters of Credit and Reinvestments. Each Purchase of a Purchaser Interest, issuance of a Letter of Credit (other than any Letters of Credit issued or deemed issued under the Existing Agreement) and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such Purchase, issuance or Reinvestment: (i) the Servicers shall have delivered to the Agent on or prior to the date of such Purchase, in form and substance satisfactory to the Agent, all Periodic Reports, including, without limitation, the most recent Periodic Report as and when due under Section 8.5, and (ii) upon the Agent’s request, the Servicers shall have delivered to the Agent at least three (3) days prior to such Purchase or Reinvestment an interim Monthly Report, Weekly Report, or Interim Report, showing the amount of Eligible Receivables; (b) the Facility Termination Date shall not have occurred; (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request and (d) on the date of each such Incremental Purchase, issuance of a Letter of Credit or Reinvestment, the following statements shall be true (and acceptance of the proceeds of any of the foregoing shall be deemed a representation and warranty by Seller that such statements are then true):

(i)   the representations and warranties set forth in Section 5.1 are true and correct on and as of the date of such Incremental Purchase, issuance of such Letter of Credit or Reinvestment as though made on and as of such date;

(ii)   no event has occurred and is continuing, or would result from such Incremental Purchase, issuance of such Letter of Credit or Reinvestment, that will constitute an

Amortization Event, and no event has occurred and is continuing, or would result from such Incremental Purchase, issuance of such Letter of Credit or Reinvestment, that would constitute a Potential Amortization Event; and

(iii)   the sum of Aggregate Capital plus the Adjusted LC Participation Amount does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed the Maximum Purchaser Interest Percentage.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that any Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of any Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of any Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent, to rescind the related Purchase and direct the Sellers to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

Article VII
COVENANTS

Section 7.1   Affirmative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full, no Letter of Credit remains outstanding and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

(a)   Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent and each Financial Institution:

(i)   Annual Reporting. Within 90 days after the close of each of its respective fiscal years, audited, unqualified consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for Provider for such fiscal year certified in a manner acceptable to the Agent by independent public accountants acceptable to the Agent.

(ii)   Quarterly Reporting. Solely to the extent that the same shall have been filed with the Securities Exchange Commission, within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years (or, if later, promptly upon the filing thereof with the Securities and Exchange Commission), (A) consolidated balance sheets of Provider and its Subsidiaries as at the close of each such period, (B) consolidated statements of income and retained earnings and a statement of cash flows for Provider for the period from the beginning of such fiscal year to the end of such quarter, (C) the balance sheet of each Seller as at the close of each such period and (D) statements of income and retained earnings and a statement of cash flows for each Seller, all certified by its respective chief financial officer or treasurer.

(iii)   Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by an Authorized Officer of the Seller Parties and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv)   Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of such Seller Party, to the extent not available electronically, copies of all financial statements, reports and proxy statements so furnished.

(v)   S.E.C. Filings. Promptly upon the filing thereof, to the extent not available electronically, copies of all annual, quarterly, monthly or other regular reports that Provider or any of its Subsidiaries files with the Securities and Exchange Commission.

(vi)   Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent, copies of the same.

(vii)   Change in Credit and Collection Policies. At least fifteen (15) days prior to the effectiveness of any material change in or material amendment to any Credit and Collection Policy, a copy of such Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectability of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent’s and the Required Purchasers’ consent thereto.

(viii)   Copies of Dean Credit Agreement Amendments. Promptly after execution thereof, copies of each amendment to the Dean Credit Agreement as in effect from time to time notwithstanding any language to the contrary contained in the definition of “Dean Credit Agreement.”

(ix)   Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Purchasers under or as contemplated by this Agreement.

(x)   Credit Agreement Reporting. Copies of the (A) information required under Sections 5.01(i) and 5.12 of the Dean Credit Agreement, (B) documentation required under and relating to each Milestone (as defined in the Dean Credit Agreement) under Section 5.14 of the Dean Credit Agreement and (C) any other reports, forecasts and information required to be furnished or delivered under the Dean Credit Agreement; provided, however, that, other than in the case of clause (B) above, the foregoing shall only be delivered hereunder to the extent the same has been delivered to the administrative agent under the Dean Credit Agreement (after giving effect to any waivers or extensions of the requirements thereof).

(b)   Notices. Such Seller Party will notify the Agent and each Financial Institution in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i)   Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.

(ii)   Judgment and Proceedings. (A) (1) The entry of any judgment or decree against Provider or any Servicer or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Provider or such Servicer and its respective Subsidiaries could reasonably be expected to have a Material Adverse Effect, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against Provider that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or against any Servicer; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against any Seller.

(iii)   Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(iv)   Termination Date. The occurrence of the “Termination Date” under and as defined in each Receivables Sale Agreement.

(v)   Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which such Seller Party is a debtor or an obligor that could reasonably be expected to have a Material Adverse Effect.

(vi)   Certain Dean Credit Agreement Covenants. From and after the first date upon which any Authorized Officer of any Seller Party becomes aware that the Provider has not complied with the covenants set forth in Section 5.01(i), Section 5.12(b), and Section 5.14 under the Dean Credit Agreement (other than in the case of any non-compliance with Section 5.14 under the Dean Credit Agreement, after giving effect to any waivers, extensions or grace periods thereunder).

(vii)   Appointment of Independent Manager. The decision to appoint a new manager of such Seller as an “Independent Manager” for purposes of this Agreement, such notice to be issued not less than ten (10) days prior to the effective date of such appointment and to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Manager.”

(c)   Compliance with Laws and Preservation of Corporate Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject if noncompliance with any such law, rule, regulation, order, writ, judgment, injunction, decree or award could reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so qualify or remain qualified could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(d)   Audits. Such Seller Party will furnish to the Agent (with the Agent providing copies thereof to each Financial Institution, subject to the Agent receiving any necessary consents to disclosure) from time to time such information with respect to it and the Receivables as the Agent or the Required Purchasers may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Agent upon reasonable notice, permit the Agent, or its agents or representatives (and shall cause each Originator to permit the Agent or its agents or representatives), (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Writings or Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Writings or Contracts and, in each case, with any of the officers or employees of any Seller Party having knowledge of such matters. All such examinations and visits shall be at the sole cost of such Seller Party; provided that if the Agent or its agents or representatives fails to make any such examination and/or visit during any calendar year period, any Financial Institution or its agent or representatives may make such examination and/or visit in the Agent’s stead; further provided, that such audit shall be conducted at the number of offices and properties selected in the Agent’s commercially reasonable judgment and after consultation with the Provider.

(e)   Keeping and Marking of Records and Books.

(i)   The Servicers will (and will cause each Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicers will (and will cause each Originator to) give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence. The Agent hereby acknowledges that the Servicers have, on or prior to the Fourth Amendment Effective Date, given notice to the Agent of the changes in the administrative and operating procedures expected to occur in connection with each Specified Asset Sale (as defined in the Fourth Amendment) and the wind down of operations of and by the Provider Group and the Servicers.

(ii)   Such Seller Party will (and will cause each Originator to) (A) mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests and (B) upon the request of the Agent following the occurrence and during the continuance of an Amortization Event (x) mark each Writing or Contract with a legend describing the Purchaser Interests and (y) deliver to the Agent all Writings and Contracts (including, without limitation, all multiple originals of any such Writing or Contract) relating to the Receivables.

(f)   Compliance with Contracts and Credit and Collection Policies. Such Seller Party will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with its respective Credit and Collection Policy in regard to each Receivable and any related Contract.

(g)   Performance and Enforcement of Receivables Sale Agreements. Each Seller will, and will require each Originator party thereto to, subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter (and in each case, subject to the terms thereof), perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement to which it is a party, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to such Seller under such Receivables Sale Agreement. Each Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the Receivables Sale Agreement to which it is a party as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in such Receivables Sale Agreement.

(h)   Ownership. Each Seller will (or will cause each Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement to which it is a party irrevocably in such Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent and the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect such Seller’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of such Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent’s (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Agent for the benefit of the Purchasers as the Agent may reasonably request).

(i)   Purchasers’ Reliance. Each Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon such Seller’s identity as a legal entity that is separate from the Originators. Therefore, from and after June 30, 2000 (or, May 15, 2002, in the case of Dairy Group II), each Seller shall take all reasonable steps, including, without limitation, all steps that the Agent or any Purchaser may from time to time reasonably request, to maintain such Seller’s identity as a separate legal entity and to make it manifest to third parties that such Seller is an entity with assets and liabilities distinct from those of the Originators and any Affiliates thereof and not just a division of an Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, each Seller will:

(A)   conduct its own business in its own name and require that all fulltime employees of such Seller, if any, identify themselves as such and not as employees of any Originator or any Affiliate thereof (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as such Seller’s employees);

(B)   compensate all employees, consultants and agents directly, from such Seller’s own funds, for services provided to such Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of such Seller is also an employee, consultant or agent of any Originator or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between such Seller and Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to such Seller and such Originator or such Affiliate, as applicable;

(C)   clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of any Originator or any Affiliate thereof, allocate fairly any overhead for shared office space;

(D)   have a separate telephone number or extension, which will be answered only in its name and separate stationery, invoices and checks in its own name;

(E)   conduct all transactions with the Originators and the Servicers (including, without limitation, any delegation of its obligations hereunder as Servicers) strictly on an arm’s-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between such Seller and each Originator (or any Affiliate thereof) on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

(F)   at all times have as its general partner a limited liability company having at least one Independent Manager;

(G)   observe all corporate and/or limited partnership formalities as a distinct entity, and ensure that all corporate and/or limited partnership actions relating to (A) the selection, maintenance or replacement of the general partner, (B) the dissolution or liquidation of such Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by the Independent Manager of the general partner;

(H)   maintain such Seller’s books and records separate from those of each Originator and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of such Originator and any Affiliate thereof;

(I)   prepare its financial statements separately from those of each Originator and insure that any consolidated financial statements of such Originator or any Affiliate thereof that include such Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that such Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of such Seller;

(J)   except as herein specifically otherwise provided, maintain the funds or other assets of such Seller separate from, and not commingled with, those of any Originator or any Affiliate thereof and only maintain bank accounts or other depository accounts to which such Seller alone is the account party and from which such Seller alone (or the Agent hereunder) has the sole power to make withdrawals;

(K)   pay all of such Seller’s operating expenses from such Seller’s own assets (except for certain payments by the Originators or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

(L)   operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement to which it is a party (it being understood that Dairy Group and Dairy Group II may enter into the transactions contemplated by the respective Demand Notes); and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement to which it is a party, to make payment to each Originator thereunder for the purchase of Receivables from any Originator under such Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

(M)   maintain its limited partnership agreement in conformity with this Agreement, such that (1) it does not amend, restate, supplement or otherwise modify its limited partnership agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement; and (2) its limited partnership agreement, at all times that this Agreement is in effect, provides for not less than ten (10) days’ prior written notice to the Agent of the replacement or appointment of any director that is to serve as an Independent Manager for purposes of this Agreement and the condition precedent to giving effect to such replacement or appointment that the applicable Seller certify that the designated Person satisfied the criteria set forth in the definition herein of “Independent Manager” and the Agent’s written acknowledgement that in its reasonable judgment the designated Person satisfies the criteria set forth in the definition herein of “Independent Manager;”

(N)   maintain the effectiveness of, and continue to perform under the Receivables Sale Agreement to which it is a party (and, in the case of Dairy Group and

Dairy Group II, the respective Demand Notes), such that it does not amend, restate, supplement, cancel, terminate or otherwise modify such Receivables Sale Agreement or the Demand Notes, or give any consent, waiver, directive or approval under such Receivables Sale Agreement or the Demand Notes, or waive any default, action, omission or breach under such Receivables Sale Agreement or under the Demand Notes, or otherwise grant any indulgence under such Receivables Sale Agreement or the Demand Notes, without (in each case) the prior written consent of the Agent and the Required Purchasers;

(O)   maintain its limited partnership separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary;

(P)   maintain at all times the Required Capital Amount (as defined in the Receivables Sale Agreement to which it is a party) and refrain from making any dividend, distribution, redemption of capital stock or partnership interest or payment of any subordinated indebtedness that would cause such Required Capital Amount to cease to be so maintained;

(Q)   take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Gibson, Dunn & Crutcher LLP, as counsel for such Seller, in connection with this Agreement, dated as of the date February 19, 2019, and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

(j)   Collections. Such Seller Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to any Seller or any Affiliate of any Seller, such Seller will (except as otherwise specified in Section 8.2(b)) remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, such Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers. Each Seller or Servicer, as the case may be, will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each applicable Lock-Box and Collection Account and shall not grant the right to take dominion and control or grant “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any such Lock-Box or Collection Account at a future time prior to the Final Payout Date or upon the occurrence of a future event prior to the Final Payout Date to any Person, except to the Agent as contemplated by this Agreement.

(k)   Taxes. Such Seller Party will file all Tax returns and reports required by law to be filed by it and promptly, in accordance with the Bankruptcy Code and subject to any required approvals of the Bankruptcy Court, pay all taxes and governmental charges at any time owing except for taxes not yet due or that are being diligently contested in good faith by appropriate proceedings and that have been adequately reserved against in accordance with GAAP.

(l)   Payment to Originators. With respect to any Receivable purchased by any Seller from any Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement to which such Seller is a party, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.

(m)   Compliance with Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. Such Seller Party will maintain in effect and enforce policies and procedures reasonably designed to achieve material compliance by such Seller Party, its Subsidiaries and its directors, officers and employees (in each case solely to the extent of their course of employment) with Anti-Corruption Laws and applicable Anti-Terrorism Laws and Sanctions.

Section 7.2   Negative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full, no Letter of Credit remains outstanding and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

(a)   Name Change, Jurisdiction of Organization, Offices, Records and Books of Accounts. Such Seller Party will not change its name, identity, corporate or other organizational structure or jurisdiction of organization (within the meaning of Sections 9-503 and/or 9-507 of the UCC of all applicable jurisdictions) or relocate its chief executive office, principal place of business or any office where Records are kept unless it shall have: (i) given the Agent at least thirty (30) days’ prior written notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent in connection with such change or relocation; provided that the commencement and continuation of the Chapter 11 Cases in and of itself shall not be deemed a violation of this paragraph (a).

(b)   Change in Payment Instructions to Obligors. Except as may be required by Section 7.1(j) or by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement acceptable to the Agent with respect to the new Collection Account or Lock-Box; provided, however, that the Servicers may make changes in instructions to Obligors regarding payments (and need not give the Agent ten (10) days prior notice thereof) if such new instructions require such Obligor to make payments to another existing Collection Account; provided, further, however, that the Servicers may from time to time terminate a Collection Account Agreement with respect to a Collection Account and/or a Lock-Box if Obligors are instructed to make payments previously made to such Collection Account and/or Lock-Box to another existing Collection Account and/or Lock-Box. At least quarterly on the first Settlement Date of each calendar quarter, the Seller Parties will give written notice to the Agent of all changes in the instructions to the Obligors regarding payments made pursuant to the proviso in the preceding sentence since the prior such notice the Seller Parties delivered to the Agent (or, in the case of the first such notice, since the date hereof).

(c)   Modifications to Writings, Contracts and Credit and Collection Policies. Such Seller Party will not, and will not permit any Originator to, make any change to such Originator’s Credit and Collection Policy that could materially (either individually or in the aggregate) adversely affect the collectability of the Receivables or materially (either individually or in the aggregate) decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), the Servicers will not, and will not permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or the Writing or Contract related thereto other than in accordance with such Originator’s Credit and Collection Policy.

(d)   Sales, Liens. No Seller will sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any

Receivable, Related Security or Collections, or upon or with respect to the Writing or Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, (i) the creation of the interests therein in favor of the Agent and the Purchasers provided for herein and (ii) as contemplated under the Receivables Sale Agreements), and each Seller will defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Seller or any Originator. No Seller will create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, the financing or lease of which gives rise to any Receivable (other than, in each case, as contemplated under the Receivables Sale Agreements).

(e)   Net Receivables Balance. At no time prior to the Amortization Date shall any Seller permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves plus (iii) the Adjusted LC Participation Amount.

(f)   Termination Date Determination. No Seller will designate the Termination Date (as defined in each Receivables Sale Agreement) under the Receivables Sale Agreement to which it is a party, or send any written notice to any Originator in respect thereof, without the prior written consent of the Agent and the Required Purchasers, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of such Receivables Sale Agreement.

(g)   Restricted Junior Payments. From and after the occurrence of any Amortization Event, no Seller will make any Restricted Junior Payment if, after giving effect thereto, such Seller would fail to meet its obligations set forth in Section 7.2(e).

(h)   Demand Notes. At no time shall (i) Dairy Group cause or permit the aggregate outstanding principal balance of its Demand Note to exceed $21,325,653 or (ii) Dairy Group II cause or permit the aggregate outstanding principal balance of its Demand Note to exceed $13,181,876.

(i)   Sanctions. Each Seller Party will not, directly or indirectly, use the proceeds from any Purchase or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (a) to fund any activity or business of or with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the target of any Sanctions, unless otherwise authorized by Applicable Laws; or (b) in any other manner that will result in any violation by any Person participating in the Purchases or Letters of Credit, whether as the Agent, LC Bank, or Purchaser, of any Sanctions.

(j)   Anti-Corruption Laws. The Seller Parties will not, directly or indirectly, use the proceeds of any Incremental Purchase or Letter of Credit for any purpose which would breach, in any material respect, any Anti-Corruption Law.

Article VIII
ADMINISTRATION AND COLLECTION

Section 8.1   Designation of Servicers. (a)  The servicing, administration and collection of the Receivables shall be conducted by such Person or Persons (each such Person, a “Servicer”) so designated from time to time in accordance with this Section 8.1. Each of the Persons identified on Schedule C hereto is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms of this Agreement with respect to the Receivables originated by such entity. The Agent may, and at the direction of the Required Purchasers shall, at any time following an Amortization Event, designate as Servicer any Person to succeed any existing Servicer or any successor Servicer.

(b)   Without the prior written consent of the Agent and the Required Purchasers, no Servicer shall be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) a Seller and (ii) with respect to certain Charged-Off Receivables, outside collection agencies in accordance with its customary practices. No Seller shall be permitted to further delegate to any other Person any of the duties or responsibilities of a Servicer delegated to it by any Servicer. If at any time following an Amortization Event the Agent shall designate as Servicer any Person other than the Persons identified on Schedule C hereto, all duties and responsibilities theretofore delegated by any Servicer to any Seller may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to the Servicers and to the Administrative Seller.

(c)   Notwithstanding the foregoing paragraph (b), (i) each of the Servicers shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all of its duties and responsibilities as a Servicer hereunder and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with the applicable Servicer in matters relating to the discharge by such Servicer of its duties and responsibilities hereunder. The Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than the applicable Servicer in order for communication to such Servicer and its subservicer or other delegate with respect thereto to be accomplished. Each Servicer shall be responsible for providing any subservicer or other delegate of such Servicer with any notice given to such Servicer under this Agreement.

Section 8.2   Duties of Servicer. (a) Each Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable originated by such entity from time to time, all in accordance in all material respects with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance in all material respects with the applicable Originator’s Credit and Collection Policy.

(b)   Each Servicer will instruct all Obligors to pay all Collections with respect to the Receivables originated by such entity directly to a Lock-Box or Collection Account; provided, however, that to the extent that the Originator (other than a Local Originator) of the Receivable giving rise to such Collections, as applicable, currently permits the Obligor of such Receivable to pay such Collections to a local employee of such Originator, as applicable, such Servicer will insure that such local employees remit such Collections to a local depository account no less frequently than weekly, and within two (2) Business Days of such local employee’s deposit of such Collections, such Servicer will cause such Collections to be deposited directly to a Lock-Box or Collection Account. With respect to payments relating to Receivables that are remitted directly to any Servicer, such Servicer will remit such payments (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, such Servicer will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers. Each Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI with each bank party to a Collection Account at any time; provided that the Agent may in its sole discretion grant each Servicer additional time to effect a Collection Agreement in respect of a Collection Account. Prior to the delivery of any Collection Notice to any Collection Bank, in the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the applicable Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security (which identification shall occur no later than two (2) Business Days after such amounts are received therein), such Servicer shall promptly (and, in any event, no later than one (1) Business Day after such identification) remit such items to the Person identified to it as being the owner of such remittances and cause such amounts to be removed from such Lock-Box or Collection Account. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, (i) the Agent may request that the Servicers, and the Servicers thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, each Seller and the Servicers shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections and (ii) in the case of any remittances received in any Lock-Box or

Collection Account that shall have been identified by any Servicer to the Agent, to the satisfaction of the Agent, to not constitute Collections the applicable Servicer, the applicable Seller shall (A) promptly (and, in any event, no later than one (1) Business Day after such identification) remit such amounts to the Person identified to the Agent as being the owner of such remittances and cause such amounts to be removed from such Lock-Box or Collection Account and (B) at all times prior to remitting such amounts to such Person, set aside and hold in trust such amounts for the benefit of such Person provided that any remittances received in any Lock-Box or Collection Account that have not been identified, to the satisfaction of the Agent, to not constitute Collections, in accordance with the above, shall be deemed to be Collections.

(c)   The Servicers shall administer the Collections with respect to the Receivables originated by each such entity in accordance with the procedures described herein and in Article II. The Servicers shall set aside and hold in trust for the account of the Purchasers their respective shares of the Collections in accordance with Article II. The Servicers shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of each of the Servicers or the Sellers prior to the remittance thereof in accordance with Article II. If the Servicers shall be required to segregate Collections pursuant to the preceding sentence, the Servicers shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the second Business Day following receipt by any Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

(d)   The Servicers may, in accordance with the applicable Originator’s Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicers determine to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off Receivable or limit the rights of the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of an Amortization Event and until such time as the Aggregate Unpaids have been indefeasibly paid in full, the Agent shall have the absolute and unlimited right to direct the Servicers to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

(e)   The Servicers shall hold in trust for the Servicers and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Writings and Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as reasonably practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicers shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

(f)   Any payment by an Obligor in respect of any indebtedness owed by it to any Originator or any Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

(g)   Each Servicer shall direct all Obligors to pay all amounts due with respect to the Receivables originated by such Originator directly to a Collection Account that is subject to the dominion and control of the Agent, and to use commercially reasonable efforts to procure that all such payments are paid into the Collection Account notified to such Obligors; provided that if, notwithstanding the use of commercially reasonable efforts by such Originator to procure the same, any such payment is paid by an Obligor into an account that is not a Collection Account subject to the dominion and control of the Agent, such Originator shall promptly (and in any event within two (2) Business Days (or such later date as the Agent may reasonably agree)), transfer such payment into a Collection Account subject to the dominion and control of the Agent.

Section 8.3   Collection Notices. (a) The Agent as of the Effective Date has delivered (pursuant to Section 8.3 of the Existing Agreement permitting such Agent to take such action at any time) to the Collection Banks the Collection Notices. Each Seller agrees that the Agent (for the benefit of the Purchasers) has “control” (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of each Lock-Box, the Collection Accounts and the amounts on deposit therein. Each Seller agrees that the Agent is entitled to (i) endorse such Seller’s name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Writings and Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than the Sellers or any Servicer.

Section 8.4   Account Dominion and Control. (a) The Agent acknowledges that the Sellers prior to the Effective Date entered into Collection Account Agreements with all of the Collection Banks and delivered original counterparts thereof to the Agent. At all times on and after the Effective Date, the Agent shall exercise exclusive dominion and control (for the benefit of the Secured Parties) over each of the Collection Accounts and all funds on deposit therein. The Seller and the Servicers each hereby agree that, subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter (and in each case, subject to the terms thereof), the Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Receivables and the Seller and the Servicers hereby further agree to take any other action that the Agent may reasonably request to ensure that the Agent maintains such control. Prior to the Final Payout Date, neither the Sellers nor any member of the Provider Group shall have any control over any Collection Account or any right to withdraw or direct the Agent, any Collection Bank or any other Person to withdraw any Collections on deposit in any Collection Account.

(b)   Subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter (and in each case, subject to the terms thereof), the Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Seller hereby grants the Agent a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the Seller’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Amounts, if any, on deposit in the LC Collateral Account prior to the Final Payout Date shall be applied by the Agent pursuant to and in accordance with Section 1.10(b).

Section 8.5   Reports. (a) The Servicers shall prepare and forward to the Agent and each Financial Institution (i) on the 20th calendar day of each month (or, if such day is not a Business Day, the next succeeding Business Day) and at such times as the Agent or the Required Purchasers shall request, a Monthly Report and (ii) at such times as the Agent or the Required Purchasers shall request, a Weekly Report and/or a listing by Obligor of all Receivables together with an aging of such Receivables.

(b)   Each Servicer may, in its sole discretion, and shall at the direction of the Agent (which direction may be given no more than once per week unless an Amortization Event has occurred and is continuing), deliver an Interim Report to the Agent on any Business Day. Upon receipt of such Interim Report, the Agent shall promptly review such Interim Report to determine if such Interim Report constitutes a Qualifying Interim Report. In the event that the Agent reasonably determines that such Interim Report constitutes a Qualifying Interim Report, so long as no Amortization Event or Potential Amortization Event

has occurred and is continuing, the Agent shall promptly remit to the Servicers from the Collection Accounts (or the LC Collateral Account, if applicable) the lesser of (i) the amount identified on such Qualifying Interim Report as Collections on deposit in the Collection Accounts and/or LC Collateral Account in excess of the amount necessary to ensure that the Purchaser Interest does not exceed 100% and (ii) the aggregate amount of available Collections then on deposit in the Collection Accounts and the LC Collateral Account. For purposes of this clause (g), “Qualifying Interim Report” shall mean any Interim Report that satisfies each of the following conditions: (A) the Purchaser Interest as set forth in such Interim Report shall not exceed 100%; (B) such Interim Report is calculated as of the immediately prior Business Day and (C) the Agent does not in good faith reasonably believe that any of the information or calculations set forth in such Interim Report are false or incorrect in any material respect (and notice of any such determination shall be provided promptly to the applicable Servicer). Notwithstanding anything to the contrary herein, no amounts shall be withdrawn from the Collection Accounts (or the LC Collateral Account, if applicable) except in accordance with this Section 8.5(b).

Section 8.6   Servicing Fees. In consideration of the agreement by each of the Persons listed on Schedule C to act as a Servicer hereunder, the Purchasers hereby agree that, so long as any of the Persons listed on Schedule C shall continue to serve in the capacity of a Servicer hereunder, Seller shall pay over to such Persons collectively, a fee (the “Servicing Fee”) (a) in respect of each Settlement Period occurring prior to the Amortization Date, on each Settlement Date for the immediately preceding Settlement Period and (b) in respect of the period (i) commencing on the Amortization Date and (ii) ending on the Final Payout Date, on such Final Payout Date, equal to 1% (one percent) per annum (the “Servicing Fee Rate”) of the average Net Receivables Balance during such period, as compensation for their servicing activities. Such Servicing Fee shall be allocated among the Persons listed on Schedule C as such parties shall mutually determine.

Section 8.7   Responsibilities of the Sellers. Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicers, the Originators or any Seller from any of their duties or obligations with respect to any Receivables or under the related Writings or Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Writings or Contracts, nor shall any of them be obligated to perform the obligations of any Seller.

Article IX
AMORTIZATION EVENTS

Section 9.1   Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:

(a)   Any Seller Party shall fail (i) to make any payment or deposit of any amount consisting of Capital required hereunder when due, or (ii) to make any payment or deposit of any other amount required hereunder when due (including without limitation any Reimbursement Obligations or deposits required to be made to the LC Collateral Account) and such failure shall continue for two (2) consecutive Business Days, or (iii) to perform or observe any term, covenant or agreement set forth in Section 7.2 hereof, or (iv) to perform or observe any term, covenant or agreement set forth in Section 7.1(a)(iv), (a)(v), (a)(viii) or (c) (second sentence only), and such failure shall continue for thirty (30) consecutive days or (v) to perform or observe any other term, covenant or agreement hereunder (other than as referred to in clauses (i), (ii), (iii) or (iv) of this paragraph (a)) and such failure shall continue for five (5) consecutive Business Days.

(b)   Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any Periodic Report, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.

(c)   Failure of any Seller or Provider or any of its Subsidiaries to pay any Indebtedness when due or the failure of any other Seller Party or Provider or any of its Subsidiaries to pay any principal of or premium or interest under (x) any Eligible DIP Facility, or (y) any other Indebtedness when due in excess of $50,000,000 or the default by any Seller Party or Provider in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed (other than (i) any required prepayment of Indebtedness secured by a Permitted Lien (as defined in the Dean Credit Agreement) that becomes due as the result of the disposition of the assets subject to such Lien (as defined in the Dean Credit Agreement) so long as such disposition is permitted by this Agreement and permitted or not prohibited by the Financing Orders or (ii) any such defaults that occur solely as a result of the commencement of the Chapter 11 Cases), the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity or any such Indebtedness of any Seller Party or Provider or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; provided, for the avoidance of doubt, that this clause (c) shall not be caused by any Indebtedness of any Filing Debtor that was incurred prior to the Filing Date (or, if later, the date on which such Person became a Filing Debtor) to the extent the remedies under such Indebtedness relating to the event or condition that would otherwise cause this clause (c) are subject to the automatic stay under section 362 of the Bankruptcy Code.

(d)   (i) Any Seller shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, or (ii) any proceeding shall be instituted by or against any Seller seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) any Seller shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this paragraph (d).

(e)   Any Seller shall fail to comply with the terms of Section 2.6 hereof and such failure shall not have been remedied within one Business Day.

(f)   (i) As at the end of any calendar month, the average of the Default Ratios for the three most recently-ended calendar months shall exceed 4.50%, or (ii) as at the end of any calendar month, the average of the Dilution Ratios for the three most recently-ended calendar months shall exceed 2.25%, or (iii) as at the end of any calendar month, the average of the Delinquency Ratios for the three most recently-ended calendar months shall exceed 2.50%.

(g)   A Change of Control shall occur.

(h)   (i) One or more final judgments for the payment of money shall be entered against any Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $50,000,000, individually or in the aggregate, shall be entered against any Servicer on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

(i)   The “Termination Date” under and as defined in any Receivables Sale Agreement shall occur under any such Receivables Sale Agreement or any Seller or any Originator shall fail to observe any term or condition of any Receivables Sale Agreement or shall waive its right to enforce the terms and conditions of any Receivables Sale Agreement, or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to any Seller under any Receivables Sale Agreement (other than an Immaterial Originator which ceases to transfer Receivables subject to and in accordance with Section 1.7 of any Receivables Sale Agreement).

(j)   This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of any Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

(k)   Provider shall fail to perform or observe any term, covenant or agreement required to be performed by it under any Performance Undertaking, or any Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Provider, or Provider shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.

(l)   Any Person shall be appointed as an Independent Manager of a Seller without prior notice thereof having been given to the Agent in accordance with Section 7.1(b)(vii) or without the written acknowledgement by the Agent that such Person conforms, to the satisfaction of the Agent, with the criteria set forth in the definition herein of “Independent Manager”

(m)   (i)  Provider shall fail to own, free and clear of any Adverse Claims (except any Adverse Claim in favor of the Collateral Agent in accordance with the Dean Credit Agreement), in the aggregate, either directly or indirectly, 100% of the limited partnership interests of Dairy Group and 99.9% of the partnership interests of Dairy Group, or Dairy Group Receivables GP, LLC (f/k/a Suiza Receivables GP, LLC) shall fail to own, free and clear of any Adverse Claims (except any Adverse Claim in favor of the Collateral Agent in accordance with the Dean Credit Agreement), 100% of the general partnership interests of Dairy Group and 0.1% of the partnership interests of Dairy Group, or Provider and Suiza Dairy Group, LLC shall fail to own, free and clear of any Adverse Claims (except any Adverse Claim in favor of the Collateral Agent in accordance with the Dean Credit Agreement), in the aggregate, either directly or indirectly, 100% of the membership interests of Dairy Group Receivables GP, LLC.

(ii)   Provider shall fail to own, free and clear of any Adverse Claims (except any Adverse Claim in favor of the Collateral Agent in accordance with the Dean Credit Agreement), in the aggregate, either directly or indirectly, 100% of the limited partnership interests of Dairy Group II and 99.9% of the partnership interests of Dairy Group II, or Dairy Group Receivables GP II, LLC shall fail to own, free and clear of any Adverse Claims (except any Adverse Claim in favor of the Collateral Agent in accordance with the Dean Credit Agreement), 100% of the general partnership interests of Dairy Group II and 0.1% of the partnership interests of Dairy Group II, or Provider and Dean Dairy Holdings, LLC shall fail to own, free and clear of any Adverse Claims (except any Adverse Claim in favor of the Collateral Agent in accordance with the Dean Credit Agreement), in the aggregate, either directly or indirectly, 100% of the membership interests of Dairy Group Receivables GP II, LLC.

(n)   (x) An Event of Default (as defined in the Dean Credit Agreement) resulting from the failure to observe or perform any covenant, condition or agreement contained in Section 5.14 of the Dean Credit Agreement occurs or shall be deemed to have occurred and be continuing thereunder (without giving effect to any waiver by the lenders under the Dean Credit Agreement) or (y) any other Event of Default (as defined in the Dean Credit Agreement) (other than an Event of Default resulting from the failure to observe or perform any covenant, condition or agreement contained in Section 5.14 of the Dean Credit Agreement) shall have occurred and be continuing thereunder and such Event of Default (as defined in the Dean Credit Agreement) has not been waived by the lenders under the Dean Credit Agreement;

(o)   Any Seller or any member of the Provider Group shall voluntarily or involuntarily dissolve or be dissolved, liquidate, or be liquidated, or file a motion with the Bankruptcy Court seeking (or support or consent to any person seeking) authorization to so dissolve or liquidate (including, without limitation, in any Insolvency Proceeding);

(p)   Any Letter of Credit is drawn upon and is not fully reimbursed by the applicable Seller (whether by a Participation Advance or otherwise) within two (2) Business Days from the date it is required to be reimbursed by the Seller pursuant to Section 1.9(b);

(q)   An order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court (or any member of the Provider Group shall file an application or motion or pleading for entry of or in support of an order) (i) dismissing or converting to a case under section 1112 of the Bankruptcy Code or otherwise to a case under Chapter 7 of the Bankruptcy Code or (ii) appointing a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer under section 1104 of the Bankruptcy Code, or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) relating to the operation of the business under section 1106(b) of the Bankruptcy Code;

(r)   An order of the Bankruptcy Court shall be entered in any of the Chapter 11 Cases (i) staying, reversing, vacating, amending, supplementing or otherwise modifying any of the Financing Orders or any member of the Provider Group shall apply for authority to do so or (ii) permitting any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to any member of the Provider Group, equal to or superior to the priority of the Superpriority Claims granted to the Agent or any other Secured Party other than the “Carve Out” (as defined in the Financing Orders) and the pari passu administrative expense claim granted pursuant to the DIP Order (as defined in the Financing Orders) to the DIP Agent and the other DIP Secured Parties (in each case, as defined in the DIP Order), in each case, without the prior written consent of the Agent;

(s)   Any member of the Provider Group shall file a pleading seeking or consenting to the matters described in clauses (q) or (r) above;

(t)   Any member of the Provider Group shall oppose, or support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court) any other Person’s opposition of, any motion made in the Bankruptcy Court by the Agent or any other Secured Party seeking confirmation of the validity, priority or extent of the liens or other interests of the Agent granted pursuant to the Transaction Documents;

(u)   The filing by any member of the Provider Group of any motion or proceeding to approve a DIP Facility or provide for any other relief that grants a lien on any Pool Assets without the prior written consent of the Agent;

(v)   The entry of an order authorizing recovery by any Person from the Pool Assets for any costs of preservation or disposition thereof under Section 506(c) of the Bankruptcy Code or the filing by any member of the Provider Group of a motion seeking such an order;

(w)   The filing by any member of the Provider Group of any motion or proceeding that could reasonably be expected to result in material impairment of the Agent’s or any Secured Party’s rights under the Transaction Documents; or a final determination by the Bankruptcy Court (or any other court of competent jurisdiction) with respect to any motion or proceeding brought by any other party that results in any material impairment of the Agent’s or any Secured Party’s rights under the Transaction Documents, unless such suit or other proceeding is in connection with the enforcement of the Transaction Documents against the Agent or such Secured Party;

(x)   The entry of one or more orders granting relief from the automatic stay with respect to any proceeding involving any member of the Provider Group (excluding each Seller), so as to allow any third party to proceed against (i) the assets of any member of the Provider Group (excluding each Seller) constituting Pool Assets, which have a value in excess of $5,000,000 in the aggregate or (ii) the equity of any Seller;

(y)   The existence of any Adverse Claim on any Pool Assets;

(z)   Any member of the Provider Group makes any payment on any Indebtedness of any member of the Provider Group arising before the Filing Date, other than as permitted by order of the Bankruptcy Court or as otherwise agreed to by the Agent;

(aa)   A Final Order shall not have been entered within 45 days following the Filing Date (or such later date as consented to in writing by the Agent in its sole and absolute discretion); or from and after the date of entry thereof, the Final Order shall cease to be in full force and effect (or shall have been vacated, stayed, reversed, modified or amended), in each case without the prior written consent of the Agent and each Purchaser;

(bb)   Provider or any of its Affiliates shall fail to comply with any provision of the applicable Financing Order;

(cc)   Any member of the Provider Group filing, proposing, supporting, or failing to contest in good faith the filing or confirmation of a plan or a motion seeking approval of a sale of all or substantially all of the Purchaser Group’s assets that, in either case, does not provide for indefeasible payment in full in cash of all obligations owed by any member of the Provider Group (excluding each Seller) to the Purchasers (other than Contingent Obligations not yet due and payable as of the effective date of such plan) upon effectiveness; except pursuant to a transaction permitted or not prohibited under this Agreement (including, for the avoidance of doubt, pursuant to the “Sale Process” as defined in the Dean Credit Agreement) or otherwise permitted by the Financing Orders; unless otherwise agreed by the Agent (including any applicable agreements by the Agent set forth in this Agreement or the Financing Orders);

(dd)   Either (i) an order of the Bankruptcy Court shall be entered in any of the Chapter 11 Cases, after the entry of an order approving the Transaction Documents, approving a DIP Facility that is not an Eligible DIP Facility or (ii) any member of the Provider Group (excluding each Seller) enters into a DIP Facility that is not an Eligible DIP Facility;

(ee)   The Bankruptcy Court shall enter an order denying or terminating the Provider Group’s use of prepetition cash collateral, and the Provider Group has not obtained the use of cash collateral (consensually or non-consensually);

(ff)   If any Seller or any member of the Provider Group is enjoined, restrained or in any way prevented by an order of a court of competent jurisdiction (other than an order of the Bankruptcy Court approved by the Agent) from continuing to conduct all or any material part of its business or affairs; or

(gg)   If any Seller is determined by the Bankruptcy Court (or other court of competent jurisdiction) to be substantively consolidated with any other member of the Provider Group.

Notwithstanding the foregoing, for the avoidance of doubt, the commencement and continuation of the Chapter 11 Cases, or any action taken to approve the commencement of the Chapter 11 Cases shall not constitute an Amortization Event or a Potential Amortization Event.

Section 9.2   Remedies. Subject in all respects to the terms of the Financing Orders (including any notice periods therein), upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Purchasers shall, take any of the following actions:

(i) replace any Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that (A) upon the occurrence of an Amortization Event described in Section 9.1(d)(ii), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party and (B) upon the occurrence of an Amortization Event described in Section 9.1(a), 9.1(d) or 9.1(e), by three (3) Business Days’ notice to the Agent, each other Purchaser and the Administrative Seller, the affected Financial Institution in the case of a Section 9.1(a) Amortization Event and any Financial Institution in the case of a Section 9.1(d) or 9.1(e) Amortization Event may terminate its Commitment hereunder whereupon such Financial Institution shall be deemed to be a “Terminating Financial Institution” for the purposes hereof, (iii) to the fullest extent permitted by Applicable Law, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, (v) notify Obligors of the Purchasers’ interest in the Receivables, and (vi) notify Provider of the Purchaser’s interest in the Demand Notes, make demand for any and all payments due thereunder and direct that such payments be made directly to the Agent or its designee. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

Article X
INDEMNIFICATION

Section 10.1   Indemnities by the Seller Parties. Without limiting any other rights that the Agent, the LC Bank, any Purchaser, any Funding Source or any of their respective Affiliates may have hereunder or under Applicable Law, (A) each Seller hereby agrees to indemnify (and pay upon demand to) the Agent, the LC Bank, each Purchaser, each Funding Source and their respective Affiliates, assigns, officers, directors and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of any Indemnified Party) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement, or the use of the proceeds of any Purchase hereunder, or the acquisition, funding or ownership, either directly or indirectly, by a Purchaser or a Funding Source of a Purchaser Interest or of an interest in the Receivables, or any Receivable or any Contract or any Writing, or the issuance of any Letters of Credit in connection with this Agreement or the making of any Participation Advances in connection therewith, or any action of any Seller Party, any Originator or any Affiliate of any of the foregoing and (B) the Servicers hereby agree to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of any Servicer’s activities as Servicer hereunder excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

(i)   Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification; or

(ii)   Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor;

provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, each Seller Party shall indemnify each Indemnified Party for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to any Seller or any Servicer) relating to or resulting from:

(i)   any representation or warranty made by any Seller Party or any Originator in its capacity as a seller under any Receivables Sale Agreement (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii)   the failure by any Seller, any Servicer, any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Writing or Contract related thereto, or the nonconformity of any Receivable or Writing or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to the Writing or Contract;

(iii)   any failure of any Seller, any Servicer, any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv)   any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Writing or Contract or any Receivable;

(v)   any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Writing or Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi)   the commingling of Collections of Receivables at any time with other funds;

(vii)   any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase, a Reinvestment or drawings under any Letter of Credit, the ownership of the Purchaser Interests, the issuance of any Letters of Credit or any other investigation, litigation or proceeding relating to any Seller, any Servicer, any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii)   any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix)   any Amortization Event described in Section 9.1(d);

(x)   any failure of any Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from the applicable Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of any Seller to give reasonably equivalent value to applicable Originator under the Receivables Sale Agreement to which it is a party in consideration of the transfer thereunder by such Originator of any Receivable or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(xi)   any failure to vest and maintain vested in the Agent for the benefit of the Purchasers, or to transfer to the Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(xii)   the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;

(xiii)   any action or omission by any Seller Party that reduces or impairs the rights of the Agent or the Purchasers with respect to any Receivable or the value of any such Receivable;

(xiv)   any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action; and

(xv)   the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

This Section 10.1 shall not apply with respect to Taxes other than any Taxes that represent damages, losses, claims, liabilities, costs, or expenses arising from any non-Tax claim.

Section 10.2   Increased Cost and Reduced Return.

(a)   If any Regulatory Requirement (i) subjects the LC Bank, any Purchaser or any Funding Source (in such capacity, each, an “Affected Person”) to any Taxes on or with respect to any Funding Agreement or this Agreement or the LC Bank’s, a Purchaser’s or Funding Source’s commitment or other obligations under a Funding Agreement or this Agreement, or on or with respect to the Receivables, any Purchaser Interest, any Letter of Credit or any Participation Advances, or changes the basis of taxation of payments to any Purchaser or any Funding Source of any amounts payable under any Funding Agreement or this Agreement (in each case, other than the following Taxes or changes in the rate of the following Taxes: (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes), (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of the LC Bank, a Funding Source or a Purchaser, or credit extended by the LC Bank, a Funding Source or a Purchaser pursuant to a Funding Agreement or this Agreement or (iii) imposes any other condition (other than Taxes) the result of which is to increase the cost to the LC Bank, a Funding Source or a Purchaser of maintaining its commitment or performing its other obligations under a Funding Agreement or this Agreement, or to reduce the rate of return on the LC Bank’s, a Funding Source’s or Purchaser’s capital or assets as a consequence of its commitment or other obligations under a Funding Agreement or this Agreement, or to reduce the amount of any sum received or receivable by the LC Bank, a Funding Source or a Purchaser under a Funding Agreement or this Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, the Sellers shall pay to the Agent, for the benefit of the LC Bank, the relevant

Funding Source or the Purchaser, as applicable, such amounts charged to such LC Bank, Funding Source or Purchaser or such amounts to otherwise compensate such LC Bank, Funding Source or such Purchaser for such increased cost or such reduction. The term “Regulatory Requirement” shall mean (i) the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy or liquidity coverage) or any change therein after the date hereof or (ii) any change after the date hereof in the interpretation or administration thereof by any Governmental Authority, or compliance with any request or directive (whether or not having the force of law) of any such Governmental Authority; provided that for purposes of this definition, (x) the United States bank regulatory rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modification to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted on December 15, 2009, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder, issued in connection therewith or in implementation thereof (whether or not having the force of law), and (z) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), shall in each case be deemed to be a “Regulatory Requirement” adopted after the date hereof, regardless of the date enacted, adopted, issued, promulgated or implemented. The Sellers acknowledge that any LC Bank, Funding Source or Purchaser may institute measures in anticipation of a final or proposed Regulatory Requirement (including, without limitation, the imposition of internal charges on such LC Bank’s, Funding Source’s or Purchaser’s interests or obligations under this Agreement), and may commence allocating charges to or seeking compensation from the Sellers under this Section 10.2 in connection with such measures, in advance of the effective date of such final or proposed Regulatory Requirement, and the Sellers agree to pay such charges or compensation to the Agent, for the benefit of such LC Bank, Funding Source or Purchaser, following demand therefor without regard to whether such proposed Regulatory Requirement has been adopted or whether such effective date has occurred. The Sellers further acknowledge that any charge or compensation demanded hereunder may take the form of a monthly charge to be assessed by such LC Bank, Purchaser or Funding Source.

(b)   A certificate of the applicable LC Bank, Purchaser or Funding Source setting forth the amount or amounts necessary to compensate such LC Bank, Purchaser or Funding Source pursuant to paragraph (a) of this Section 10.2 shall be delivered to the Sellers and shall be conclusive absent manifest error. The Sellers shall pay the Agent, for distribution to such LC Bank, Purchaser or Funding Source, the amount as due on any such certificate on the next Settlement Date following receipt of such notice.

(c)   If any Purchaser or any Funding Source has or anticipates having any claim for compensation from the Seller pursuant to clause (iii) of the definition of Regulatory Requirement appearing in paragraph (a) of this Section 10.2, and such Purchaser or Funding Source believes that having the facility publicly rated by one credit rating agency would reduce the amount of such compensation by an amount deemed by such Purchaser or Funding Source to be material, such Purchaser or Funding Source shall provide written notice to the Sellers and the Servicers (a “Ratings Request”) that such Purchaser or Funding Source intends to request a public rating of the facility from one credit rating agency selected by such Purchaser or Funding Source and reasonably acceptable to the Sellers, of at least “A” or its equivalent (the “Required Rating”). The Sellers and the Servicers agree that they shall cooperate with such Purchaser’s or Funding Source’s efforts to obtain the Required Rating, and shall provide the applicable credit rating agency (either directly or through distribution to the Agent, Purchaser or Funding Source), any information requested by such credit rating agency for purposes of providing and monitoring the Required Rating. The Purchasers shall pay the initial fees payable to the credit rating agency for providing the rating and the Sellers shall pay all ongoing fees payable to the credit rating agency for their continued monitoring of the rating. Nothing in this Section 10.2(c) shall preclude any Purchaser or Funding Source from demanding compensation from the Seller pursuant to Section 10.2(a) hereof at any time and without regard to whether the Required Rating shall have been obtained, or shall require any Purchaser or Funding Source to obtain any rating on the facility prior to demanding any such compensation from the Sellers.

(d)   Notwithstanding anything to the contrary, for purposes of this Section 10.2, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any Governmental Authority, any central bank of any jurisdiction, comparable agency or other Person, in each case pursuant to, or implementing, the accord known as Basel III, are, in the case of each of clause (i) and clause (ii) above, deemed to have been introduced or adopted after the date hereof, regardless of the date enacted, adopted, issued, promulgated or implemented.

Section 10.3   Other Costs and Expenses. Each Seller Party shall reimburse the Agent, the LC Bank and each Purchaser on demand for all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of any auditors auditing the books, records and procedures of any Seller Party on behalf of the Agent, the LC Bank or the Purchasers (subject to the limitations set forth in Section 7.1(d) with respect to annual audits), reasonable fees and out-of-pocket expenses of legal counsel for each Purchaser, the LC Bank and the Agent (which such counsel may be employees of any Purchaser, the LC Bank or the Agent) with respect thereto and with respect to advising any Purchaser, the LC Bank or the Agent as to their respective rights and remedies under this Agreement. Each Seller Party shall reimburse the Agent on demand for any and all costs and expenses of the Agent, the LC Bank and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event. Each Seller Party shall reimburse each Company on demand for all other costs and expenses incurred by such Company (“Other Costs”), including, without limitation, the cost of auditing such Company’s books by certified public accountants, the cost of rating the Commercial Paper by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of counsel for such Company or any counsel for any shareholder of such Company with respect to advising such Company or such shareholder as to matters relating to such Company’s operations. This Section 10.3 shall not apply with respect to Taxes, which shall be governed exclusively by Section 10.7.

Section 10.4   Allocations. Each Company shall allocate the liability for Other Costs among the Sellers and other Persons with whom such Company has entered into agreements to purchase interests in receivables (“Other Sellers”). If any Other Costs are attributable to the Sellers and not attributable to any Other Seller, the Sellers shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Sellers and not attributable to the Sellers, such Other Sellers shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this Article X shall be made by the applicable Company in its sole discretion and shall be binding on the Sellers and the Servicers.

Section 10.5   Accounting Based Consolidation Event. Upon demand by the Agent, the Sellers shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts as such Funding Source reasonably determines will compensate or reimburse such Funding Source for any (i) fee, expense or increased cost charged to, incurred or otherwise suffered by such Funding Source, (ii) reduction in the rate of return on such Funding Source’s capital or reduction in the amount of any sum received or receivable by such Funding Source or (iii) internal capital charge or other imputed cost determined by such Funding Source to be allocable to the Sellers or the transactions contemplated in this Agreement, in each case resulting from or in connection with the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of Company or, if applicable, its related commercial paper issuer, that are subject to this Agreement or any other Transaction Document with all or any portion of the assets and liabilities of a Funding Source. Amounts under this Section 10.5 may be demanded at any time without regard to the timing of issuance of any financial statement by the Conduit or by any Funding Source. A certificate of the Funding Source setting forth the amount or amounts necessary to compensate such Funding Source pursuant to this Section 10.5 shall be delivered to the Sellers and shall be conclusive absent manifest error. The Sellers shall pay such Funding Source the amount as due on any such certificate on the next Settlement Date following receipt of such notice.

Section 10.6   Required Ratings. The Agent shall have the right at any time to request that a public rating of the Purchaser Interests of at least “AA” or its equivalent (the “Agent Required Rating”) be obtained from one credit rating agency acceptable to the Agent. Each of the Sellers and the Servicers agree that they shall cooperate with the Agent’s efforts to obtain the Agent Required Rating, and shall provide the Agent, for distribution to the applicable credit rating agency, any information requested by such credit rating agency for purposes of providing the Agent Required Rating. Any such request (a “Agent Ratings Request”) shall be in writing, and if the Agent Required Rating is not obtained within 60 days following the date of such Agent Ratings Request (unless the failure to obtain the Agent Required Rating is solely the result of the Agent’s failure to provide the credit rating agency with sufficient information to permit the credit rating agency to perform its analysis, and is not the result of the Sellers’ or the Servicer’s failure to cooperate or provide sufficient information to the Agent), (i) upon written notice by the Agent to the Sellers, which notice shall be given no less than 60 days following such failure to obtain the Agent Required Rating, the Amortization Date shall occur, and (ii) outstanding Capital shall thereafter incur the Default Fee. The Purchasers shall pay the initial fees payable to the credit rating agency for providing the Agent Required Rating, and the Sellers shall pay all ongoing fees payable to the credit rating agency for its continued monitoring of the Agent Required Rating.

Section 10.7   Taxes.

(a)   Payments Free of Taxes. Any and all payments by or on account of any obligation of any Seller under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 10.7) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Taxes been made.

(b)   Payment of Other Taxes by the Seller. The Seller shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for, Other Taxes.

(c)   Evidence of Payments. As soon as practicable after any payment of Taxes by any Seller to a Governmental Authority pursuant to this Section 10.7, such Seller shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(d)   Indemnification by the Sellers. The Sellers shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the amount of such payment or liability delivered to the Sellers by a Purchaser (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Purchaser, shall be conclusive absent manifest error.

(e)   Indemnification by the Financial Institutions. Each Financial Institution shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Financial Institution or any Company in its Purchaser Group (but only to the extent that any Seller has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Sellers to do so), (ii) any Taxes attributable to such Purchaser’s failure to comply with the provisions of Section 12.2 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Financial Institution or any Company in its Purchaser Group, in each case, that are payable or paid by the Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Financial Institution by the Agent shall be conclusive absent manifest error. Each Financial Institution hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Financial Institution under any Transaction Document or otherwise payable by the Agent to the Financial Institution from any other source against any amount due to the Agent under this paragraph (e).

(f)   Status of Purchasers. (i) Any Purchaser that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Sellers and the Agent, at the time or times reasonably requested by a Seller or the Agent, such properly completed and executed documentation prescribed by Applicable Law or reasonably requested by a Seller or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Purchaser, if reasonably requested by a Seller or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by such Seller or the Agent as will enable such Seller or the Agent to determine whether or not such Purchaser is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 10.7(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Purchaser’s reasonable judgment such completion, execution or submission would subject such Purchaser to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Purchaser.

(ii)   Without limiting the generality of the foregoing, in the event that the Seller is a U.S. Person:

(A)   any Purchaser that is a U.S. Person shall deliver to the Sellers and the Agent on or prior to the date on which such Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of a Seller or the Agent), executed originals of IRS Form W-9 certifying that such Purchaser is exempt from U.S. Federal backup withholding tax;

(B)   any Foreign Purchaser shall, to the extent it is legally entitled to do so, deliver to the Sellers and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Purchaser becomes a

Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of a Seller or the Agent), whichever of the following is applicable;

(1)   in the case of a Foreign Purchaser claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed originals of IRS Form W-8BEN, W-8BEN-E or any successor form establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN, W-8BEN-E or any successor form establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)   executed originals of IRS Form W-8ECI;

(3)   in the case of a Foreign Purchaser claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit XII-1 to the effect that such Foreign Purchaser is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of either Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN, W-8BEN-E or any successor form; or

(4)   to the extent a Foreign Purchaser is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, W-8BEN-E or any successor form, a U.S. Tax Compliance Certificate substantially in the form of Exhibit XII-2 or Exhibit XII-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Purchaser is a partnership and one or more direct or indirect partners of such Foreign Purchaser are claiming the portfolio interest exemption, such Foreign Purchaser may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit XII-4 on behalf of each such direct and indirect partner;

(C)   any Foreign Purchaser shall, to the extent it is legally entitled to do so, deliver to the Sellers and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Seller or the Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Seller or the Agent to determine the withholding or deduction required to be made; and

(D)   if a payment made to a Purchaser under any Transaction Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Purchaser shall deliver to the Seller and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Seller or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller or the Agent as may be necessary for the Seller and the Agent to comply with their obligations under FATCA and to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Purchaser agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Sellers and the Agent in writing of its legal inability to do so.

(g)   Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 10.7 (including by the payment of additional amounts pursuant to this Section 10.7), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 10.7 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)   Status of the Agent. Upon reasonable request by the Seller, Agent shall deliver to the Seller, on or before the date on which it becomes the Agent hereunder, either (i) a duly executed original IRS Form W-9 (or any applicable successor form) certifying that the Agent is not subject to backup withholding, or (ii) (A) a duly completed executed original IRS Form W-8ECI to establish that the Agent is not subject to withholding Taxes under the Internal Revenue Code with respect to any amounts payable for the account of the Agent under any of the Transaction Documents and (B) a duly executed original IRS Form W-8IMY (or applicable successor form) certifying that it is a U.S. branch that has agreed to be treated as a U.S. person for United States federal withholding Tax purposes with respect to payments received by it from the Seller for the account of others under the Transaction Documents. The Agent shall promptly notify the Seller at any time it determines that it is no longer in a position to provide the certification described in the preceding sentence. The Agent shall also, at the time or times prescribed by law and at such time or times reasonably requested by the Seller, provide the Seller such documentation as prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller as may be necessary for the Seller to comply with its FATCA obligations, to determine whether the Agent has or has not complied with its FATCA obligations, and to determine the amount, if any, to deduct and withhold from a payment to the Agent.

(i)   Survival. Each party’s obligations under this Section 10.7 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Purchaser, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

(j)   Defined Terms. For purposes of this Section 10.7, the term “Purchaser” includes the LC Bank and the term “Applicable Law” includes FATCA.

Article XI
THE AGENT

Section 11.1   Authorization and Action. Each Purchaser hereby designates and appoints Coöperatieve Rabobank U.A., New York Branch to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. Each Purchaser hereby consents to the terms of the Fee Letter and directs and authorizes the Agent to enter into the Fee Letter on its behalf. The LC Bank hereby designates and appoints Coöperatieve Rabobank U.A., New York Branch to act as its agent hereunder and under each other Transaction Document in respect of protecting and maintaining the security interest granted under Section 14.14(a), and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser or the LC Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and the LC Bank to the extent set forth herein, and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party’s successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or Applicable Law. The appointment and authority of the Agent hereunder shall terminate upon the date on which the Commitments have terminated, no Letters of Credit are outstanding and all Aggregate Unpaids have been indefeasibly paid in full. The LC Bank and each Purchaser hereby authorizes the Agent to file such Uniform Commercial Code financing statements against the Seller Parties as it may deem necessary or desirable in its sole discretion.

Section 11.2   Delegation of Duties. The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 11.3   Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to the LC Bank or any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to the LC Bank or any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. The Agent shall not be deemed to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent has received notice from a Seller, the LC Bank or a Purchaser.

Section 11.4   Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Sellers), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the LC Bank, the Required Purchasers or all of the Purchasers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Financial Institutions, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the LC Bank and the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the LC Bank, the Required Purchasers or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon the LC Bank and all the Purchasers.

Section 11.5   Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent. The LC Bank and each Purchaser represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of any Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

Section 11.6   Reimbursement and Indemnification. The Financial Institutions agree to reimburse and indemnify the Agent and its officers, directors, employees, representatives and agents, ratably based on the ratio of each Financial Institution’s Commitment to the aggregate Commitment (or, following the termination of the Commitments, the ratio of Capital of the Purchaser Interests of the Purchaser Group of which such Financial Institution is a part to the Aggregate Capital of all Purchaser Interests), to the extent not paid or reimbursed by the Seller Parties (i) for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents; provided that the Agent shall not be entitled to any indemnity or reimbursement under this Section 11.6 for any expenses resulting from the gross negligence or willful misconduct of the Agent, as determined by a final and non-appealable judgment rendered by a court of competent jurisdiction. Without limiting the generality of the foregoing, each Financial Institution agrees to reimburse the Agent and the LC Bank, ratably according to their Pro Rata Shares, promptly upon demand, for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent or the LC Bank in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement.

Section 11.7   Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Seller or any Affiliate of any Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Purchaser

Interests or the making of Participation Advances pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser (including any Purchaser that is an LC Participant) and may exercise the same as though it were not the Agent, and the terms “Financial Institution,” “Related Financial Institution,” “Purchaser,” “Financial Institutions,” “Related Financial Institutions,” “LC Participant” and “Purchasers” shall include the Agent in its individual capacity.

Section 11.8   Successor Agent. The Agent may, upon five days’ notice to the Administrative Seller, the LC Bank and the Purchasers, and the Agent will, upon the direction of all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Purchasers during such five-day period shall appoint, with the consent of the Administrative Seller, such consent not to be unreasonably withheld or delayed, from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Purchasers during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and the Sellers and the Servicers (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.

Section 11.9   No Other Duties, etc. Anything herein to the contrary notwithstanding, the co-agent listed on the cover page or signature pages hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Transaction Documents, except in its capacity, as applicable, as a Company, Financial Institution, LC Participant or LC Bank hereunder.

Article XII
ASSIGNMENTS; PARTICIPATIONS

Section 12.1   Assignments. (a)  Each Seller Party, the LC Bank, the Agent and each Purchaser hereby agree and consent to the complete or partial assignment by any Company of all or any portion of its rights under, interest in, title to and obligations under this Agreement to any Funding Source pursuant to any Funding Agreement or to any other Person, and upon such assignment, such Company shall be released from its obligations so assigned. Further, each Seller Party, the LC Bank, the Agent and each Purchaser hereby agree that any assignee of any Company of this Agreement or of all or any of the Purchaser Interests of any Company shall have all of the rights and benefits under this Agreement as if the term “Company” explicitly referred to and included such party (provided that (i) the Purchaser Interests of any such assignee that is a Company or a commercial paper conduit shall accrue CP Costs based on such Company’s Company Costs or on such commercial paper conduit’s cost of funds, respectively, and (ii) the Purchaser Interests of any other such assignee shall accrue Yield pursuant to Section 4.1), and no such assignment shall in any way impair the rights and benefits of any Company hereunder. Neither any Seller nor any Servicer shall have the right to assign its rights or obligations under this Agreement.

(b)   Any Financial Institution may at any time and from time to time assign to one or more Persons (“Purchasing Financial Institutions”) all or any part of its rights and obligations under this Agreement (including in its capacity as an LC Participant, if applicable) pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the “Assignment Agreement”) executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of the Company in such selling Financial Institution’s Purchaser Group and the consent of the Agent and the LC Bank shall be required prior to the effectiveness of any such assignment. Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by S&P and P-1 by Moody’s and (ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or the Company in such selling Financial Institution’s Purchaser Group, an enforceability opinion in form and substance satisfactory to the Agent and such Company (such opinion may be delivered by in-house counsel of such assignee). Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution (including, without limitation, the applicable obligations of a Related Financial Institution) under this Agreement to the same extent as if it were an original party hereto and no further consent or action by any Seller, the Purchasers, the LC Bank or the Agent shall be required.

(c)   Each of the Financial Institutions agrees that in the event that its short-term debt rating is below A-1 by S&P and below P-1 by Moody’s (an “Affected Financial Institution”), such Affected Financial Institution shall be obliged, at the request of the Company in such Affected Financial Institution’s Purchaser Group or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution in such Affected Financial Institution’s Purchaser Group or (y) another funding entity nominated by the Agent and acceptable to the Company in such Affected Financial Institution’s Purchaser Group, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution’s Pro Rata Share of the Aggregate Capital owing to the Financial Institutions in such Affected Financial Institution’s Purchaser Group and all accrued but unpaid Yield, fees and other costs and expenses owing to such Affected Financial Institution.

Section 12.2   Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in its Pro Rata Share of the Purchaser Interests and Participation Advances of the Financial Institutions in such Financial Institution’s Purchaser Group or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution’s rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and each Seller, the LC Bank, each Company and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution’s rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i). Each Purchaser that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Sellers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Purchaser Interests or other obligations under the Transaction Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

Section 12.3   Federal Reserve. Any Financial Institution may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Purchaser Interest and any rights to payment of Capital and Yield) under this Agreement to secure obligations of such Financial Institution to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Financial Institution from any of its obligations hereunder, or substitute any such pledgee or grantee for such Financial Institution as a party hereto.

Section 12.4   Replacement of Purchaser Groups. If any Purchaser or Funding Source requests compensation under Section 14.1(b)(i) or if any Seller is required to pay any Indemnified Taxes or additional amounts to any Purchaser or LC Bank or any Governmental Authority for the account of any Purchaser or LC Bank pursuant to Section 10.7, then the Sellers may, at their sole expense and effort (including payment of any applicable processing and recordation fees), upon notice to such Purchaser or Funding Source and the Agent, require each Purchaser in the related Purchaser Group to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.1), all of its respective interests, rights (other than its existing rights to payments pursuant to Section 10.7) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Company or Financial Institution, as applicable, if a Company or Financial Institution accepts such assignment); provided, that (i) the Sellers shall have received the prior written consent of the Agent with respect to any assignee that is not already a member of a Purchaser Group hereunder, which consent shall not unreasonably be withheld, conditioned or delayed, (ii) each member of such assigning Purchaser Group shall have received payment of an amount equal to all outstanding Capital, accrued CP Costs and Yield in respect thereof, accrued fees and all other Aggregate Unpaids payable to it hereunder, from the assignee (to the extent of such outstanding Capital) or the Sellers (in the case of all other amounts) and (iii) such assignment will result in a reduction in such compensation or payments under Section 10.2(a) or Section 10.7. A Purchaser shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Purchaser or otherwise, the circumstances entitling the Sellers to require such assignment and delegation cease to exist.

Article XIII
INTENTIONALLY OMITTED

Article XIV
MISCELLANEOUS

Section 14.1   Waivers and Amendments. (a)  No failure or delay on the part of the Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)   No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). Each Company, each Seller and the Agent, at the direction of the Required Purchasers, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that with respect to any modification or waiver, the Rating Agencies then rating the commercial paper notes issued by any Company shall have confirmed that the ratings of the commercial paper notes of such Company will not be downgraded or withdrawn as a result of such modification or waiver; and provided, further, that no such modification or waiver shall:

(i)   without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by any Seller or any Servicer, (B) reduce the rate or extend the time of payment of Yield, any fees or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution’s Pro Rata Share, any Company’s Pro Rata Share, any LC Participant’s LC Share, any Financial Institution’s Commitment or LC Amount or any Company’s Company Purchase Limit (other than, to the extent applicable, pursuant to Section 4.6), (E) amend, modify or waive any provision of the definition of Required Purchasers or this Section 14.1(b), (F)

consent to or permit the assignment or transfer by any Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Eligible Receivable,” “Loss Reserve,” “Yield and Servicer Reserve,” “Default Ratio,” “Delinquency Ratio,” “Dilution Reserve,” or “Dilution Ratio” or amend or modify Section 9.1(f) or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or

(ii)   without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, but with the consent of the Administrative Seller, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the Required Purchasers and each Company may enter into amendments to modify any of the terms or provisions of Article XI, Section 14.13 or any other provision of this Agreement without the consent of any Seller Party, provided that such amendment has no negative impact upon such Seller Party and provided further that the Rating Agencies then rating the commercial paper notes issued by any Company shall have confirmed that the ratings of the commercial paper notes of such Company will not be downgraded or withdrawn as a result of such amendments. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon each Seller Party, the Purchasers and the Agent.

Section 14.2   Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy, electronic facsimile transmission, e-mail or similar writing) and shall be given to the other parties hereto at their respective addresses, telecopy numbers or e-mail addresses set forth on Schedule E hereto or at such other address, telecopy number or e-mail address as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 14.2. Each Seller hereby authorizes the Agent and the Purchasers to effect purchases and, selections of CP (Tranche) Accrual Periods, Tranche Periods and Discount Rates based on telephonic notices made by any Person whom the Agent or applicable Purchaser in good faith believes to be acting on behalf of such Seller. Each Seller agrees to deliver promptly to the Agent and each applicable Purchaser a written confirmation of each telephonic notice signed by an authorized officer of such Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent or applicable Purchaser, the records of the Agent or applicable Purchaser shall govern absent manifest error.

Section 14.3   Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 14.4   Protection of Ownership Interests of the Purchasers. (a)  Each Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or reasonably desirable, or that the Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agent or the Purchasers to exercise and enforce their rights and remedies hereunder. Without limiting the foregoing, each Seller will, upon the request of the Agent or the Required Purchasers, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments and documents, that may be necessary or desirable, or that the Agent may reasonably request, to perfect, protect or evidence such Purchaser Interests. At any time after the occurrence and during the continuation of an Amortization Event, the Agent may, or the Agent may direct any Seller or any Servicer to, notify the Obligors of Receivables, at the Sellers’ expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. The Sellers or the Servicers (as applicable) shall, at any Purchaser’s request, withhold the identity of such Purchaser in any such notification.

(b)   If any Seller Party fails to perform any of its obligations hereunder, the Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent’s or such Purchaser’s costs and expenses incurred in connection therewith shall be payable by the Sellers as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of any Seller as debtor and to file financing or continuation statements (and amendments thereto and assignments thereof) necessary or desirable in the Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers and the LC Bank in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. The financing statements described in this Section 14.4(b) may describe the collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Agent may determine, in its sole and absolute discretion, is necessary, advisable or prudent to ensure the perfection and priority of the interests of the Purchasers in the Receivables, the Related Security and the Collections, and of the security interest granted hereunder, including, without limitation, describing such property as “all assets” or “all personal property” or “all assets, whether now owned or hereafter acquired” or “all personal property of the debtor, whether now owned or hereafter acquired”. This appointment is coupled with an interest and is irrevocable. The authorization set forth in the second sentence of this Section 14.4(b) is intended to meet all requirements for authorization by a debtor under Article 9 of any applicable enactment of the UCC, including, without limitation, Section 9-509 thereof.

Section 14.5   Confidentiality. (a)  Each Seller Party, the LC Bank and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent, the LC Bank and each Purchaser and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such LC Bank, such Seller Party and such Purchaser and its officers and employees may disclose such information to such LC Bank’s, such Seller Party’s and such Purchaser’s external accountants and attorneys and as required by any Applicable Law or order of any judicial or administrative proceeding (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential; provided that this Agreement may be filed with the Bankruptcy Court in connection with seeking entry of the Financing Orders).

(b)   Anything herein to the contrary notwithstanding, each Seller Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Financial Institutions or the Companies by each other, (ii) subject to an agreement containing provisions substantially the same as those of this Section 14.5(b), by the Agent, the LC Bank or the Purchasers to any prospective or actual assignee or participant of any of them, (iii) subject to an agreement containing provisions substantially the same as those of this Section 14.5(b), by the Agent or any Purchaser to any Funding Source, Commercial

Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Company or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Rabobank acts as the administrative agent, (iv) to any officers, directors, employees, outside accountants, advisors and attorneys of any of the foregoing (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) and (v) by the Agent or any Purchaser to any rating agency,. In addition, the Purchasers (and credit enhancers and other Funding Sources to the Purchasers), the LC Bank and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law). Notwithstanding any other express or implied agreement to the contrary, the parties agree and acknowledge that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure, except to the extent that confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. For purposes of this paragraph, the terms “tax treatment” and “tax structure” have the meanings specified in Treasury Regulation Section 1.6011-4(c).

Section 14.6   Bankruptcy Petition.

(a)   Each Seller, the Servicers, the LC Bank, the Agent, each Financial Institution and each Company (except with respect to itself) hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Funding Source that is a special purpose bankruptcy remote entity or of any Company, it will not institute against, or join any other Person in instituting against, any such entity or any Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(b)   Each Seller (except with respect to itself), the Servicers, the LC Bank, the Agent, each Financial Institution and each Company hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any Seller, it will not institute against, or join any other Person in instituting against, any such entity or any Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 14.7   Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Company, the LC Bank, the Agent or any Financial Institution, no claim may be made by any Seller Party or any other Person against any Company, the LC Bank, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 14.8   CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 14.9   CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE COUNTY OF NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM; PROVIDED THAT WITH RESPECT TO ANY LEGAL ACTION OR PROCEEDING RELATING TO ANY SERVICER OR ANY ORIGINATOR, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE COUNTY OF NEW YORK, NEW YORK.

Section 14.10     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 14.11     Integration; Binding Effect; Survival of Terms.

(a)   This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.5, 14.6, 14.7 and 14.18 shall be continuing and shall survive any termination of this Agreement.

Section 14.12     Counterparts; Severability; Section References; Mutual Negotiations. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission (including via e-mail or other facsimile transmission) shall be as effective as delivery of an original executed counterpart of this Agreement. Any provisions of this Agreement that are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

Section 14.13     Rabobank Roles. The LC Bank and each of the Purchasers acknowledges that Coöperatieve Rabobank U.A., New York Branch acts as Agent hereunder and that Rabobank acts, or may in the future act, (i) as administrative agent for the Rabobank Company or any Financial Institution in the Rabobank Company’s Purchaser Group, (ii) as issuing and paying agent for certain Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for certain Commercial Paper and (iv) to provide other services from time to time for the Rabobank Company or any Financial Institution in the Rabobank Company’s Purchaser Group (collectively, the “Rabobank Roles”). Without limiting the generality of this Section 14.13, the LC Bank and each Purchaser hereby acknowledges and consents to any and all Rabobank Roles and agrees that in connection with any Rabobank Role, Rabobank and Coöperatieve Rabobank U.A., New York Branch may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for the Rabobank Company.

Section 14.14     Characterization. (a)  It is the intention of the parties hereto that each Purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which Purchase shall provide the applicable Purchaser (or the LC Bank, if applicable) with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to any Seller; provided, however, that (i) each Seller shall be liable to each Purchaser, the LC Bank and the Agent for all representations, warranties, covenants and indemnities made by such Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser, the LC Bank or the Agent or any assignee thereof of any obligation of any Seller or any Originator or any other Person arising in connection with the Receivables, the Related Security, or the related Writings or Contracts, or any other obligations of any Seller or any Originator.

(b)   In addition to any ownership interest that the Agent may from time to time acquire pursuant hereto, each Seller hereby grants to the Agent for the ratable benefit of the Purchasers (including in their capacities as LC Participants) and the LC Bank a valid and perfected security interest in all of such Seller’s right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, the LC Collateral Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids (collectively, the “Pool Assets”). The Agent, the LC Bank and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative. Each Seller hereby acknowledges and agrees that pursuant to the Existing Agreement, each such Seller granted to the Agent a security interest in all of such Seller’s right, title and interest in, to and under all Receivables then existing or thereafter arising, the Collections, each Lock-Box, each Collection Account, the LC Collateral Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids (each such term as defined in the Existing Agreement). Each such Seller hereby confirms such security interest and acknowledges and agrees that such security interest is continuing and is supplemented and restated by the security interest granted by each such Seller pursuant to this Section 14.14(b).

Section 14.15     USA PATRIOT Act. Each Purchaser, the Agent and the LC Bank that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Seller Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Seller Party, which information includes the name and address of such Seller Party and other information that will allow such Purchaser to identify such Seller Party in accordance with the Act. Each Seller Party hereby agrees to provide, and cause each other Seller Party to provide, such information promptly upon the reasonable request of the Agent or any Purchaser. Each Purchaser subject to the Act acknowledges and agrees that neither such Purchaser, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Purchaser’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any Seller Party, its Affiliates or its agents, this Agreement, the Transaction Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures, (b) any record-keeping, (c) comparisons with government lists, (d) customer notices, or (e) other procedures required under the CIP Regulations or such other law.

Section 14.16     [Intentionally Omitted]

Section 14.17     Confirmation and Ratification of Terms.

(a)   Upon the effectiveness of this Agreement, each reference to the Existing Agreement in any other Transaction Document, and any document, instrument or agreement executed and/or delivered in connection with the Existing Agreement or any other Transaction Document, shall mean and be a reference to this Agreement.

(b)   The other Transaction Documents and all agreements, instruments and documents executed or delivered in connection with the Existing Agreement or any other Transaction Document shall each be deemed to be amended to the extent necessary, if any, to give effect to the provisions of this Agreement, as the same may be amended, modified, supplemented or restated from time to time.

(c)   The effect of this Agreement is to amend and restate the Existing Agreement in its entirety, and to the extent that any rights, benefits or provisions in favor of the Agent or any Purchaser existed in the Existing Agreement and continue to exist in this Agreement without any written waiver of any such rights, benefits or provisions prior to the date hereof, then such rights, benefits or provisions are acknowledged to be and to continue to be effective from and after June 30, 2000. This Agreement is not a novation.

(d)   The parties hereto agree and acknowledge that any and all rights, remedies and payment provisions under the Existing Agreement, including, without limitation, any and all rights, remedies and payment provisions with respect to (i) any representation and warranty made or deemed to be made pursuant to the Existing Agreement, or (ii) any indemnification provision, shall continue and survive the execution and delivery of this Agreement.

(e)   The parties hereto agree and acknowledge that any and all amounts owing as or for Capital, Yield, CP Costs, fees, expenses or otherwise under or pursuant to the Existing Agreement, immediately prior to the effectiveness of this Agreement shall be owing as or for Capital, Yield, CP Costs, fees, expenses or otherwise, respectively, under or pursuant to this Agreement.

Section 14.18     Excess Funds. Each of the Sellers, each Servicer, each Purchaser, the LC Bank and the Agent agrees that any Company shall be liable for any claims that such party may have against such Company only to the extent that such Company has funds in excess of those funds necessary to pay matured and maturing Commercial Paper of such Company and to the extent such excess funds are insufficient to satisfy the obligations of such Company hereunder, such Company shall have no liability with respect to any amount of such obligations remaining unpaid and such unpaid amount shall not constitute a claim against such Company. Any and all claims against any Company shall be subordinate to the claims against such Company of the holders of such Company’s Commercial Paper and any Person providing liquidity support to such Company.

Section 14.19     Administrative Seller. Each Seller hereby irrevocably appoints Dairy Group as its agent and attorney-in-fact (the “Administrative Seller”) which appointment shall remain in full force and effect unless and until the Agent shall have received prior written notice signed by each of the Sellers that such appointment has been revoked and that another Seller has been appointed the Administrative Seller. Each Seller hereby irrevocably appoints and authorizes the Administrative Seller (i) to provide the Agent with all Purchase Notices and Letter of Credit Applications for the benefit of any Seller and all other notices and instructions under this Agreement or any Letter of Credit, (ii) to receive all notices and instructions from the Agent or any Purchaser hereunder or pursuant to any Letter of Credit and (iii) to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement or any Letter of Credit.

Section 14.20     Joint and Several.

(a)   Each of the Sellers is accepting joint and several liability hereunder and under the other Transaction Documents in consideration of the financial accommodations to be provided by the Purchasers under this Agreement, for the mutual benefit, directly and indirectly, of each of the Sellers and in consideration of the undertakings of the other Seller to accept joint and several liability for the Aggregate Unpaids and all other obligations of the Sellers under this Agreement and the other Transaction Documents.

(b)   Each of the Sellers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Seller, with respect to the payment and performance of all of the Aggregate Unpaids, it being the intention of the parties hereto that all the Aggregate Unpaids shall be the joint and several obligations of each of the Sellers without preferences or distinction between them.

(c)   Except as otherwise expressly provided in this Agreement, each Seller hereby waives notice of acceptance of its joint and several liability, notice of the occurrence of any Amortization Event or Potential Amortization Event, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Agent or any Purchaser under or in respect of the Aggregate Unpaids, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by Applicable Law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Seller hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Aggregate Unpaids, the acceptance of any payment of any of the Aggregate Unpaids, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent or any Purchaser at any time or times in respect of any default by any Seller in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Agent or any Purchaser in respect of any of the Aggregate Unpaids, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Aggregate Unpaids or the addition, substitution or release, in whole or in part, of any Seller. Without limiting the generality of the foregoing, each Seller assents to any other action or delay in acting or failure to act on the part of the Agent or any Purchaser with respect to the failure by any Seller to comply with any of its respective obligations, it being the intention of each Seller that, so long as any of the Aggregate Unpaids hereunder remain unsatisfied, the obligations of such Seller under this Section 14.19 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Seller under this Section 14.19 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Seller or the Agent or any Purchaser.

(d)   Each Seller represents and warrants to the Agent and the Purchasers that such Seller is currently informed of the financial condition of the other Seller and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Aggregate Unpaids. Each Seller hereby covenants that such Seller will continue to keep informed of the other Seller’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Aggregate Unpaids.

(e)   Each Seller agrees that the Agent and the Purchasers may, in their sole and absolute discretion, select the Receivables of any one of the Sellers for sale or application to the Aggregate Unpaids, without regard to the ownership of such Receivables, and shall not be required to make such selection ratably from the Receivables owned by any of the Sellers.

(f)   The provisions of this Section 14.19 are made for the benefit of the Agent, the Purchasers and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Sellers as often as occasion therefor may arise and without requirement on the part of the Agent, any Purchasers or any such successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Sellers or to exhaust any remedies available to it or them against any of the other Sellers or to resort to any other source or means of obtaining payment of any of the Aggregate Unpaids hereunder or to elect any other remedy. The provisions of this Section 14.19 shall remain in effect until all of the Aggregate Unpaids shall have been paid in full or otherwise fully satisfied, the Commitments have terminated and no Letters of Credit shall be outstanding. If at any time, any payment, or any part thereof, made in respect of any of the Aggregate Unpaids, is rescinded or must otherwise be restored or returned by the Agent or any Purchaser upon the insolvency, bankruptcy or reorganization of any of the Sellers, or otherwise, the provisions of this Section 14.19 will forthwith be reinstated in effect, as though such payment had not been made.

(g)   Each Seller hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Seller with respect to any liability incurred by it hereunder or under any of the other Transaction Documents, any payments made by it to the Agent or any Purchaser with respect to any of the Aggregate Unpaids or any collateral security therefor until such time as all of the Aggregate Unpaids have been paid in full in cash, the Commitments have terminated and no Letters of Credit shall be outstanding. Any claim which any Seller may have against any other Seller with respect to any payments to the Agent or any Purchaser hereunder or under any other Transaction Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Aggregate Unpaids arising hereunder or thereunder, to the prior payment in full in cash of the Aggregate Unpaids and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Seller, its debts or its assets, whether voluntary or involuntary, all such Aggregate Unpaids shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Seller therefor.

(h)   Each of the Sellers hereby agrees that, after the occurrence and during the continuance of any Amortization Event or Potential Amortization Event, the payment of any amounts due with respect to the indebtedness owing by any Seller to any other Seller is hereby subordinated to the prior payment in full in cash of the Aggregate Unpaids. Each Seller hereby agrees that after the occurrence and during the continuance of any Amortization Event or Potential Amortization Event, such Seller will not demand, sue for or otherwise attempt to collect any indebtedness of any other Seller owing to such Seller until the Aggregate Unpaids shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Seller shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Seller as trustee for the Agent and the Purchasers, and such Seller shall deliver any such amounts to the Agent for application to the Aggregate Unpaids in accordance with Article II.

Section 14.21     Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent that any Financial Institution that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)   the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)   the effects of any Bail-in Action on any such liability, including, if applicable:

(i)   a reduction in full or in part or cancellation of any such liability;

(ii)   a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)   the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 14.22     Orders. Each Seller Party, each Financial Institution, each Company, the LC Bank, and the Agent hereby expressly agree that in the event of any conflict between this Agreement and the Financing Orders, the Financing Orders shall control.

(SIGNATURE PAGES FOLLOW)

Exhibit I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Adjusted LC Participation Amount” means, at any time, the excess, if any, of the LC Participation Amount over the amount of cash collateral held in the LC Collateral Account at such time. For the avoidance of doubt, the Adjusted LC Participation Amount shall never be less than zero.

“Administrative Seller” has the meaning set forth in Section 14.19.

“Adverse Claim” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing); it being understood that any thereof in favor of the Agent (for the benefit of the Purchasers) or any Seller or Originator contemplated by the applicable Receivables Sale Agreement shall not constitute an Adverse Claim.

“Affected Financial Institution” has the meaning set forth in Section 12.1(c).

“Affected Person” has the meaning set forth in Section 10.2(a).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agent” has the meaning set forth in the preamble to this Agreement.

“Agent Ratings Request” has the meaning set forth in Section 10.6.

“Agent Required Rating” has the meaning set forth in Section 10.6.

“Aggregate Capital” means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.

“Aggregate Reduction” has the meaning set forth in Section 1.3.

“Aggregate Reserves” means, on any date of determination, the sum of (a) the greater of (i) the sum of the Loss Reserve and the Dilution Reserve and (ii) the Floor Reserve and (b) the Yield and Servicer Reserve.

“Aggregate Unpaids” means, at any time, an amount equal to the sum of all Aggregate Capital and all other unpaid Obligations (whether due or accrued) at such time.

“Agreement” means this Ninth Amended and Restated Receivables Purchase Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

Exh. I-1

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the LIBO Rate for a one month period or, if a Weekly Settlement Notice shall have been delivered, a one week period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the LIBO Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.

“Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (iii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event, (iv) the Business Day specified in a written notice from the Agent following the failure to obtain the Agent Required Rating within 60 days following delivery of an Agent Ratings Request to the Sellers and the Servicers in accordance with Section 10.6, which date shall not be less than 60 days following the failure to obtain such Required Rating and (v) the date which is 15 Business Days after the Agent’s receipt of written notice from Administrative Seller that it wishes to terminate the facility evidenced by this Agreement.

“Amortization Event” means any event specified in Section 9.1.

“Anti-Corruption Laws” has the meaning set forth in Section 5.1(x).

“Anti-Terrorism Laws” means any laws, regulations, or orders of any Governmental Authority of the United States, the United Nations, European Union or the Netherlands relating to terrorism financing or money laundering, including, but not limited to, the International Emergency Economic Powers Act (50 U.S.C. § 1701 et seq.), the Trading With the Enemy Act (50 U.S.C. § 5 et seq.), the International Security Development and Cooperation Act (22 U.S.C. § 2349aa-9 et seq.), the Act, and any applicable rules or regulations promulgated pursuant to or under the authority of any of the foregoing.

“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound.

“Assignment Agreement” has the meaning set forth in Section 12.1(b).

“Authorized Officer” means, with respect to any Person, its president, corporate controller, treasurer or chief financial officer.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.

Exh. I-2

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division or such other court as shall have jurisdiction over the Chapter 11 Cases.

“Benefit Plan” means any employee benefit pension plan as defined in Section 3(2) of ERISA including a multi-employer plan as defined in Section 3(37) of ERISA.

“Broken Funding Costs” means for any Purchaser Interest that: (i) has its Capital reduced (A) without compliance by the Administrative Seller with the notice requirements hereunder or (B) in the case of any Purchaser Interest of any Pool Company other than any Purchaser Interest funded substantially with Pooled Commercial Paper, on any date other than a Settlement Date hereunder or (ii) does not become subject to an Aggregate Reduction in the amount and on the date proposed in the related Reduction Notice or (iii) is assigned or funded pursuant to a Funding Agreement or otherwise transferred or terminated prior to the date on which the related Tranche Period, CP (Pool) Accrual Period or CP(Tranche) Accrual Period was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper determined by the applicable Purchaser to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest of the same Purchaser, the income, if any, actually received net of any costs of redeployment of funds during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to the Sellers the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.

“Business Day” means any day on which banks are not authorized or required to close in New York, New York, Atlanta, Georgia, Pittsburgh, Pennsylvania, or Cincinnati, Ohio or any other city specified in writing by a Purchaser to the Agent, each other Purchaser and the Administrative Seller, and The Depository Trust Company of New York and the commercial paper markets are open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

“Buyer” has the meaning set forth in the applicable Receivables Sale Agreement.

“Capital” of any Purchaser Interest means, at any time, (A) without duplication, (i) the Purchase Price of such Purchaser Interest, plus (ii) with respect to any Purchaser that is an LC Participant, any amounts paid by such LC Participant to the LC Bank in respect of a Participation Advance made by such LC Participant to the LC Bank pursuant to Section 1.9 of this Agreement, plus (iii) with respect to the Purchaser that is the LC Bank, any amounts paid by the LC Bank with respect to all drawings under the Letter of Credit to the extent such drawings have not been reimbursed by the Seller or funded by Participation Advances, minus (B) the sum of the aggregate amount of Collections and other payments received by the Agent or the applicable Purchaser that in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.

Exh. I-3

“Capital Requirements” means the EU Securitization Regulation which comprises Regulations (EU) No 2017/2401 and 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitization and creating a specific framework for simple, transparent and standardized securitization, and amending Directives 2009/138/EC and 2011/61/EU and Regulations (EC) No 1060/2009 and (EU) No 648/2012 on prudential requirements. References herein to the EU Securitization Regulation or to any Article or other provision thereof include the regulatory or implementing technical standards published by the European Commission in relation thereto from time to time in effect, any guidance published by the European Banking Authority or by the European Securities and Markets Authority in relation thereto and any corresponding law or rule in effect in any country in the European Economic Area and applicable (directly or indirectly) to any Purchaser (and, for the avoidance of doubt, references thereto shall also include any related directive given by an applicable Governmental Authority to any Purchaser or any Affiliate of such Purchaser or in relation to such Purchaser’s share of Purchaser Interests or Reinvestments).

“Change of Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 35% or more of the outstanding shares of voting stock or other equity interest of any Seller Party; provided that the foregoing shall not prohibit the disposition of equity interests in any Immaterial Originator to the extent (x) after giving effect to such disposition, the Person so sold is no longer party to any Receivables Sale Agreement and (y) such disposition is expressly permitted pursuant to Section 1.7 of the applicable Receivables Sale Agreement and otherwise pursuant to the Transaction Documents.

“Chapter 11 Cases” means the Chapter 11 cases of Provider and certain of its Subsidiaries jointly administered under the same case number in the Bankruptcy Court.

“Charged-Off Receivable” means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) that has been written off a Seller’s books as uncollectible, (iv) that, consistent with the applicable Originator’s Credit and Collection Policy, would be written off a Seller’s books as uncollectible, (v) that has been identified by a Seller or Servicer as uncollectible or (vi) as to which any payment, or part thereof, remains unpaid for 90 days or more from the original invoice date for such payment.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral Agent” means Coöperatieve Rabobank U.A., New York Branch, in its capacity as administrative agent under the Dean Credit Agreement.

“Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and that is listed on Exhibit IV.

“Collection Account Agreement” means each agreement substantially in the form of Exhibit VI, or such other form as may be acceptable to the Agent, among the applicable Originator, a Seller, Collection Bank and the Agent, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.

Exh. I-4

“Collection Notice” means a notice, in substantially the form of Annex A to Exhibit VI, from the Agent to a Collection Bank or any similar or analogous notice from the Agent to a Collection Bank.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

“Commercial Paper” means promissory notes of any Company issued by such Company in the commercial paper market.

“Commitment” means, for each Financial Institution, the commitment of such Financial Institution to purchase Purchaser Interests from the Sellers to the extent that the Company in such Financial Institution’s Purchaser Group declines to purchase such Purchaser Interest, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Financial Institution’s name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including, without limitation, any termination of Commitments pursuant to Section 4.6 hereof) and (ii) with respect to any individual Purchase hereunder, its Pro Rata Share of the Purchase Price therefor. If the context so requires, “Commitment” also refers to a Purchaser’s obligation to make Participation Advances and/or issue Letters of Credit hereunder.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Costs” means:

(i)   for any Purchaser Interest purchased by any Pool Company and funded by such Pool Company through the issuance of Commercial Paper other than Pooled Commercial Paper, an amount equal to the Capital of such Purchaser Interest multiplied by a per annum rate equivalent to the “weighted average cost” (as defined below) related to the issuance of Commercial Paper of such Pool Company that is allocated, in whole or in part, to fund such Pool Company’s Pro Rata Share of Aggregate Capital (and which may also be allocated in part to the funding of other assets of such Pool Company); provided, however, that if any component of such rate is a Discount Rate, in calculating such rate for such Pool Company’s Pro Rata Share of the Aggregate Capital for such date, the rate used to calculate such component of such rate shall be a rate resulting from converting such Discount Rate to an interest bearing equivalent rate per annum. As used in this definition, the “weighted average cost” shall consist of (x) the actual interest rate paid to purchasers of Commercial Paper issued by such Pool Company, (y) the costs associated with the issuance of such Commercial Paper (including dealer fees and commissions to placement agents), and (z) interest on other borrowing or funding sources by such Pool Company, including to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market;

(ii)   for any Purchaser Interest purchased by the Rabo Company and funded substantially with Pooled Commercial Paper, for any day, an amount equal to the Capital of such Purchaser Interest multiplied by a rate per annum equal to the weighted average of the per annum rates paid or payable by the Rabo Company from time to time as interest on Commercial Paper (by means of interest rate hedges or otherwise and taking into consideration any incremental carrying costs associated with Commercial Paper issued by the Rabo Company maturing on dates other than those certain dates on which the Rabo Company is to receive funds) in respect of Commercial Paper issued by the Rabo Company that are allocated, in whole or in part, by Rabobank (or other agent of the Rabo Company) on behalf of the Rabo Company to fund or maintain the Capital of the Rabo Company during such period, as determined by Rabobank (or other agent of the Rabo Company) on behalf of the Rabo Company, which rates shall reflect and give effect to (i) the commissions of placement agents and dealers in respect of such Commercial Paper, to the extent such commissions are reasonably allocated, in whole or in part, to such Commercial Paper by

Exh. I-5

Rabobank (or other agent of the Rabo Company) on behalf of the Rabo Company and (ii) other borrowings by the Rabo Company, including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided that if any component of such rate is a Discount Rate, in calculating the Company Costs, Rabobank (or other agent of the Rabo Company) shall for such component use the rate resulting from converting such Discount Rate to an interest bearing equivalent rate per annum. In addition to the foregoing costs, if the Administrative Seller shall request any Purchaser Interest during any period of time determined by the Rabo Company in its sole discretion to result in incrementally higher Company Costs with respect to the Rabo Company applicable to such Purchaser Interest, the Capital associated with any such Purchaser Interest shall, during such period, be deemed to be funded by the Rabo Company in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional Company Costs applicable only to such special pool and charged each day during such period against such Capital. Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue Company Costs with respect to the Rabo Company each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by the Rabo Company and funded substantially with Pooled Commercial Paper. For each Settlement Period, the Rabo Company shall calculate its aggregate Company Costs for such Settlement Period and report such Company Costs to the Administrative Seller pursuant to Section 3.3 of this Agreement; and

(iii)   in all other cases, for any Purchaser Interest purchased by any Pool Company, the applicable Discount Rate for each Purchaser Interest.

“Company Purchase Limit” means, for each Company, the Purchase Limit of such Company with respect to the purchase of Purchaser Interests from the Sellers, in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Company’s name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof (including Section 4.6(a)) and (ii) with respect to any individual Purchase hereunder, its Pro Rata Share of the Purchase Price therefor.

“Concentration Limit” means, at any time, (a) for any Level 1 Rated Obligor, 9%, (b) for any Level 2 Rated Obligor, 7%, (c) for any Level 3 Rated Obligor, 5%, (d) for any Unrated Obligor, the Unrated Obligor Concentration Limit, (e) for Saputo Inc., 7.50%, (f) for Wal-Mart Stores, Inc., 17.5%, for so long as its short-term credit rating is at least “A-1” from S&P and at least “P1” from Moody’s and its long-term credit rating is at least “A” from S&P and at least “A2” from Moody’s, and otherwise in accordance with the other Concentration Limits set forth herein (including clauses (a) through (d) of this definition), (g) for Dollar General Corporation, 5.0%, (h) for C&S Wholesale Grocers, Inc., 2.0%, (i) for any other Obligor designated by Agent, such other percentage as Agent may designate (each of (e), (f), (g), (h) and (i), a “Special Concentration Limit”), (j) for all Obligors which are local municipalities, 10% in the aggregate, and (k) for all Obligors which are federal or state governments or federal or state governmental subdivisions or agencies, 3.0% in the aggregate; provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; and provided, further, that the Required Purchasers may, upon not less than five Business Days’ notice to Seller, cancel any Special Concentration Limit.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consent Notice” has the meaning set forth in Section 4.6(a).

“Consent Period” has the meaning set forth in Section 4.6(a).

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other

Exh. I-6

Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

“Contract” means, with respect to any Receivable, any and all written or oral agreements pursuant to which such Receivable arises or that evidences such Receivable.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative thereto.

“CP (Pool) Accrual Period” means, with respect to any Purchaser Interest held by any Pool Company and funded substantially with Pooled Commercial Paper, each calendar month or, if a Weekly Settlement Notice shall have been delivered, each calendar week.

“CP (Tranche) Accrual Period” means with respect to any Purchaser Interest held by any Pool Company other than any Purchaser Interest funded substantially with Pooled Commercial Paper, a period of at least 1 day and not to exceed 90 days as selected by Seller pursuant to Section 3.4 and approved by the Agent; provided, however, that (i) any CP (Tranche) Accrual Period (other than of one day) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, (ii) in the case of CP (Tranche) Accrual Periods of one day, (A) the initial CP (Tranche) Accrual Period shall be the day of the related Incremental Purchase; and (B) any subsequently occurring CP (Tranche) Accrual Period that is one day shall, if the immediately preceding CP (Tranche) Accrual Period is more than one day, be the last day of such immediately preceding CP (Tranche) Accrual Period, and if the immediately preceding CP (Tranche) Accrual Period is one day, be the day next following such immediately preceding CP (Tranche) Accrual Period; and (iii) in the case of any CP (Tranche) Accrual Period that commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such CP (Tranche) Accrual Period shall end on the Amortization Date. The duration of each CP (Tranche) Accrual Period that commences after the Amortization Date shall be of such duration as selected by the applicable Pool Company.

“CP Costs” means, for each day, the aggregate discount or yield accrued with respect to the Purchaser Interests of each respective Company as determined in accordance with the definition of “Company Costs.”

“Credit and Collection Policy” means each Originator’s credit and collection policies and practices relating to Writings, Contracts and Receivables existing on the date such Originator became party to the related Receivables Sale Agreement and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

“Dairy Group” has the meaning set forth in the preamble in this Agreement.

“Dairy Group II” has the meaning set forth in the preamble in this Agreement.

“Days Sales Outstanding” means for each month an amount equal to the product of (a) the quotient of (i) the Outstanding Balance of all Receivables calculated on the first day of such month as the beginning balance for such month divided by (ii) the aggregate amount of Collections of all Receivables received during such month, multiplied by (b) 30.

“Dean Credit Agreement” means that certain Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of the Effective Date (as amended by the Final Order (as defined in the Dean Credit Agreement), the Amended Bid Procedures Order (as defined in the Dean Credit Agreement), the First Amendment to Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of February 10, 2020, the Second Amendment to Senior Secured Superpriority Debtor-

Exh. I-7

In-Possession Credit Agreement, dated as of March 27, 2020 and the Third Amendment to Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of May 1, 2020), by and among Provider, the lenders from time to time party thereto, and Coöperatieve Rabobank U.A., New York Branch., as administrative agent, lead arranger and bookrunner, without giving effect to any amendment, restatement, modification, waiver, refinancing or replacement thereof.

“Dean Dairy Holdings” means Dean Dairy Holdings, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code.

“Dean Receivables Sale Agreement” means the Second Amended and Restated Dean Receivables Sale Agreement, dated as of the Effective Date, and effective for all purposes as of March 31, 2002, by and among Alta-Dena Certified Dairy, LLC, Berkeley Farms, Inc., Dean Dairy Holdings, LLC, Dean East II, LLC, Dean Foods North Central, LLC, Dean West II, LLC, Mayfield Dairy Farms, LLC, Midwest Ice Cream Company, LLC, Reiter Dairy, LLC, Verifine Dairy Products Corporation of Sheboygan, LLC and Dairy Group II, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Deemed Collections” means the aggregate of all amounts the Sellers shall have been deemed to have received as a Collection of a Receivable. The Sellers shall be deemed to have received a Collection of a Receivable at any time (i) to the extent that the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount, rebate or any adjustment or otherwise by any Seller Party (other than cash Collections on account of the Receivables and other than Receivables that, consistent with the applicable Originator’s Credit and Collection Policy, have been written off a Seller’s books as uncollectible other than as a result of any of the other conditions or events set forth in this definition) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article V are no longer true with respect to such Receivable or (iii) the failure of any Contract with respect to such Receivable to create a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon or (iv) the failure of any Writing to give rise to a valid and enforceable Receivable in the amount of the Outstanding Balance thereof.

“Default Fee” means with respect to any amount due and payable by any Seller in respect of any Aggregate Unpaids, an amount equal to interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 4% above the Alternate Base Rate.

“Default Ratio” means, as at the end of any calendar month, a percentage equal to (A) the sum of (i) the Outstanding Balance of all Receivables as to which any payment, or part thereof, remains unpaid for 90 days or more from the original invoice date for such payment plus, without duplication, (ii) the Outstanding Balance of all Receivables that were written off each Seller’s books as uncollectible during such calendar month, divided by (B) the aggregate Outstanding Balance of all Receivables as at the end of such calendar month.

“Defaulted Receivable” means a Receivable

(i)   as to which any payment, or part thereof, remains unpaid for 90 days or more from the original invoice date for such payment; or

(ii)   without duplication (i) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, (ii) that has been written off the applicable Originator’s or Seller’s books as uncollectible or (iii) that, consistent with the Credit and Collection Policy, should be written off the applicable Originator’s or Seller’s books as uncollectible;

Exh. I-8

provided, however, that for purposes of calculating the Default Ratio, no Receivable will be deemed to have become a Defaulted Receivable more than once.

“Delinquency Ratio” means, for a calendar month, a percentage equal to (a) the Outstanding Balance of all Delinquent Receivables as at the end of such calendar month divided by (b) the Outstanding Balance of all Receivables as at the end of such calendar month.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for at least 60 days but not more than 90 days from the original invoice date for such payment.

“Demand Notes” means each of (i) that certain promissory note, dated as of December 21, 2001, by Dean Foods Company (as successor-in-interest to Suiza Foods Corporation) in favor of Dairy Group, in the maximum principal sum of $21,325,653, as amended, renewed, supplemented or otherwise modified from time to time and (ii) that certain promissory note, dated as of May 15, 2002 and effective for all purposes as of March 31, 2002, by Dean Foods Company in favor of Dairy Group II, in the maximum principal sum of $13,181,876, as amended, renewed, supplemented or otherwise modified from time to time.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory that is the subject of any Sanctions, including, without limitation, currently the Region of Crimea, Cuba, Iran, North Korea and Syria.

“Dilution Ratio” means, for any calendar month, a percentage equal to (i) the aggregate amount of all Dilutions arising during such calendar month (other than Rebate/Billbacks) with respect to all Receivables divided by (ii) the aggregate amount of sales by all Originators for the calendar month ending two months prior to such calendar month.

“Dilution Reserve” means, for any date of determination, an amount equal to the result of multiplying the Net Receivables Balance as of such date by the following:

((Stress Factor x ED + ((DS-ED) x (DS/ED))) x DHR) + MRA

Where:

ED	=	the average of the Dilution Ratios for the twelve most recently completed calendar months
DS	=	the highest of the average Dilution Ratios for any two-calendar month period occurring during the twelve most recently completed calendar months
DHR	=	the ratio, expressed as a percentage, of (A) the aggregate amount of all sales by all Originators during the one and a half calendar months immediately preceding the most recently completed calendar month, to (B) the Net Receivables Balance as of the last day of the most recently completed calendar month.
MRA	=	3.00%, at any time when the Servicers shall have failed to deliver a consolidating Monthly Report pursuant to Section 8.5 that is in form and substance satisfactory to the Agent in its sole discretion and, at all other times and at any time when the Agent in its sole discretion shall otherwise determine, 0.00%.

Exh. I-9

“Dilutions” means, for each calendar month, the aggregate amount of reductions or cancellations described in clause (i) of the definition of “Deemed Collections” during such month (other than Rebate/Billbacks).

“DIP Facility” means a secured superpriority debtor-in-possession credit facility entered into by one or more members of the Provider Group (excluding each Seller), it being understood and agreed that this Agreement together with the other Transaction Documents shall not constitute a DIP Facility.

“Discount Rate” means the LIBO Rate or the Alternate Base Rate, as applicable, with respect to each Purchaser Interest of the Financial Institutions or the Pool Company, as applicable.

“Drawing Date” shall have the meaning set forth in Section 1.9.

“Drawn Liquidity Spread” means 3.50%.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means November 14, 2019.

“Eligible DIP Facility” means a DIP Facility that satisfies each of the following criteria: (a) the DIP Facility is not secured by Adverse Claims on any Pool Assets, (b) the superpriority administrative expense claims arising under or in connection with the DIP Facility shall rank pari passu with or, solely in the case of the “Carve Out” (as defined in the Financing Orders), senior to, the Superpriority Claims granted to the Purchasers under the Transaction Documents and (c) the Agent (in its sole discretion) has confirmed in writing that such DIP Facility (including the interim order and, to the extent then entered, the final order, approving such DIP Facility) is otherwise in form and substance reasonably satisfactory to the Agent (it being understood and agreed that the “DIP Facility” as defined in the Financing Orders constitutes an “Eligible DIP Facility”).

“Eligible Receivable” means, at any time, a Receivable:

(i)   the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (b) is not an Affiliate of any of the parties hereto; and (c) is not a federal or state government or a federal or state governmental subdivision or agency, except as permitted by clause (xxi) of this definition,

(ii)   in the case of any Receivable the Obligor of which is a Top Twenty-Five Obligor, such Obligor is not the Obligor of Defaulted Receivables the aggregate Outstanding Balance of which constitutes more than 25% of the aggregate Outstanding Balance of all Receivables of such Obligor,

(iii)   that is not a Charged-Off Receivable,

Exh. I-10

(iv)   that (a) by its terms is due and payable within 30 days of the original billing date therefor and has not had its payment terms extended or (B) that by its terms is due and payable within 90 days of the original billing date therefor and has not had its payment terms extended, the Outstanding Balance of which, when combined with all other Eligible Receivables that are due and payable within 90 days of the original billing date therefor, does not exceed an amount equal to 5% of the Outstanding Balance of all Receivables; provided, however, that in the case of the foregoing clauses (a) and (b), no such Receivable shall be considered an Eligible Receivable to the extent of the Outstanding Balance relating to any goods giving rise to such Receivable that are provided on a “bill and hold” basis (i.e., are billed but held or stored at a warehouse prior to shipment to the Obligor of such Receivable) for so long as such goods are so held are stored;

(v)   that is an “account” or “chattel paper” within the meaning of the UCC of all applicable jurisdictions,

(vi)   that is denominated and payable only in United States dollars in the United States,

(vii)   that arises either (A) under a Contract that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms or (B) under a Writing to the extent that such Receivable is the legal, valid and binding obligation of the related Obligor,

(viii)   that arises under a Writing or Contract that (A) does not require the Obligor under such Writing or Contract to consent to the transfer, sale or assignment of the rights and duties of the applicable Originator or any of its assignees under such Writing or Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Writing or Contract,

(ix)   that arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator or pursuant to a Writing that evidences the amount to be paid,

(x)   that, together with the Writing or Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Writing or Contract related thereto is in violation of any such law, rule or regulation,

(xi)   that satisfies all applicable requirements of the applicable Credit and Collection Policy,

(xii)   that was generated in the ordinary course of the applicable Originator’s business,

(xiii)   that arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),

(xiv)   as to which the Agent has not notified the Administrative Seller that the Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Writing or Contract that is not acceptable to the Agent,

(xv)   that is not subject to any right of rescission, setoff, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to

Exh. I-11

such Receivable (except with respect to sale discounts effected pursuant to the Writing or Contract, or defective goods returned in accordance with the terms of the Writing or Contract); provided, however, that only that portion of such Receivable that is subject to any such right of rescission, set-off, counterclaim, other defense or Adverse Claim shall be considered to be ineligible pursuant to this clause (xv),

(xvi)   that is not the subject of a Rebate/Billback; provided, however, that only that portion of such Receivable that is subject to such Rebate/Billback shall be considered to be ineligible pursuant to this clause (xvi),

(xvii)   as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

(xviii)   all right, title and interest to and in which has been validly transferred by the applicable Originators directly to a Seller under and in accordance with a Receivables Sale Agreement, and such Seller has good and marketable title thereto free and clear of any Adverse Claim,

(xix)   that represents all or part of the sales price of merchandise, insurance and services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, and

(xx)   which is an “ eligible asset” under and as defined in Rule 3a-7 under the United States Investment Company Act of 1940, as amended (17 CFR 270.3a-7).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Seller, any Servicer, Originator or Provider, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Seller, any Servicer, Originator or Provider, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Seller, any Servicer, Originator or Provider, any corporation described in clause (a) or any trade or business described in clause (b).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Purchaser, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Purchaser, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser with respect to an applicable interest in a Purchaser Interest or Commitment pursuant to a law in effect on the date on which (i) such Purchaser acquires such interest in the Purchaser Interest or Commitment (other than pursuant to an assignment request by the Sellers under Section 12.4) or (ii) such Purchaser changes its lending office, except in each case to the extent that, pursuant to Section 10.7, amounts with respect to such Taxes were payable either to such Purchaser’s assignor immediately before such Purchaser acquired the applicable interest in a Purchaser Interest or Commitment or to such Purchaser immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 10.7(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

Exh. I-12

“Existing Agreement” has the meaning set forth in the Preliminary Statements to this Agreement.

“Existing Letters of Credit” has the meaning set forth in Section 1.6.

“Extension Notice” has the meaning set forth in Section 4.6(a).

“Facility Account” means Dairy Group’s Account No. 2000013850892 at Wachovia Bank, National Association (formerly known as First Union National Bank), ABA No. 053000219.

“Facility Termination Date” means the earlier of (i) the Liquidity Termination Date, (ii) the Amortization Date, (iii) the substantial consummation of a plan of reorganization filed in the Chapter 11 Cases that is confirmed pursuant to an order entered by the Bankruptcy Court or the consummation of a sale of all or substantially all of Provider Group’s assets, (iv) the consummation of a sale of any Originator or all or substantially all of the assets of any Originator and (v) the Maturity Date (as defined under the Dean Credit Agreement).

“FATCA” means (a) Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, (b) any treaty, law, regulation or other official guidance enacted in any jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, with the purpose (in either case) of facilitating the implementation of clause (a) above, or (c) any agreement pursuant to the implementation of clauses (a) or (b) above with the United States Internal Revenue Service, the United States government or any governmental or taxation authority.

“Federal Funds Effective Rate” means for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if any Financial Institution is borrowing overnight funds on any day from a Federal Reserve Bank to make or maintain such Financial Institution’s funding of all or any portion of a Purchaser Interest hereunder, the Federal Funds Effective Rate, at the option of such Financial Institution, for such Financial Institution shall be the average rate per annum at which such overnight borrowings are made on any such day. Each determination of the Federal Funds Effective Rate shall be conclusive and binding on the Administrative Seller and the Seller Parties, except in the case of manifest error.

“Fee Letter” means, collectively, (i) the Eighth Amended and Restated Master Fee Letter, dated as of the Effective Date, by and among each Seller, the Agent and the LC Bank, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time and (ii) any other fee letter or agreement that may be entered into among Sellers, or Provider, and Agent from time to time in connection with this Agreement.

“Filing Date” means November 12, 2019.

“Filing Debtor” has the meaning set forth in the Preliminary Statements to this Agreement.

“Final Order” means a final order of the Bankruptcy Court authorizing and approving this Agreement and each of the other Transaction Documents pursuant to Sections 105, 362(d), 363(b)(1), 363(f), 363(m), 364(c), 364(d), 364(e) and 365 of the Bankruptcy Code and Bankruptcy Rule 4001 and

Exh. I-13

providing other relief, in substantially the form of the Interim Order (with only such modifications thereto as are necessary to convert the Interim Order to a final order and such other modifications as are reasonably satisfactory to the Agent) providing for, among other things, (i) assumption of the Receivables Sale Agreements and continued sale and contribution of Receivables to the Buyer pursuant thereto and (ii) superpriority administrative status for all claims of the Seller and the Secured Parties against each member of the Provider Group (excluding each Seller) under the Transaction Documents, which order shall not have been (a) vacated, reversed, or stayed, or (b) amended or modified, except as otherwise agreed to in writing by the Agent in its respective sole and absolute discretion.

“Final Payout Date” means the latest of (i) the Facility Termination Date and (ii) the date on which (A) no Capital of or Discount Rate in respect of the Purchaser Interest shall be outstanding, (B) the LC Participation Amount has been reduced to zero ($0) and no Letters of Credit issued hereunder remain outstanding and undrawn (unless cash collateralized in accordance with this Agreement or backstopped in a manner agreed to in writing by the LC Bank and each LC Participant (except to the extent the LC Participants shall have no further obligations with respect to such Letter of Credit) in its sole and absolute discretion), (C) the date all other Obligations owing to the Purchasers, the Agent and the other Indemnified Parties and Affected Person under this Agreement and each of the other Transaction Documents have been paid in full (other than indemnification or other contingent obligations not yet due and owing) and (D) all accrued Servicing Fees have been paid in full; provided that, any or all of the members of the Provider Group, the Persons identified on Schedule C hereto as Servicers and/or their respective Affiliates may waive any accrued and unpaid Servicing Fees and, once waived, such Servicing Fees shall be excluded from the calculation of the Aggregate Unpaids.

“Finance Charges” means, with respect to a Writing or Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Writing or Contract.

“Financial Institutions” has the meaning set forth in the preamble in this Agreement.

“Financing Orders” means the Interim Order and the Final Order.

“Floor Reserve” means, for any date, an amount equal to the result of multiplying the Net Receivables Balance on such date by the Floor Reserve Percentage for the most recently completed calendar month.

“Floor Reserve Percentage” means, for any calendar month, a percentage calculated as of the last day of such calendar month, an amount equal to:

LOSS FLOOR + (ED x DHR)

where:

LOSS FLOOR	=	10.5%.
ED	=	the average of the Dilution Ratios during the preceding 12 calendar months ending on the last day of the calendar month for which such Floor Reserve Percentage is established.
DHR	=	the ratio, expressed as a percentage, computed as of such day by dividing (A) the aggregate amount of all sales by all Originators during the one and a half calendar months ending on the last day of the calendar month for which such Floor Reserve Percentage is established, by (B) the Net Receivables Balance as of the last day of the calendar month for which such Floor Reserve Percentage is established.

Exh. I-14

“Foreign Purchaser” means any Purchaser that is organized under the laws of a jurisdiction other than that in which the Sellers are located and any other Purchaser that is not a United States person within the meaning of Section 7701(a)(30) of the Code. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fourth Amendment” means that certain Amendment No. 4 to this Agreement, dated as of May 1, 2020, by and among Dairy Group, Dairy Group II, each of the Companies listed on the signature pages thereto, each of the Financial Institutions listed on the signature pages thereto and the Agent.

“Fourth Amendment Effective Date” means the effective date of the Fourth Amendment.

“Fronting Fees” has the meaning set forth in Section 1.7(e).

“Funding Agreement” means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of a Company.

“Funding Source” means with respect to any Company (i) such Company’s Related Financial Institution(s) or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to such Company.

“GAAP” means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.

“Governmental Acts” shall have the meaning set forth in Section 1.15.

“Governmental Approval” means any action, order, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration from, by or with any Governmental Authority.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting regulatory capital rules or standards (including, without limitation, the Basel Committee on Banking Supervision or any successor or similar authority thereto).

“Group Capital” means, with respect to any Purchaser Group at any time, the aggregate outstanding Capital of all Purchasers within such Purchaser Group.

“Group Capital Limit” means, with respect to any Purchaser Group at any time, an amount equal to (a) the sum of the Company Purchase Limits of the Companies in such Purchaser Group minus (b) the sum of the LC Shares of the LC Participation Amounts of the LC Participants in such Purchaser Group.

“Immaterial Originator” means any Originator as to which the aggregate Outstanding Balance of all Receivables sold by such Originator to the applicable Seller under the applicable Receivables Sale Agreement as of any date of determination is less than 10% of the aggregate Outstanding Balance of all Receivables sold by all Originators during the twelve (12) calendar months preceding such date of determination.

“Incremental Purchase” means a purchase of one or more Purchaser Interests that increases the total outstanding Aggregate Capital hereunder.

Exh. I-15

“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Adverse Claims or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations that are evidenced by bonds, debentures, notes, acceptances, or other instruments or facilities, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

“Indemnified Party” has the meaning set forth in Section 10.1.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Seller Party under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Manager” shall mean a manager of the limited liability company that is the general partner of any Seller who (i) shall not have been at the time of such Person’s appointment or at any time during the preceding five years, and shall not be as long as such Person is a manager of the Seller or a limited liability company that is the general partner of such Seller, (A) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any of the following Persons (collectively, the “Independent Parties”): any Servicer, any Seller, any Originator, or any of their respective Subsidiaries or Affiliates (other than an independent manager of a special purpose bankruptcy remote entity organized for the purpose of providing financing to either Seller through the securitization or other similar transfer, pledge or conveyance of accounts receivable), (B) the beneficial owner (at the time of such Person’s appointment as an Independent Manager or at any time thereafter while serving as an Independent Manager) of any partnership interest, membership interest or capital stock of either Seller, any Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights, (C) a supplier to any of the Independent Parties, (D) a Person controlled by, controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties, or (E) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties; (ii) has prior experience as an independent director or independent manager for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or Insolvency Proceeding against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (iii) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Insolvency Proceeding” means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person or any composition, marshalling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of the Effective Date, by and between the Agent and Coöperatieve Rabobank U.A., New York Branch, as administrative agent under the Dean Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

Exh. I-16

“Interim Order” means an order of the Bankruptcy Court in substantially the form of Exhibit XIII, with changes to such form as are reasonably satisfactory to the Agent authorizing and approving this Agreement and each of the other Transaction Documents pursuant to Sections 105, 362(d), 363(b)(1), 363(f), 363(m), 364(c), 364(d), 364(e) and 365 of the Bankruptcy Code and Bankruptcy Rule 4001 providing other relief, in form and substance satisfactory to the Agent in their sole and absolute discretion, providing for, among other things, (i) assumption of the Receivables Sale Agreements and continued sale and contribution of Receivables to the Buyer pursuant thereto and (ii) superpriority administrative status for all claims of the Seller and the Secured Parties against each member of the Provider Group (excluding each Seller) under the Transaction Documents.

“Interim Report” means a report, in substantially the form of Exhibit X-A hereto (appropriately completed), furnished by the Servicers to the Agent pursuant to Section 8.5(b) on any Business Day as of the date that is one Business Day prior to such date.

“LC Adjustment Percentage” means, as of any date of determination, the percentage equal to (i) Aggregate Capital, divided by (ii) the sum of Aggregate Capital and the Adjusted LC Participation Amount.

“LC Amount” means the dollar amount set forth next to each LC Participant’s name on Schedule A to this Agreement.

“LC Bank” has the meaning set forth in the preamble in this Agreement.

“LC Collateral Account” means the account designated as the LC Collateral Account by the Agent, which account shall (x) have the wiring instructions notified by the LC Bank to the Seller from to time and (y) be maintained for the benefit of the Agent, the LC Bank and the LC Participants.

“LC Fees” means, collectively, Fronting Fees and Other LC Fees.

“LC Participant” means each Financial Institution and its permitted successors and assigns in such capacity.

“LC Participation Amount” means at any time, the sum of the amounts then available to be drawn under all outstanding Letters of Credit.

“Letter of Credit Backstop Agreement” means that certain Letter of Credit Backstop Agreement dated as of the Effective Date by and among the Provider, Sellers, the Servicers party thereto, and PNC, and acknowledged by Agent, Nieuw Amsterdam, and Rabobank.

“LC Share” means for each LC Participant, a percentage equal to (i) the Commitment of such LC Participant at such time, divided by (ii) the aggregate of the Commitments of all LC Participants at such time.

“Letter of Credit” means any stand-by letter of credit issued by the LC Bank for the account of any Seller or Originator or Originator’s designee (which designee shall be an Affiliate of the Sellers and the Originators) pursuant to this Agreement. For the avoidance of doubt, the Replacement Letter of Credit issued in connection with the Letter of Credit Backstop Agreement shall be deemed to be a Letter of Credit issued under this Agreement.

“Letter of Credit Application” shall have the meaning set forth in Section 1.7(a).

“Level 1 Rated Obligor” shall mean each Obligor rated by either S&P or Moody’s that is rated at least A+ by S&P, if rated by S&P, and at least A1 by Moody’s, if rated by Moody’s.

Exh. I-17

“Level 2 Rated Obligor” shall mean each Obligor rated by either S&P or Moody’s, other than a Level 1 Rated Obligor, that is rated at least A by S&P, if rated by S&P, and at least A2 by Moody’s, if rated by Moody’s.

“Level 3 Rated Obligor” shall mean each Obligor rated by either S&P or Moody’s, other than a Level 1 Rated Obligor or a Level 2 Rated Obligor, that (x) is rated at least BBB- by S&P, if rated by S&P, and at least Baa3 by Moody’s, if rated by Moody’s, or (y) if such Obligor is not rated by S&P, is rated at least Baa2 by Moody’s.

“LIBO” means, for any Tranche Period, the greater of (a) 0.00% and (b) the rate appearing on Reuters Page LIBOR01 (or on any successor or substitute page of such page providing rate quotations comparable to those currently provided on such page), as determined by the Agent; provided, that in the event that such rate is not available at such time for any reason, then the “LIBO” with respect to such Tranche Period shall be the rate, rounded upwards, if necessary, to the next 1/16 of 1%, at which dollar deposits of $5,000,000 and for a maturity comparable to such Tranche Period are offered by the principal London office of the Agent.

“LIBO Rate” means for any Tranche Period an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) applicable LIBO multiplied by (b) the Statutory Reserve Rate.

“LIBO Successor Rate” has the meaning assigned to such term in Section 4.5(c).

“LIBO Successor Rate Conforming Changes” shall mean, with respect to any proposed LIBO Successor Rate, any conforming changes to the definition of LIBO, LIBO Rate, Alternate Base Rate, Tranche Period, timing and frequency of determining rates and making payments of interest and other administrative matters in each case as may be appropriate, in the reasonable discretion of the Agent, to reflect the adoption of such LIBO Successor Rate and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBO Successor Rate exists, in such other manner of administration as the Agent reasonably determines in consultation with the Sellers).

“Liquidity Termination Date” means the earliest to occur of:

(i)   the effective date of a plan of reorganization filed in the Chapter 11 Cases that is confirmed pursuant to an order of the Bankruptcy Court;

(ii)   the date of consummation of a sale, pursuant to section 363 of the Bankruptcy Code or otherwise, of all or substantially all of the Provider Group’s assets;

(iii)   the date that is thirty-five (35) days after the Filing Date if a Final Order has not been entered by the Bankruptcy Court by such date;

(iv)   the Interim Order or the Final Order, as applicable, ceasing to be in full force and effect for any reason;

(v)   the termination of the Commitments or the repayment, satisfaction or discharge of all obligations under any Transaction Document including, without limitation, as the result of the occurrence of an Amortization Event; and

(vi)   the Scheduled Liquidity Termination Date.

“Liquidity Termination Date Extension Conditions” shall mean:

Exh. I-18

(i)   any Seller shall provide written notice (an “Extension Election Notice”) to the Agent and the Purchasers of the exercise of such Extension Election not more than thirty (30) days and not fewer than fifteen (15) days prior to the Scheduled Liquidity Termination Date of the Extended Liquidity Termination Date, which notice shall be irrevocable when delivered and shall be confirmed promptly by telephonic notice to the Agent and shall certify, represent and warrant that on the date of delivery of such Extension Election Notice, both immediately before and after such delivery:

(a)   the representations and warranties of each Seller Party set forth in this Agreement shall be true and correct; and

(b)   no Amortization Event or Potential Amortization Event shall have occurred and be continuing or result therefrom;

(ii)   the applicable Seller shall have paid to the Agent for the account of each Purchaser a fee equal to 0.50% of the Aggregate Capital at the time of delivery of the applicable Extension Election Notice; and

(iii)   on the original Scheduled Liquidity Termination Date:

(a)   the representations and warranties of each Seller Party set forth in this Agreement shall be true and correct; and

(b)   no Amortization Event or Potential Amortization Event shall have occurred and be continuing or result from the extension of the Scheduled Liquidity Termination Date; and

(iv)   the Provider shall have filed a disclosure statement and plan of reorganization (but not liquidation) in the Chapter 11 Cases and/or a motion for the disposition of all or substantially all of the Provider Group’s assets either through a sale under section 363 of the Bankruptcy Code (with proposed bidding procedures), in each case, in form and substance satisfactory to the Agent and the Required Purchasers.

“Local Originator” means each of Mayfield Dairy Farms, LLC, Reiter Dairy, LLC and Verifine Dairy Products of Sheboygan, LLC.

“Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and that is listed on Exhibit IV.

“Loss Reserve” means, for any date, the product of (i) the Net Receivables Balance on such date and (ii) the greater of (a) the Loss Reserve Percentage for the most recently completed calendar month and (b) 10.5%.

“Loss Reserve Percentage” means, for any calendar month, an amount equal to the Stress Factor multiplied by the Loss Ratio for such calendar month multiplied by the Loss Horizon Ratio for such calendar month, where:

Loss Ratio	= For any calendar month, the highest three month rolling average Loss Proxy Ratio in the most recent twelve months prior to such month.

Exh. I-19

Loss Proxy Ratio

=

For any calendar month, (x) the sum of (i) the Outstanding Balance of all Receivables originated by Loss Proxy Reporting Originators as to which any payment, or part thereof, remains unpaid for more than 90 but less than 121 days from the original invoice date for such payment as of the last day of such calendar month, (ii) the Outstanding Balance of all Receivables originated by Non-Loss Proxy Reporting Originators as to which any payment, or part thereof, remains unpaid for more than 90 days from the original invoice date for such payment as of the last day of such calendar month, and (iii) the Outstanding Balance of all Receivables that have been written off a Seller’s book as uncollectible during such month that were less than 91 days from the original invoice date, divided by (y) the aggregate sales for the calendar month occurring three months immediately prior to such month.

Loss Proxy Reporting Originators

=

All Originators for which any Monthly Report lists the Outstanding Balance of all Receivables of such Originators as to which any payment, or part thereof, remains unpaid for more than 90 but less than 121 days from the original invoice date for such payment as of the last day of such calendar month.

Loss Horizon Ratio

=

For any calendar month, (x) the aggregate amount of sales for all of the Originators for the three calendar months most recently ended, divided by (y) the Net Receivables Balance as of the last day of such calendar month.

Non-Loss Proxy Reporting Originators	= All Originators other than the Loss Proxy Reporting Originators.

“Material Adverse Effect” means a material adverse change in, or a material adverse effect on (i) the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of any Seller Party and its Subsidiaries taken as a whole ((i) other than (x) the filing of the Chapter 11 Cases, (y) those events, conditions and circumstances related and/or leading up to and customarily resulting from the commencement of the Chapter 11 Cases (including defaults under agreements that have no effect under the terms of the Bankruptcy Code as a result of the commencement of the Chapter 11 Cases) and (z) any reduction in payment terms by suppliers and vendors relating to or resulting from the commencement of the Chapter 11 Cases and (ii) taking into account the effect of the automatic stay under the Bankruptcy Code), (ii) the ability of any Seller Party to perform its obligations under this Agreement or Provider to

Exh. I-20

perform its obligations under any Performance Undertaking, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) Agent’s or any Secured Party’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, (v) the validity, enforceability, value or collectability of the Receivables generally or of any material portion of the Receivables, or (vi) the rights and remedies of any Secured Party under the Transaction Documents.

“Maximum Available LC Commitment” means, with respect to any LC Participant at any time, an amount equal to (a) the sum of the Company Purchase Limits of the Companies in such LC Participant’s Purchaser Group minus (b) the Group Capital of such LC Participant’s Purchaser Group.

“Maximum LC Amount” means the aggregate of each LC Amount in an amount not to exceed $450 million.

“Maximum Purchaser Interest Percentage” has the meaning set forth in Section 2.6.

“Monthly Report” means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by the Servicers to the Agent pursuant to Section 8.5.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereof.

“Net Receivables Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by the sum of (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Concentration Limit for such Obligor and (ii) any Raw Milk Accounts Payable Overdue Amount; provided that upon notification by the Agent, such deduction in this clause (ii) may be the aggregate outstanding accrued balance (including amounts already billed but unpaid, without duplication) of Raw Milk Accounts Payable Amount (or such lesser amount as the Agent may determine in its sole discretion). For the avoidance of doubt and notwithstanding any other provision hereof, the failure of any Seller Party to make any payments owed by such Seller Party on account of raw milk purchased by such Seller Party at any of its plants outside of the State of Texas shall not reduce the Net Receivables Balance or otherwise have the effect of reducing the availability of Commitments hereunder nor shall result in, or be deemed to result in, an Amortization Event or a Potential Amortization Event hereunder.

“Nonrenewing Financial Institution” has the meaning set forth in Section 4.6(a).

“Notice Date” shall have the meaning set forth in Section 1.7(b).

“Obligations” shall have the meaning set forth in Section 2.1.

“Obligor” means a Person obligated to make payments pursuant to a Writing or Contract.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Order” shall have the meaning set forth in Section 1.16.

“Originator” means each of the entities listed on Schedule D hereto, in their respective capacities as sellers under the Receivables Sale Agreements.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any

Exh. I-21

other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Purchaser Interest or Transaction Document).

“Other LC Fees” has the meaning set forth in Section 1.7(e).

“Other Taxes” means all present or future stamp, court or documentary, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 12.4), grant of a participation, or transfer or designation of a new applicable lending office for receiving payments under any Transaction Document and Excluded Taxes.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Participant” has the meaning set forth in Section 12.2.

“Participant Register” has the meaning set forth in Section 12.2.

“Participation Advance” shall have the meaning set forth in Section 1.9(c).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Performance Undertaking” means each of (i) that certain Fifth Amended and Restated Performance Undertaking, dated as of the Effective Date, by Provider in favor of Dairy Group and (ii) that certain Fourth Amended and Restated Dean Performance Undertaking, dated as of the Effective Date, by Provider in favor of Dairy Group II, each substantially in the form of Exhibit XI and as each may be further amended, restated or otherwise modified from time to time.

“Periodic Report” means each Monthly Report and Weekly Report.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“PNC” means PNC Bank, National Association, a national banking association.

“Pool Assets” has the meaning set forth in Section 14.14(b).

“Pool Company” means the Rabo Company.

“Pooled Commercial Paper” means Commercial Paper notes of any Pool Company subject to any particular pooling arrangement by such Pool Company, but excluding Commercial Paper issued by such Pool Company for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Pool Company.

“Potential Amortization Event” means an event that, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

“Prime Rate” means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal to the rate of interest published in The Wall Street Journal as the “Prime Rate” on such day or, if such day is not a day on which The Wall Street Journal is published, subject to the following sentence, the immediately preceding day on which The Wall Street Journal was published.

Exh. I-22

In the event that The Wall Street Journal should cease or temporarily interrupt publication, then the rate to be used for purposes of the preceding sentence shall be the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing chosen by Coöperatieve Rabobank U.A., New York Branch, and if The Wall Street Journal thereafter resumes publication, the substitute index will immediately be replaced by the “Prime Rate” published in The Wall Street Journal. Coöperatieve Rabobank U.A., New York Branch shall deliver notice of any such substitution of indices to the Sellers and the Purchasers.

“Pro Rata Share” means, (a) for each Financial Institution, a percentage equal to (i) the Commitment of such Financial Institution, divided by (ii) the aggregate amount of all Commitments of all Financial Institutions in such Financial Institution’s Purchaser Group adjusted as necessary to give effect to the application of the terms of Section 4.6, and (b) for each Company, a percentage equal to (i) the Company Purchase Limit of such Company, divided by (ii) the aggregate amount of all Company Purchase Limits of all Companies hereunder.

“Proposed Reduction Date” has the meaning set forth in Section 1.3.

“Provider” means Dean Foods Company, a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, together with its successors and assigns.

“Provider Group” means Provider, any Seller, any Originator that is a Subsidiary of Provider or any of their respective Subsidiaries.

“Provider’s Rating” means the long-term senior unsecured debt rating of the Provider from each of Moody’s and S&P, as applicable.

“Purchase” has the meaning set forth in Section 1.1.

“Purchase Limit” means $425,000,000, as such amount may be modified in accordance with the terms of Section 4.6(a).

“Purchase Notice” has the meaning set forth in Section 1.2.

“Purchase Price” means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to the applicable Seller for such Purchaser Interest that shall not exceed the least of (i) the amount requested by the Administrative Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Receivables Balance (less the Aggregate Reserves) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital and LC Participation Amount on the applicable purchase date, immediately prior to such proposed Incremental Purchase.

“Purchaser Group” means with respect to (i) each Company, a group consisting of such Company and its Related Financial Institutions and (ii) each Financial Institution, a group consisting of such Financial Institution, the Company, if any, for which such Financial Institution is a Related Financial Institution and each other Financial Institution that is a Related Financial Institution for such Company.

“Purchaser Interest” means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

Exh. I-23

where:

C = the Capital of such Purchaser Interest.

AR = the Aggregate Reserves.

NRB = the Net Receivables Balance.

Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. From and after the Amortization Date, the sum of all Purchaser Interests shall equal 100%, and shall remain constant at all times thereafter until all Aggregate Unpaids shall have been paid and all Letters of Credit shall have terminated or expired.

“Purchasers” means each Company and each Financial Institution.

“Purchasing Financial Institution” has the meaning set forth in Section 12.1(b).

“Qualifying Interim Report” has the meaning set forth in Section 8.5(b).

“Rabo Company” means Nieuw Amsterdam Receivables Corporation B.V., together with its successors and assigns.

“Rabobank” means Coöperatieve Rabobank U.A.

“Rating Agency” means, collectively, the nationally recognized rating agency or agencies chosen by any Company to rate its respective Commercial Paper notes at any time, including, as of the date hereof, Moody’s, Fitch Ratings and S&P.

“Ratings Request” has the meaning set forth in Section 10.2.

“Raw Milk Accounts Payable Amount” means, at any time, the aggregate amount due and payable at such time by the Originators for raw milk purchased by the Originators at any of their plants located in the State of Texas. The Servicers shall report the Raw Milk Accounts Payable Amount in each Interim Report, Monthly Report, and Weekly Report, as applicable. For the avoidance of doubt, for purposes of calculating the Net Receivables Balance, the Raw Milk Accounts Payable Amount shall be adjusted on a daily basis while the Servicers are required to provide, or actually provide, Interim Reports on a daily basis, on a weekly basis while the Servicers are required to provide Weekly Reports, and on a monthly basis while the Servicers are required to provide Monthly Reports, as applicable.

“Raw Milk Accounts Payable Overdue Amount” means, at any time, the aggregate amount overdue and payable at such time by the Originators for raw milk purchased by the Originators at any of their plants located in the State of Texas.  The Servicers shall report the Raw Milk Accounts Payable Overdue Amount in each Interim Report, Monthly Report, and Weekly Report, as applicable.  For the avoidance of doubt, for purposes of calculating the Net Receivables Balance, the Raw Milk Accounts Payable Overdue Amount shall be adjusted on a daily basis while the Servicers are required to provide, or actually provide, Interim Reports on a daily basis, on a weekly basis while the Servicers are required to provide Weekly Reports, and on a monthly basis while the Servicers are required to provide Monthly Reports, as applicable.

Exh. I-24

“Rebate/Billback” means, with respect to any Receivable, any incentives provided to the Obligor thereof related to volume rebates or price incentives, the dollar amount of which is known at the time of invoice of such Receivable.

“Receivable” means all indebtedness and other obligations owed to the applicable Originator (at the time it arises, and before giving effect to any transfer or conveyance under any Receivables Sale Agreement or hereunder) or owed to any Seller (after giving effect to any transfer or conveyance under any Receivables Sale Agreement or hereunder) or in which any Seller or such Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by such Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or any Seller treats such indebtedness, rights or obligations as a separate payment obligation.

“Receivables Sale Agreement” means each of the Suiza Receivables Sale Agreement and the Dean Receivables Sale Agreement.

“Recipient” means (a) the Agent, (b) any Purchaser and (c) the LC Bank, as applicable.

“Records” means, with respect to any Receivable, all Writings or Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

“Reduction Notice” has the meaning set forth in Section 1.3.

“Regulatory Requirement” has the meaning set forth in Section 10.2(a).

“Reimbursement Obligation” shall have the meaning set forth in Section 1.9.

“Reinvestment” has the meaning set forth in Section 2.2.

“Related Financial Institution” means with respect to each Company, each Financial Institution set forth opposite such Company’s name in Schedule A to this Agreement and/or, in the case of an assignment pursuant to Section 12.1, set forth in the applicable Assignment Agreement.

“Related Security” means, with respect to any Receivable:

(i)   all security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Writing or Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(ii)   all guaranties, letters of credit, insurance, “supporting obligations” (within the meaning of Section 9-102(a) of the UCC of all applicable jurisdictions) and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Writing or Contract related to such Receivable or otherwise,

Exh. I-25

(iii)   all service contracts and other contracts and agreements associated with such Receivable,

(iv)   all Records related to such Receivable,

(v)   all of the applicable Seller’s right, title and interest in, to and under the Receivables Sale Agreement to which it is a party in respect of such Receivable and all of the applicable Seller’s right, title and interest in, to and under the applicable Performance Undertaking,

(vi)   all of the applicable Seller’s right, title and interest in, to and under each Demand Note, and

(vii)   all proceeds of any of the foregoing.

“Replacement Letter of Credit” has the meaning set forth in Section 1.6.

“Required Purchasers” means, at any time, collectively, the Financial Institutions with Commitments under this Agreement, in excess of 66-2/3% of the aggregate Commitments and the Companies with Company Purchase Limits in excess of 66-2/3% of the aggregate amount of all Company Purchase Limits of all Companies hereunder; provided that at any time that there are exactly two Financial Institutions party to this Agreement, the Required Purchasers shall be, collectively, the Financial Institutions with Commitments under this Agreement in excess of 75% of the aggregate Commitments and the Companies with Company Purchase Limits in excess of 75% of the aggregate amount of all Company Purchase Limits of all Companies hereunder.

“Required Rating” has the meaning set forth in Section 10.2.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock or other equity interest of any Seller now or hereafter outstanding, except a dividend or distribution payable solely in shares of that class of stock or equity interest or in any junior class of stock or other junior equity interest of such Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock or other equity interest of any Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale Agreements), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock or other equity interest of any Seller now or hereafter outstanding, and (v) any payment of management fees by any Seller (except for reasonable management fees to the Originators or their respective Affiliates in reimbursement of actual management services performed).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. or any successor thereof.

“Sanctions” means sanctions or trade embargoes imposed, administered or enforced by OFAC, the United States Department of State, the United Nations Security Council, the European Union, the Netherlands, or to the extent applicable to any Seller Party, any other sanctions authority.

“Scheduled Liquidity Termination Date” means the date that is 9 months after the Effective Date; provided that, at the election of any Seller (an “Extension Election”), and subject to compliance by such Seller with each of the Liquidity Termination Date Extension Conditions, such date shall be extended (on not more than one occasion) to a date not later than the date that is 12 months after the Effective Date (such date, the “Extended Liquidity Termination Date”).

Exh. I-26

“Secured Parties” means the Agent, each Purchaser, each Indemnified Party and each Affected Person.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller Parties” has the meaning set forth in the preamble to this Agreement.

“Servicer” means at any time any Person or Persons (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

“Servicing Fee” has the meaning set forth in Section 8.6.

“Servicing Fee Rate” has the meaning set forth in Section 8.6.

“Settlement Date” means (A) the 5th Business Day of each month or, if a Weekly Settlement Notice shall have been delivered, each Weekly Settlement Date, (B) the last day of the relevant CP (Tranche) Accrual Period in respect of each Purchaser Interest held by the any Pool Company (other than any Purchaser Interest funded substantially with Pooled Commercial Paper) and (C) the last day of the relevant Tranche Period in respect of each Purchaser Interest of the Financial Institutions.

“Settlement Period” means, with respect to any Settlement Date, (A) in respect of each Purchaser Interest of each Pool Company that is funded substantially with Pooled Commercial Paper, the CP (Pool) Accrual Period ending on such Settlement Date, (B) in respect of each other Purchaser Interest of any Pool Company, the CP (Tranche) Accrual Period of such Purchaser Interest ending on such Settlement Date and (C) in respect of each Purchaser Interest of the Financial Institutions, the Tranche Period of such Purchaser Interest ending on or immediately prior to such Settlement Date.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System to which the Agent is subject with respect to the LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors of the Federal Reserve System). Such reserve percentages shall include those imposed pursuant to such Regulation D. Any Tranche Period funded based upon the LIBO Rate shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time for any Financial Institution or its assignee under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stress Factor” means a factor of 2.25 times.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Suiza Dairy” means Suiza Dairy Group, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code.

“Suiza Receivables Sale Agreement” means that certain Third Amended and Restated Receivables Sale Agreement, dated as of the Effective Date, among Country Fresh, LLC, Dean East, LLC,

Exh. I-27

Dean Foods of Wisconsin, LLC, Dean West, LLC, Friendly’s Ice Cream Holdings Corp., Friendly’s Manufacturing and Retail, LLC, Garelick Farms, LLC, Model Dairy, LLC, Shenandoah’s Pride, LLC, Southern Foods Group, LLC, Suiza Dairy Group, LLC, Tuscan/Lehigh Dairies, Inc. and Dairy Group, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Superpriority Claim” means a claim against any member of the Provider Group (excluding each Seller) in any of the Chapter 11 Cases, which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Section 503(b) or 507(b) of the Bankruptcy Code.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terminating Commitment Amount” means, with respect to any Terminating Financial Institution, an amount equal to the Commitment (without giving effect to any reduction to such Commitment pursuant to Section 4.6(a)) of such Terminating Financial Institution.

“Terminating Commitment Availability” means, with respect to any Terminating Financial Institution, the positive difference (if any) between (a) an amount equal to the Commitment (without giving effect to any reduction to such Commitment pursuant to Section 4.6(a)) of such Terminating Financial Institution, minus (b) the sum of the Capital of the Purchaser Interests funded by such Terminating Financial Institution and such Terminating Financial Institution’s LC Share of the LC Participation Amount.

“Terminating CP Tranche” has the meaning set forth in Section 3.4(b).

“Terminating Financial Institution” has the meaning set forth in Section 4.6(a).

“Terminating Tranche” has the meaning set forth in Section 4.3(b).

“Termination Date” means, with respect to a Terminating Financial Institution and, if applicable, each Company in such Terminating Financial Institution’s Purchaser Group, the date on which such Terminating Financial Institution became a NonRenewing Financial Institution or, in the case of Section 9.2, the date such Financial Institution terminates its Commitment in accordance therewith.

“Termination Percentage” has the meaning set forth in Section 2.2.

“Top Twenty-Five Obligors” means, of all Obligors of Receivables, the twenty-five Obligors having the highest aggregate outstanding balances of all Receivables as of April 2 and October 2 of each calendar year, provided that until the first occurrence of such date after the date hereof, the Top Twenty-Five Obligors shall be those Obligors listed on Schedule F.

“Tranche Period” means:

(i)   if Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one week, one, two, three or six months, or such other period as may be mutually agreeable to the applicable Financial Institution and the Administrative Seller, commencing on a Business Day selected by the Administrative Seller or the applicable Financial Institution pursuant to this Agreement. If such Tranche Period is one month or longer, then such Tranche Period shall end on the day in the applicable succeeding calendar month that corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; or

Exh. I-28

(ii)   if Yield for such Purchaser Interest or is calculated on the basis of the Alternate Base Rate, a period commencing on a Business Day selected by the Administrative Seller and agreed to by the applicable Financial Institution, provided no such period shall exceed one month.

If any Tranche Period would end on a day that is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate and which is or are one month or longer, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest that commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period that commences after the Amortization Date shall be of such duration as selected by the applicable Financial Institution.

“Transaction Documents” means, collectively, this Agreement, each Purchase Notice, each Receivables Sale Agreement, each Collection Account Agreement, each Performance Undertaking, the Intercreditor Agreement, the Fee Letter, the Demand Notes, the Periodic Reports, the Interim Reports, the Subordinated Notes (as defined in each Receivables Sale Agreement), each Letter of Credit and all other instruments, documents and agreements executed and delivered in connection herewith.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Unrated Obligor” means each Obligor other than a Level 1 Rated Obligor, Level 2 Rated Obligor or a Level 3 Rated Obligor.

“Unrated Obligor Concentration Limit” means 2%.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 10.7(f)(ii)(B)(3).

“Weekly Report” means (i) prior to delivery of a Weekly Settlement Notice, an abbreviated servicing report, containing only weekly aging information and Raw Milk Accounts Payable Amount information, in a form reasonably acceptable to the Agent with respect to and as of the end of the immediately preceding calendar week, and (ii) thereafter, a servicing report in form reasonably acceptable to the Agent.

“Weekly Settlement Date” means the 3rd Business Day of each calendar week.

“Weekly Settlement Notice” means a notice delivered by the Agent or the Required Purchasers to the Sellers requiring settlements under this Agreement on Weekly Settlement Dates.

“Withholding Agent” means any Seller and the Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Writing” means, with respect to any Receivable, any and all instruments, invoices, purchase orders or other writings (which may be electronic) (other than Contracts) pursuant to which such Receivable arises or that evidences such Receivable.

Exh. I-29

“Yield” means for each respective Tranche Period relating to Purchaser Interests of the Financial Institutions, an amount equal to the product of (a) the sum of (i) the applicable Discount Rate for each Purchaser Interest and (ii) the Drawn Liquidity Spread, multiplied by (B) the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis.

“Yield and Servicer Reserve” means, on any date of determination, an amount equal to the product of (i) the Net Receivables Balance as of such date and (ii) the sum of (x) (LIBO plus the Drawn Liquidity Spread on such date multiplied by the ADSO Reserve on such date) divided by 360 and (y) (the Servicing Fee Rate multiplied by ADSO Reserve) divided by 360

Where:

ADSO	=	As of any date, the highest three consecutive month average Days Sales Outstanding during the most recent twelve calendar months preceding such date
ADSO Reserve	=	For any date of determination, ADSO as of such date multiplied by the Stress Factor

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Exh. I-30

Exhibit II

FORM OF PURCHASE NOTICE

[Date]

COÖPERATIEVE RABOBANK U.A.,

NEW YORK BRANCH

245 Park Avenue, 36th Floor

New York, NY 10167

Attention: Transaction Management

Email: tmteam@rabobank.com

Facsimile: (914) 304-9324

Re: PURCHASE NOTICE

Ladies and Gentlemen:

Reference is hereby made to the Ninth Amended and Restated Receivables Purchase Agreement, dated as of November ___, 2019, as amended or modified from time to time, by and among Dairy Group Receivables, L.P. and Dairy Group Receivables II, L.P., as Sellers, the Servicers party thereto, the Financial Institutions party thereto, the Companies party thereto, Coöperatieve Rabobank U.A., New York Branch, as Issuer of Letters of Credit and Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

[This letter constitutes a Purchase Notice pursuant to Section 1.2 of the Receivables Purchase Agreement. The Purchasers are hereby requested to make the following Incremental Purchase:

Purchase Price:

$

Date of Purchase:

Requested Discount Rate:

[LIBO Rate] [Alternate Base Rate]
[Commercial Paper rate]

Please credit the Purchase Price in immediately available funds to our Facility Account on the above-specified date of purchase as set forth below:

[Account Name]

[Account No.]

[Bank Name & Address]

[ABA #]

Reference:

Telephone advice to: [Name] @ tel. No. (  )

Please advise [Name] at telephone no (  ) ______________ if any Company will not be making this purchase.]1

[1]	Include for receivables purchases pursuant to Section 1.2.

Exh. II-1

[This letter constitutes a notice pursuant to Section 1.7 of the Receivables Purchase Agreement. The LC Bank is hereby requested to issue a Letter of Credit with a face amount of $_____.]2

In connection with the foregoing request, the Administrative Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase or proposed issuance of a Letter of Credit, as applicable):

(i)   the representations and warranties of each Seller set forth in Section 5.1 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;

(ii)   no event has occurred and is continuing, or would result from the proposed Incremental Purchase or issuance of Letter of Credit, as applicable, that will constitute an Amortization Event or a Potential Amortization Event;

(iii)   the Facility Termination Date has not occurred, the sum of Aggregate Capital plus the LC Participation Amount does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed the Maximum Purchaser Interest Percentage; and

(iv)   after giving effect to the Incremental Purchase or the issuance of the Letter of Credit, as applicable, on the Purchase Date, the amount of Aggregate Capital will be $______ and the LC Participation Amount will be $______.

Very truly yours,

DAIRY GROUP RECEIVABLES, L.P.,
as Administrative Seller

By:
Name:
Title:

[2]	Include for issuances of letters of credit pursuant to Section 1.7.

Exh. II-2

Exhibit III

JURISDICTION OF ORGANIZATION; PRINCIPAL PLACES OF BUSINESS;
LOCATIONS OF RECORDS; FEIN; STATE ORG. NO.; OTHER NAMES

Company		Jurisdiction of Organization	Place(s) of Business	Location of Records	Federal Employer Identification No.	State Organizational Number	Prior Corporate Names and Companies Merged
1.	Alta-Dena Certified Dairy, LLC	DE	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	36-4261347	2964500

d/b/a Heartland Farms (in CA)
d/b/a Swiss Dairy (in CA)

Prior Corporate Names/Companies Merged (non-survivors):
Alta-Dena Certified Dairy, Inc. (04/27/2006)
Alta-Dena Holdings, Inc. (12/31/2002)
Dean Foods Company of California, LLC (12/31/2010)
Dean Foods of Southern California, LLC (12/31/2012)
Dean SoCal, LLC (12/31/2010)
Swiss II, LLC (12/31/2010)
f/k/a DEA, Inc. (04/27/1999)

2.	Berkeley Farms, LLC	CA	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	94-3308965	200612510201	d/b/a Bud’s Ice Cream of San Francisco (in CA) Prior Corporate Names/Companies Merged (non-survivors): Berkeley Farms, Inc. (04/27/2006) f/k/a BFD Acquisition Co. (11/05/1998)

3.	Country Fresh, LLC	MI	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	38-1256303	B58-237	d/b/a Country Fresh Wesley (MI) d/b/a Dairy Products of Michigan (MI) d/b/a East Coast Ice Cream (MI) d/b/a Embest Dairy (MI)

Exh. III-1

Company	Jurisdiction of Organization	Place(s) of Business	Location of Records	Federal Employer Identification No.	State Organizational Number	Prior Corporate Names and Companies Merged

d/b/a Frostbite Brands (MI)

d/b/a Jilbert Dairy (MI)

d/b/a Jilbert Dairy, Inc. (MI)

d/b/a Melody Farms, LLC (MI)

d/b/a McDonald Dairy (MI)

d/b/a Mooney Creamery (MI)

d/b/a Mootown (MI)

d/b/a Mootown Distributors (MI)

d/b/a Nafziger Ice Cream (MI)

d/b/a Nafziger (MI)

d/b/a Northern Falls Water Company (MI - terminated 06/17/04)

d/b/a Southeastern Juice Packers, Inc. (MI)

d/b/a Stroh's Ice Cream (MI)

d/b/a The Stroh Ice Cream Company (MI)

d/b/a Country Fresh (Jilbert) d/b/a Country Fresh, LLC - Grand Rapids

Prior Corporate Names/Companies Merged (non-survivors):

CFI/TMP, Inc. (12/16/1999)

Country Fresh, Inc. (01/04/2000)

Country Fresh Wesley, Inc. (12/21/1999)

Dairy Products of Michigan, Inc. (12/18/1999)

East Coast Ice Cream L.L.C. (12/22/1999)

Frostbite Brands, Inc. (12/20/1999)

Golden Valley Dairy, LLC (12/22/2006)

Grocer’s Dairy Co. (12/14/1999)

London's Farm Dairy, LLC (12/31/2002)

Exh. III-2

Company		Jurisdiction of Organization	Place(s) of Business	Location of Records	Federal Employer Identification No.	State Organizational Number	Prior Corporate Names and Companies Merged
							Melody Farms, LLC (12/31/2007) Northern Falls Water Company, Inc. (12/17/1999) Southeastern Juice Packers, Inc. (12/19/1999) f/k/a Country Fresh I, LLC (12/15/1999)

4.	Dean Dairy Holdings, LLC	DE	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	75-2969188	3469364

d/b/a Barber's Dairy (in AL, FL, GA, KY)

d/b/a Barber's Milk, LLC (in FL, GA)

d/b/a Creamland Dairies, LLC (in NM, TX)

d/b/a Dean Dairy Products Company (in NY)

d/b/a Dean Dairy Products Company, LLC (in OH, PA, WV)

d/b/a Dean Foods Company of Indiana, LLC (in IN)

d/b/a Dean Illiniois Dairies, LLC (in IL)

d/b/a Dean Milk Company (in KY)

d/b/a Dean Milk Company - Louisville (in KY)

d/b/a Liberty Dairy Company (in MI, OH)

d/b/a McArthur Dairy, LLC (in FL)

d/b/a Meadow Brook Dairy (in PA)

d/b/a Meadow Brook Dairy Company (in NY, OH)

d/b/a Price's Creameries (in TX)

d/b/a Purity Dairies (in TN)

d/b/a Purity Dairies, LLC (in KY)

d/b/a Swiss Premium Dairy, LLC (in DE, PA)

Exh. III-3

Company		Jurisdiction of Organization	Place(s) of Business	Location of Records	Federal Employer Identification No.	State Organizational Number	Prior Corporate Names and Companies Merged

d/b/a T.G. Lee Dairy (FL)

d/b/a T.G. Lee Foods, LLC (FL)

Prior Corporate Names/Companies Merged (non-survivors):

31 Logistics, LLC (12/23/2009)

Barber Milk, LLC (12/23/2009)

Barber Ice Cream, LLC (12/23/2009)

Creamland Dairies, LLC (12/23/2009)

Dean Dairy Products Company, LLC (12/31/2008)

Dean Foods Company of Indiana, LLC (12/31/2008)

Dean Illinois Dairies, LLC (12/31/2008)

Dean Milk Company, LLC (12/23/2009)

Fairmont Dairy, LLC (12/23/2009)

Gandy's Dairies, LLC (12/31/2016)

Liberty Dairy Company (12/23/09)

McArthur Dairy, LLC (12/23/2009)

Meadow Brook Dairy Company (12/23/2009)

Purity Dairies, LLC (12/23/2009)

T.G. Lee Foods, LLC (12/31/2009)

5.	Dean East, LLC	DE	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	74-2938751	3139100	Prior Corporate Names/Companies Merged (non-survivors): Dean Midwest Holding, Ltd. (11/30/2008) Dean Midwest II, LLC (04/27/2006)

Exh. III-4

Company		Jurisdiction of Organization	Place(s) of Business	Location of Records	Federal Employer Identification No.	State Organizational Number	Prior Corporate Names and Companies Merged
							f/k/a Dean Southeast, LLC (04/27/06) f/k/a Suiza Southeast, LLC (12/21/01)

6.	Dean East II, LLC	DE	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	75-2969192	3470598	Prior Corporate Names/Companies Merged (non-survivors): Dean Midwest,LLC (04/27/2006) Dean Northeast II, LLC (04/27/2006) RDPC, Inc. (0 1/01/2004) f/k/a Dean Southeast II, LLC (12/21/2001)

7.	Dean Foods Company	DE	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	75-2559681	2434587

d/b/a Dairymen's (HI)
d/b/a Hawaii's Dairy (HI)
d/b/a IS-IMMUNO STIMULATION (HI)
d/b/a Lani Moo (HI)
d/b/a Meadow Gold (HI)

Prior Corporate Names/Companies Merged (non-survivors):
Project Puck Corp. (12/21/2001)
Suiza Holdings, Inc. (03/28/1995)
Suiza Holdings, L.P. (03/28/1995)
Velda Holdings, L.P. (03/28/1995)
f/k/a Suiza Foods Corporation (12/21/2001)

8.	Dean Foods of Wisconsin, LLC	DE	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	26-4552504	4670171	Prior Corporate Names/Companies Merged (non-survivors): f/k/a GG Acquisition, LLC (03/27/09)

Exh. III-5

Company		Jurisdiction of Organization	Place(s) of Business	Location of Records	Federal Employer Identification No.	State Organizational Number	Prior Corporate Names and Companies Merged
9.	Dean Foods North Central, LLC	DE	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	36-4277858	2996385

d/b/a Dean Foods - LeMars (in IA, NE)
d/b/a Land O’Lakes

Prior Corporate Names/Companies Merged (non-survivors):
Dean Foods North Central, Inc. (04/27/2006)
f/k/a Dean Foods Lakes, Inc. (06/09/2000)
f/k/a DFC Acquisition Co. (06/08/2000)

10.	Dean West, LLC	DE	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	75-2938753	3122616

Prior Corporate Names/Companies Merged (non-survivors):
SFG Management Limited Liability Company (07/19/2007)
Southern Foods Holdings (07/19/2007)
f/k/a Dean Southwest, LLC (12/21/2001)
f/k/a Suiza Southwest, LLC (02/24/2000)
f/k/a Suiza West, LLC (12/09/1999)

11.	Dean West II, LLC	DE	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	75-2969190	3469371	Prior Corporate Names/Companies Merged (non-survivors): International Milk Sales, Inc. (01/09/2004) f/k/a Dean Southwest II, LLC (12/21/2001)

12.	Friendly’s Ice Cream Holdings Corp.	DE	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	46-4527609	5452880	None

Exh. III-6

Company		Jurisdiction of Organization	Place(s) of Business	Location of Records	Federal Employer Identification No.	State Organizational Number	Prior Corporate Names and Companies Merged
13.	Friendly’s Manufacturing and Retail, LLC	DE	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	36-4719828	5089571	None
14.	Garelick Farms, LLC	DE	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	52-2133221	2972968

d/b/a Fairdale Farms – New York (in NY)

d/b/a Garelick Farms (in MA)

d/b/a Garelick Farms – Lynn (in NH, NJ, NY, PA, RI, VT, MA)

d/b/a Garelick Farms – Lynn LLC (in ME) d/b/a Garelick Farms – Massachusetts (in MA)

d/b/a Garelick Farms – New Jersey (in NJ) d/b/a Garelick Farms – New York (in NY)

d/b/a Garelick Farms of Maine (in MA, NH, VT)

d/b/a Garelick Farms of Maine, LLC (in ME)

d/b/a Garelick Farms of Massachusetts (in RI)

d/b/a Garelick Farms of New Jersey (in NY, PA)

d/b/a Garelick Farms of New York (in MA, NH, NJ, NY, PA, VT)

d/b/a Garelick Farms of Rhode Island (in Ma, PA, RI)

d/b/a Garelick Farms of Vermont (in MA, NH, NJ, NY, PA, VT)

d/b/a Garelick Farms of Vermont, LLC (in ME)

d/b/a Ideal Dairy Farms (03/23/06) (NJ, NY)

d/b/a Miscoe Springs – Massachusetts (in MA)

d/b/a Nature’s Best (in RI)

d/b/a Scangas Bros. Holdings – Massachusetts (in MA)

Exh. III-7

Company	Jurisdiction of Organization	Place(s) of Business	Location of Records	Federal Employer Identification No.	State Organizational Number	Prior Corporate Names and Companies Merged

d/b/a West Lynn Creamery – Massachusetts (in MA)

d/b/a West Lynn Creamery – New Hampshire (in NH)

d/b/a West Lynn Creamery – New Jersey (in NJ)

d/b/a West Lynn Creamery – New York (in NY)

d/b/a West Lynn Creamery – Vermont (in VT)

d/b/a West Lynn Creamery Realty – Massachusetts (in MA)

d/b/a Garelick Farms Franklin d/b/a Garelick Farms of Lynn

d/b/a Ideal Dairy

Prior Corporate Names/Companies Merged (non-survivors):

Cumberland Farms, Inc. (12/09/1998)

Dean Northeast, LLC (04/27/2006)

Fairdale Farms, Inc. (12/21/2001)

Garelick Farms, Inc. (12/06/1998)

Grant’s Dairy, Inc. (12/04/1998)

Miscoe Springs, Inc. (12/08/1998)

New England Dairies, LLC (12/23/2009)

Scangas Bros. Holdings, Inc. (12/07/1998)

Suiza GTL, LLC (12/03/1998)

Terrace Dairy, LLC (12/23/2009)

West Lynn Creamery, Inc. (12/10/1998)

West Lynn Creamery Realty Corp. (12/05/1998)

Exh. III-8

Company		Jurisdiction of Organization	Place(s) of Business	Location of Records	Federal Employer Identification No.	State Organizational Number	Prior Corporate Names and Companies Merged
15.	Mayfield Dairy Farms, LLC	DE	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	62-0583008	3469476	d/b/a Atlanta Dairy (GA) Prior Corporate Names/Companies Merged (non-survivors): Mayfield Dairy Farms, Inc. (TN) (12/21/2001) Mayfield Dairy Farms, Inc. (04/27/2006)

16.	Midwest Ice Cream Company, LLC	DE	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	36-4400130	3300351

Prior Corporate Names/Companies Merged (non-survivors):
Dean Foods Regional Business Services, Inc. 01/01/2004)
The Meadows Distributing Company (01/01/2004)
Midwest Ice Cream Company (04/27/2006)
f/k/a Dean Foods Ice Cream Company (05/31/2002)

17.	Model Dairy, LLC	DE	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	75-2677981	3140213	Prior Corporate Names/Companies Merged (non-survivors): Model Dairy, Inc. (01/01/00)

18.	Reiter Dairy, LLC	DE	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	04-3673675	3528456	d/b/a Reiter Dairy, LLC (Akron)
d/b/a Reiter Dairy, LLC (Springfield)

Prior Corporate Names/Companies Merged (non-survivors):
RDI Purchase Corporation (05/01/02)
Reiter Akron, Inc. (06/24/03)
Reiter Dairy, Inc. (12/02/86)
Reiter Dairy of Akron, Inc. (04/27/06)
							Reiter Dairy of Springfield,

Exh. III-9

Company		Jurisdiction of Organization	Place(s) of Business	Location of Records	Federal Employer Identification No.	State Organizational Number	Prior Corporate Names and Companies Merged
							LLC (04/27/06) Reiter Springfield, LLC (06/24/03)

19.	Shenandoah’s Pride, LLC	DE	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	74-2952858	3203661	None
20.	Southern Foods Group, LLC	DE	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	75-2571364	4380273

d/b/a Barbe’s Dairy (in LA)

d/b/a Borden (MO) (07/31/07)

d/b/a Borden Dairy Products (in OK)

d/b/a Brown’s Dairy (in LA)

d/b/a Excelsior Dairy (in HI)

d/b/a Foremost Dairy (in TX, LA)

d/b/a Hygeia Dairy (in TX)

d/b/a Meadow Gold (in MT, ID, OK, CO, OR, NV)

d/b/a Meadow Gold Dairies (in ID, OK, CO, NE, HI, UT, MO, MT, AZ, OR, NV)

d/b/a Mile High Ice Cream (in CO, NE, WY)

d/b/a Naalehu Dairy (in HI)

d/b/a Oak Farms Dairy (in OK, TX)

d/b/a Oak Farms Dairy – Waco (in TX)

d/b/a Schepps Dairy (in OK, TX)

d/b/a Southwest Ice Cream Specialties (in TX)

d/b/a Meadow Gold (Billings)

d/b/a Meadow Gold (Boise)

d/b/a Meadow Gold (Englewood)

d/b/a Meadow Gold (Grand Junction)

d/b/a Meadow Gold (Greeley)

Exh. III-10

Company		Jurisdiction of Organization	Place(s) of Business	Location of Records	Federal Employer Identification No.	State Organizational Number	Prior Corporate Names and Companies Merged

d/b/a Meadow Gold (Hawaii)

d/b/a Meadow Gold (Kalispell)

d/b/a Meadow Gold (Las Vegas)

d/b/a Meadow Gold (Salt Lake City)

d/b/a Meadow Gold (Tulsa)

d/b/a Oak Farms Dairy (Dallas)

d/b/a Oak Farms (Houston)

d/b/a Oak Farms (San Antonio)

d/b/a Schepp's Dairy (Dallas)

d/b/a Southwest Ice Cream

Prior Corporate Names/Companies Merged (non-survivors): Brown’s Velvet Dairy (07/12/2000)

SFG Capital Corporation (01/01/2004)

Southern Foods Group, L.P. (06/30/2007)

f/k/a SFG Newco, LLC (06/29/2007)

21.	Suiza Dairy Group, LLC	DE	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	04-3742039	3098889

d/b/a Broughton Foods, LLC (in KY, OH, TN, WV)
d/b/a Country Delite
d/b/a Country Delite Farms, LLC (in AL, GA, TN)
d/b/a Dairy Fresh, LLC (in NC)
d/b/a Dean Foods Central Ice Cream (in IN)
d/b/a Dean Foods National Warehouse (in CO)
d/b/a Dean Foods of Decatur (in IN)
d/b/a Frostbite Brands (in OH)
d/b/a Land-O-Sun (in FL, GA, IL, IN, KY, NC, NY, OH, TN, VA)
d/b/a Land-O-Sun Dairies (in DE, FL, GA, IL, IN, KY, NC, NY, OH, TN, VA)

Exh. III-11

Company	Jurisdiction of Organization	Place(s) of Business	Location of Records	Federal Employer Identification No.	State Organizational Number	Prior Corporate Names and Companies Merged

d/b/a Louis Trauth Dairy, LLC (in IN, KY, OH)
d/b/a Pet Dairy (in GA, NC, TN, VA)
d/b/a PET Dairy Richmond (VA)
d/b/a Pet O'Fallon, LLC (in IL)
d/b/a Robinson Dairy, LLC (in CO, IL, WY)
d/b/a Schenkel's All-Star Dairy, LLC (in IL, IN, KY, MI)

Prior Corporate Names/Companies Merged (non-survivors):

Broughton Foods, LLC (12/31/2008)

Country Delite, LLC (12/31/2008)

Dairy Fresh, LLC (12/31/2008)

Dan Morton, LLC (08/31/2009)

Dean Intellectual Property Services, Inc. (01/01/2012)

DIPS Limited Partner (11/30/2008)

DIPS GP, Inc. (11/30/2008)

Land-O-Sun Dairies, LLC (12/31/2014)

Louis Trauth Dairy, LLC (12/31/2008)

Pet O’Fallon, LLC (12/31/2008)

Robinson Dairy, LLC (12/23/2009)

Schenkel’s All-Star Dairy, LLC (12/31/2008)

Suiza Dairy Group Holdings, Inc. (4/27/2006)

Suiza Dairy Group, Inc. (4/27/2006)

Suiza Dairy Group, L.P. (12/31/2002) f/k/a/ Suiza Fluid Dairy Group, L.P. (09/20/1999)

Exh. III-12

Company		Jurisdiction of Organization	Place(s) of Business	Location of Records	Federal Employer Identification No.	State Organizational Number	Prior Corporate Names and Companies Merged
22.	Tuscan/Lehigh Dairies, Inc.	DE	880 Allentown Rd. Lansdale, PA 19446	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	33-1046774	2741400

d/b/a Lehigh Valley Dairy
d/b/a Tuscan Dairy

Prior Corporate Names/Companies Merged (non-survivors):
Dellwood Foods, Inc. (04/18/1997)
Lehigh Valley Dairies, Inc. (04/19/1997)
Tuscan/Lehigh Dairies, L.P. (12/31/2002)
Tuscan/Lehigh Management, LLC (01/21/2003)
Tuscan Dairy Farms, Inc. (04/17/1997)

23.	Verifine Dairy Products of Sheboygan, LLC	WI	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204	39-0677200	1V00632	Prior Corporate Names/Companies Merged (non-survivors): Verifine Dairy Products Corporation of Sheboygan, Inc. (04/27/06)

Exh. III-13

Exhibit IV

NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

	Bank/Account	Originator	Lock-Box
1.	Regions Bank 315 Deaderick Street Nashville, TN 37237-0210 Account: 201018	Dean Dairy Holdings, LLC dba Purity Dairies, LLC	Purity Dairies LLC MSC# 4106000 P.O. Box 415000 Nashville, TN 37241-5000
2.	JPMorgan Chase Bank, N.A. 125 Putnam Street Marietta, OH 45750 Account: 617469028	Suiza Dairy Group, LLC dba Broughton Foods, LLC	Broughton Foods, LLC 25854 Network Place Chicago, IL 60673-1258
3.	JPMorgan Chase Bank, N.A. 10 S. Dearborn Chicago, IL 60670 Account: 10-43835	Country Fresh, LLC - Grand Rapids	Country Fresh, LLC 21999 Network Place Chicago, IL 60673-1219
4.	JPMorgan Chase Bank, N.A. 2200 Ross Swiss Avenue - Suite 1050 Dallas, TX 7501 Account: 1106194	Dean Dairy Holdings, LLC dba Creamland Dairies	Price’s Creameries P.O. Box 730771 Dallas, TX 75373
5.	JPMorgan Chase Bank, N.A. Account: 10-78823	Midwest Ice Cream Company, LLC	Midwest Ice Cream Company, LLC 22573 Network Place Chicago, IL 60673-1225
6.	JPMorgan Chase Bank, N.A. 10 S. Dearborn Chicago, IL 60670 Account: 11-34295	Midwest Ice Cream Company, LLC	Midwest Ice Cream Company, LLC 21810 Network Place Chicago, IL 60673-1218

Exh. IV-1

	Bank/Account	Originator	Lock-Box
7.	JPMorgan Chase Bank, N.A. 2200 Ross Avenue, Suite 1050 Dallas, TX 75201 Account: 023257037	Southern Foods Group, LLC. Border	Meadow Gold (Tulsa) P.O. Box 972384 Dallas, TX 75397-2384
8.	JPMorgan Chase Bank, N.A. 2200 Ross Avenue - Suite 1050 Dallas, TX 75201 Account: 1587318807	Southern Foods Group, LLC	Oak Farms Dairy (Houston) P.O. Box 973866 Dallas, TX 75397-3866
9.	JPMorgan Chase Bank, N.A. 10 S. Dearborn Chicago, IL 60670 Account: 662644665	Suiza Dairy Group, LLC dba Schenkel’s All-Star Dairy, LLC	Schenkel’s All-Star Dairy, LLC 21438 Network Place Chicago, IL 60673-1217
10.	First Hawaiian Bank 2411 S. King St Honolulu, HI 96826 Account: 48061370	Southern Foods Group, LLC	Meadow Gold (Hawaii) P.O. Box 30390 Honolulu, HI 96820-0390
11.	JPMorgan Chase Bank Account: 727113219	Dean Dairy Holdings, LLC dba Dean Illinois Dairies, LLC	Dean Illinois Dairies, LLC P.O. Box 23682 Chicago, IL 60694
12.	Wells Fargo Bank Account: 2000028328584	Dean Dairy Holdings, LLC dba Meadow Brook Dairy Company	Meadowbrook Dairy 75 Remittance Drive Suite 6443 Chicago, IL 60675-6443
13.	Wells Fargo Bank Account: 2000028328597	Dean Dairy Holdings, LLC dba Dean Dairy Products Company, LLC	Dean Dairy Products Company, LLC 75 Remittance Drive Suite 6450 Chicago, IL 60675-6450
14.	Wells Fargo Bank Account: 2000028328649	Garelick Farms, LLC - The Lehigh Depository	Lehigh Valley Dairy Box#3886 P O Box 8500 Philadelphia, PA 19178-3886
15.	Wells Fargo Bank Account: 2000028328681	Garelick Farms, LLC - The Garelick Farms Franklin Depository	Garelick Farms Franklin Box#3906 P O Box 8500 Philadelphia, PA 19178-3906

Exh. IV-2

	Bank/Account	Originator	Lock-Box
16.	Wells Fargo Bank Account: 2000028328694	Garelick Farms, LLC dba Garelick Farms of NJ	Garelick Farms of New Jersey Box#3916 P O Box 8500 Philadelphia, PA 19178-3916
17.	Wells Fargo Bank Account: 2000028328704	Garelick Farms, LLC dba Garelick Farms of NY	Garelick Farms of New York Box#3921 P O Box 8500 Philadelphia, PA 19178-3921
18.	Wells Fargo Bank Account: 2000028330187	Garelick Farms, LLC dba Garelick Farms of Lynn	Garelick Farms of Lynn Box # 3926 P O Box 8500 Philadelphia, PA 19178-3926
19.	Wells Fargo Bank 401 S. Tryon St., 3 Wells Fargo Center, 10th floor Charlotte, NC 28288 Account: 2000001211197	Suiza Dairy Group, LLC dba Dairy Fresh, LLC	Dairy Fresh, LLC P.O. Box 60898 Charlotte, NC 28260
20.	Wells Fargo Bank 401 S. Tryon St., 3 Wells Fargo Center, 10th floor Charlotte, NC 28288 Account: 2000001211605	Suiza Dairy Group, LLC dba Country Delite Farms, LLC	Country Delite Farms, LLC P.O. Box 932542 Atlanta, GA 31193-2689
21.	Wells Fargo Bank 401 S. Tryon St., 3 Wells Fargo Center, 10th floor Charlotte, NC 28288 Account: 2000014790676	Dean Dairy Holdings, LLC dba McArthur Dairy, LLC	McArthur Dairy, LLC P.O. Box 932688 Atlanta, GA 31193-2689

Exh. IV-3

	Bank/Account	Originator	Lock-Box
22.	Wells Fargo Bank 401 S. Tryon St., 3 Wells Fargo Center, 10th floor Charlotte, NC 28288 Account: 2000014790647	Dean Dairy Holdings, LLC dba T.G. Lee Foods, LLC	T.G. Lee Foods, LLC P.O. Box 932689 Atlanta, GA 31193-2689
23.	Wells Fargo Bank Account: 2000014790650	Mayfield Dairy Farms, LLC	Mayfield Dairy Farms, LLC P.O. Box 933321 Atlanta, GA 31193-3321
24.	Wells Fargo Bank Account: 4121897490	Dean Foods Of WI	Dean Foods Of WI P.O. Box 1450 NW 8318 Minneapolis, MN 55485-6068 Friendly’s Lockbox 842648
25.	Wells Fargo Bank 1200 W. 7th St., Suite T2-210 Los Angeles, CA 90017 Account: 4171190465	Alta-Dena Certified Dairy, LLC	Alta-Dena Certified Dairy, LLC Dept. 2363 Los Angeles, CA 90084-2363
26.	Wells Fargo Bank 42840 Christy St., Suite 100 Fremont, CA 94538 Account: 4171189186	Berkeley Farms, LLC	Berkeley Farms, LLC - P.O. Box 39000 San Francisco, CA 94139-3405
27.	Wells Fargo Bank Alburquerque, NM Account: 4171190200	Dean Dairy Holdings, LLC dba Creamland Dairies, LLC	Creamland Dairies, LLC P.O. Box 27508 Albuquerque, NM 87125
28.	Wells Fargo Bank Account: 4121207872	Dean Foods North Central, LLC	Dean Foods North Central, LLC P.O. Box 1450 NW 8318 Minneapolis, MN 55485-8318

Exh. IV-4

	Bank/Account	Originator	Lock-Box
29.	Wells Fargo Bank 1445 Ross Avenue Dallas, TX 74202 Account: 4167506609	Gandy’s Dairies, LLC	Gandy’s Dairies LLC P.O. Box 201263 Dallas, TX 75320-1263
30.	Wells Fargo Bank 155 5th St, 6th Floor San Francisco, CA 94103 Account: 4185047190	Model Dairy, LLC	Model Dairy, LLC Department 2170 Los Angeles, CA 90084-2170
31.	Wells Fargo Bank Account: 2000002922951	Suiza Dairy Group, LLC	PO Box 60498 Charlotte, NC 28260-0498
32.	Wells Fargo Bank 555 17th Street # 600 Denver, CO 80202 Account: 4496806159	Southern Foods Group, LLC	Meadow Gold (Salt Lake City) P.O. Box 959 Denver, CO 80291
33.	Wells Fargo Bank 1445 Ross Avenue Dallas, TX 75202 Account: 4496805912	Southern Foods Group, LLC	Oak Farms Dairy (San Antonio) P.O. Box 200349 Dallas, TX 75320-0349
34.	Wells Fargo Bank 1445 Ross Avenue Dallas, TX 75202 Account: 4496805821	Southern Foods Group, LLC	Schepps Dairy (Dallas) P.O. Box 200300 Dallas, TX 75320-0300
35.	Wells Fargo Bank 1445 Ross Avenue Dallas, TX 75202 Account: 4496805862	Southern Foods Group, LLC	Southwest Ice Cream P.O. Box 201074 Dallas, TX 75320-1074
36.	Wells Payment Express 555 17th Street #600 Denver, CO 80202 Account: 4950022608	Southern Foods Group, LLC	Meadow Gold (Billings) Dept. 964 Denver, CO 80271-0964

Exh. IV-5

	Bank/Account	Originator	Lock-Box
37.	Wells Payment Express 555 17th Street #600 Denver, CO 80202 Account: 4950022558	Southern Foods Group, LLC	Meadow Gold (Boise) Dept. 960 Denver, CO 80271
38.	Wells Payment Express 555 17th Street #600 Denver, CO 80202 Account: 4496806118	Southern Foods Group, LLC	Meadow Gold (Englewood) Dept 962 Denver, CO 80271
39.	Wells Payment Express 555 17th Street #600 Denver, CO 80202 Account: 4496806183	Southern Foods Group, LLC	Meadow Gold (Grand Junction) Dept. 275 Denver, CO 80271-0275
40.	Wells Payment Express 555 17th Street #600 Denver, CO 80202 Account: 4950022475	Southern Foods Group, LLC	Meadow Gold (Great Falls) Dept. 966 Denver, CO 80271
41.	Wells Payment Express 555 17th Street #600 Denver, CO 80202 Account: 4496806134	Southern Foods Group, LLC	Meadow Gold (Greeley) Dept. 961 Denver, CO 80271
42.	Wells Fargo Bank P.O. Box 63020 Account: 4121026124	Southern Foods Group, LLC	Meadow Gold (Las Vegas) Department 9373 Los Angeles, CA 90084-9373
43.	Bank of America Account: 100101176809	Suiza Dairy Group, LLC dba Pet O’Fallon	Pet O’Fallon PO Box 500117 St. Louis, MO 63150-0117
44.	JPMorgan Chase Bank Account: 737302885	Country Fresh, LLC	Country Fresh, LLC (Jilbert) PO Box 24135 Chicago, IL 60694

Exh. IV-6

	Bank/Account	Originator	Lock-Box
45.	Wells Fargo Bank Account: 2000022999029	Reiter Dairy, LLC	Reiter Dairy, LLC (Akron) 75 Remittance Dr., Suite 6469 Chicago, IL 60675-6469
46.	Wells Fargo Bank Account: 2000022999016	Reiter Dairy, LLC	Reiter Dairy, LLC (Springfield) 75 Remittance Dr., Suite 3038 Chicago, IL 60675-3038
47.	Wells Fargo Bank Account: 2000028328607	Dean Dairy Holdings, LLC dba Swiss Premium Dairy, LLC	Swiss Premium Dairy, LLC PO Box 8500-3866 Philadelphia, PA 19178-3866
48.	JPMorgan Chase Bank Account: 1000124	Dean Dairy Holdings, LLC dba Prices Creamries	Electronic Receipts
49.	Wells Fargo Bank Account: 4496805813	Southern Foods Group, LLC	EFT Payment Account
50.	Wells Fargo Bank Account: 4945645182	Dean Dairy Holdings, LLC dba Purity Dairies	PO Box 935522 Atlanta, GA 31193-5522
51.	PNC Bank, N.A. Account: 4252357434 Saginaw, MI	Country Fresh, LLC	Grand Rapids Depository/route acct
52.	Fifth Third Bank, N.A. Account: 7027701197	Dean Foods Company	PO Box 1335 Dept 720057 Charlotte NC 28201
53.	BMO Harris Bank Account: 2379709	Dean Foods Company	Route deposits – scan deposits only
54.	BMO Harris Bank Account: 2379717	Suiza Dairy Group, LLC	EFT Payments only

Exh. IV-7

	Bank/Account	Originator	Lock-Box
55.	BMO Harris Bank Account: 2379725	Suiza Dairy Group, LLC	EFT Payments only
56.	BMO Harris Bank Account: 2379733	Suiza Dairy Group, LLC	EFT Payments only
57.	BMO Harris Bank Account: 2379741	Dean Foods Company	EFT Payments only
58.	BMO Harris Bank Account: 2379758	Suiza Dairy Group, LLC	EFT Payments only
59.	BMO Harris Bank Account: 2379790	Suiza Dairy Group, LLC	EFT Payments only
60.	PNC Bank, N.A. Account: 1069985711	Dairy Group Receivables, L.P.	PO BOX 746496 ATLANTA GA 30374-6496 PO BOX 776911 CHICAGO IL 60677-6911 PO BOX 844358 BOSTON MA 02284-4358 PO BOX 676010 DALLAS TX 75267-6010 POB 912820 PASADENA, CA 91110-2820
61.	PNC Bank, N.A. Account: 1069985703	Dairy Group Receivables II, L.P.	PO BOX 746108 ATLANTA GA 30374-6108 PO BOX 776922 CHICAGO IL 60677-692

Exh. IV-8

	Bank/Account	Originator	Lock-Box
62.			PO BOX 844373 BOSTON MA 02284-4373 PO BOX 676024 DALLAS TX 75267-6024 PO BOX 31001-2833 PASADENA CA 91110-2833

Exh. IV-9

Exhibit V

FORM OF COMPLIANCE CERTIFICATE

To: Coöperatieve Rabobank U.A., New York Branch, as Agent for the benefit of the Purchasers

This Compliance Certificate is furnished pursuant to that certain Ninth Amended and Restated Receivables Purchase Agreement dated as of November ___, 2019, as amended or modified from time to time, among Dairy Group Receivables, L.P. and Dairy Group Receivables II, L.P., as Sellers, the Servicers party thereto, the Financial Institutions party thereto, the Companies party thereto, and Coöperatieve Rabobank U.A., New York Branch, as Agent (as amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.    I am the duly elected ____________ of [Insert name of applicable Seller Party or Originator] (the “Applicable Party”).

2.    I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Applicable Party and its Subsidiaries during the accounting period covered by the attached financial statements.

3.    The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes an Amortization Event or Potential Amortization Event during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

4.    [Reserved].

5.    Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action that the Applicable Party has taken, is taking, or proposes to take with respect to each such condition or event:

6.    As of the date hereof, the jurisdiction of organization of each Seller and each Servicer is Delaware, each of the Sellers and each Servicer is a “registered organization” (within the meaning of Section 9-102 of the UCC in effect in such applicable jurisdiction) and neither any Seller nor any Servicer has changed its jurisdiction of organization since the date of the Agreement.

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of __________, ______.

Exh. V-1

[DAIRY GROUP RECEIVABLES, L.P.]

By:
Name:
Title:

[DAIRY GROUP RECEIVABLES II, L.P.]

By:
Name:
Title:

Exh. V-2

SCHEDULE I TO COMPLIANCE CERTIFICATE

A.       Schedule of Compliance as of ______________, _____ with Section ___ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended: __________

Exh. V-3

Exhibit VI

FORM OF COLLECTION ACCOUNT AGREEMENT

[On letterhead of Originator]

__________, ____

[LockBox Bank/Concentration Bank/Depositary Bank]

Re: [Applicable Originator]

Ladies and Gentlemen:

Reference is hereby made to P.O. Box #_________ in [city, state, zip code] (the “LockBox”) of which you have exclusive control for the purpose of receiving mail and processing payments therefrom pursuant to that certain [name of lockbox agreement] between you and [applicable Originator] (the “Company”) dated _________ (the “Agreement”). You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment, and credit such payments to the Company’s checking account no. ________ maintained with you in the name of the Company (the “Lock-Box Account”).

The Company hereby informs you that pursuant to that certain [Third Amended and Restated Receivables Sale Agreement, dated as of November ___, 2019], [Second Amended and Restated Dean Receivables Sale Agreement, dated as of November ___, 2019 and effective for all purposes as of March 31, 2002], as amended, restated, supplemented or otherwise modified from time to time, among the Company, the other parties thereto as Originators and [Dairy Group Receivables, L.P.] [Dairy Group Receivables II, L.P.] (“Seller”), the Company has transferred all of its right, title and interest in and to, and exclusive ownership and control of, the Lock-Box and the LockBox Account to Seller. The Company and Seller hereby request that the name of the LockBox Account be changed to “[applicable Servicer], as Servicer.”

The Company and Seller hereby irrevocably instruct you, and you hereby agree, that (i) if at any time you receive any instruction originated by Coöperatieve Rabobank U.A., New York Branch (“Rabobank”) directing the disposition of funds in the Lock-Box Account you will comply with such instruction without further consent of the Company, Seller or any other person or entity, provided, that until you receive notice in the form attached hereto as Annex A (a “Notice”) from Rabobank, Seller and the Company, as servicer, shall be entitled to give instructions directing the disposition of funds in the Lock-Box Account; (ii) notwithstanding anything to the contrary contained herein, if at any time you receive conflicting instructions from Rabobank and Seller or the Company, you shall follow the instructions of Rabobank and not Seller or the Company; and (iii) upon receiving a Notice, (A) you will take all instructions regarding the Lock-Box Account and the disposition of funds therein solely from Rabobank, (B) the name of the LockBox Account will be changed to Rabobank for itself and as agent (or any designee of Rabobank) and Rabobank will have exclusive ownership of and access to and sole control of the Lock-Box and the LockBox Account, and neither the Company, Seller, nor any of their respective affiliates will have any control of the Lock-Box or the LockBox Account or any access thereto, (C) you will either continue to send the funds from the LockBox to the LockBox Account, or will redirect the funds as Rabobank may otherwise request, (D) you will transfer monies on deposit in the LockBox Account, at any time, as directed by Rabobank and otherwise comply with all instructions received from Rabobank with respect to the Lock-Box and the Lock-Box Account without further consent by the Company, Seller or any other person or entity, (E) all services to be performed by you under the Agreement will be performed on behalf of Rabobank, and (F) all correspondence or other mail that you have agreed to send to the Company or Seller will be sent to Rabobank at the following address:

Exh. VI-1

Coöperatieve Rabobank U.A., New York Branch

245 Park Avenue, 36th Floor

New York, NY 10167

Attention: Transaction Management

Email: tmteam@rabobank.com

Facsimile: (914) 304-9324

Moreover, upon such notice, Rabobank for itself and as agent will have all rights and remedies given to the Company (and Seller, as the Company’s assignee) under the Agreement. Seller agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

You hereby acknowledge that monies deposited in the LockBox Account or any other account established with you by Rabobank for the purpose of receiving funds from the LockBox are subject to the liens of Rabobank for itself and as agent, and will not be subject to deduction, setoff, recoupment, banker’s lien or any other right you or any other party may have against the Company, Seller or any of their respective affiliates (including, without limitation, any security interest therein arising by operation of law or otherwise, which security interest is hereby released and terminated).

You hereby acknowledge and agree that (i) you are executing this letter agreement and agree to perform hereunder in your capacity as a “bank” as defined in Section 9-102 of the UCC; (ii) the Lock-Box Account is, and will be maintained as, a “deposit account” as defined in Section 9-102 of the UCC and shall be governed by the laws of the State of New York; (iii) regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be your jurisdiction (within the meaning of Section 9-304 of the UCC); (iv) there are no agreements entered into between you and/or the Company or Seller with respect to the Lock-Box Account, except the Agreement; (v) you have not entered into, and until termination of this letter agreement will not enter into, any agreement with any other party relating to the Lock-Box Account and/or any financial assets or funds credited or deposited thereto pursuant to which you have agreed to comply with instructions (within the meaning of Section 9-104 of the UCC) of such other party; (vi) you will not change the name or account number of the Lock-Box Account without the prior written consent of Rabobank; (vii) you have not entered into, and until termination of this letter agreement will not enter into, any agreement purporting to limit or condition your obligation to comply with instructions; (viii) except for the claims and interest of Rabobank and Seller in the Lock-Box Account, you do not know of any lien on or claim to, or interest in the Lock-Box Account or funds deposited or credited thereto; and (ix) if any party asserts any lien, encumbrance or similar process against the Lock-Box Account or funds deposited or credited thereto, you will promptly notify Rabobank and Seller thereof. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or inconsistent with, any provision of the Agreement or any other agreement now existing or hereafter entered into, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

Exh. VI-2

Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

Very truly yours,

[APPLICABLE ORIGINATOR]

By:
Name:
Title:

[DAIRY GROUP RECEIVABLES, L.P.]

By:
Name:
Title:

[DAIRY GROUP RECEIVABLES II, L.P.]

By:
Name:
Title:

Acknowledged and agreed to this
____ day of ______

[COLLECTION BANK]

By:
Name:
Title:

Coöperatieve Rabobank U.A., New York Branch, as Agent

By:
Name:
Title:

By:
Name:
Title:

Exh. VI-3

Annex A

FORM OF NOTICE

[On letterhead of Rabobank]

___________, ______

[Collection Bank/Depositary Bank/Concentration Bank]

Re: [Applicable Originator]

Ladies and Gentlemen:

We hereby notify you that we are exercising our rights pursuant to that certain letter agreement among [applicable Originator], [Dairy Group Receivables, L.P.] [Dairy Group Receivables II, L.P.], you and us, to have the name of, and to have exclusive ownership and sole control of, account number __________ (the “LockBox Account”) maintained with you, transferred to us. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Lock-Box Account or the funds credited thereto from any person or entity other than us, unless otherwise ordered by a court of competent jurisdiction. [The LockBox Account will henceforth be a zero balance account, and funds deposited in the LockBox Account should be sent at the end of each day to ___________.] You have further agreed to perform all other services you are performing under that certain agreement dated _________ between you and [applicable Originator] on our behalf.

We appreciate your cooperation in this matter.

Very truly yours,

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (for itself and as agent)

By:
Name:
Title:

By:
Name:
Title:

Exh. VI-4

Exhibit VII

FORM OF ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Assignment Agreement”) is entered into as of the _____ day of _____________, _____, by and between ___________________ (“Assignor”) and ________________________ (“Assignee”).

PRELIMINARY STATEMENTS

A.  This Assignment Agreement is being executed and delivered in accordance with Section 12.1(b) of that certain Ninth Amended and Restated Receivables Purchase Agreement, dated as of November ___, 2019, as amended or modified from time to time, by and among Dairy Group Receivables, L.P. and Dairy Group Receivables II, L.P., as Sellers, the Servicers party thereto, the Financial Institutions party thereto, the Companies party thereto, and Coöperatieve Rabobank U.A., New York Branch, as Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings set forth or incorporated by reference in the Purchase Agreement.

B.  Assignor is a Financial Institution party to the Purchase Agreement, and Assignee wishes to become a Financial Institution thereunder; and

C.  Assignor is selling and assigning to Assignee an undivided ________________% (the “Transferred Percentage”) interest in all of Assignor’s rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, Assignor’s Commitment and (if applicable) the Capital of Assignor’s Purchaser Interests as set forth herein.

AGREEMENT

The parties hereto hereby agree as follows:

1.   The sale, transfer and assignment effected by this Assignment Agreement shall become effective (the “Effective Date”) two (2) Business Days (or such other date selected by the Agent in its sole discretion) following the date on which a notice substantially in the form of Schedule II to this Assignment Agreement (“Effective Notice”) is delivered by the Agent to the Company in the Assignor’s and Assignee’s Purchaser Group, Assignor and Assignee. From and after the Effective Date, Assignee shall be a Financial Institution party to the Purchase Agreement for all purposes thereof as if Assignee were an original party thereto and Assignee agrees to be bound by all of the terms and provisions contained therein.

2.   If Assignor has no outstanding Capital under the Purchase Agreement, on the Effective Date, Assignor shall be deemed to have hereby transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and all rights and obligations associated therewith under the terms of the Purchase Agreement, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Article I of the Purchase Agreement.

3.   If Assignor has any outstanding Capital under the Purchase Agreement, at or before 12:00 noon, local time of Assignor, on the Effective Date, Assignee shall pay to Assignor, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of the outstanding Capital of Assignor’s Purchaser Interests (such amount, being hereinafter referred to as the “Assignee’s Capital”); (ii) all accrued but unpaid (whether or not then due) Yield attributable to Assignee’s

Exh. VII-1

Capital; and (iii) accruing but unpaid fees and other costs and expenses payable in respect of Assignee’s Capital for the period commencing upon each date such unpaid amounts commence accruing, to and including the Effective Date; whereupon, Assignor shall be deemed to have sold, transferred and assigned to Assignee, without recourse, representation or warranty (except as provided in paragraph 6 below), and Assignee shall be deemed to have hereby irrevocably taken, received and assumed from Assignor, the Transferred Percentage of Assignor’s Commitment and the Capital of Assignor’s Purchaser Interests (if applicable) and all related rights and obligations under the Purchase Agreement and the Transaction Documents, including, without limitation, the Transferred Percentage of Assignor’s future funding obligations under Article I of the Purchase Agreement.

4.   Concurrently with the execution and delivery hereof, Assignor will provide to Assignee copies of all documents requested by Assignee that were delivered to Assignor pursuant to the Purchase Agreement.

5.   Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

6.   By executing and delivering this Assignment Agreement, Assignor and Assignee confirm to and agree with each other, the Agent and the other Financial Institutions in the Assignor’s and Assignee’s Purchaser Group as follows: (a) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Purchase Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Assignee, the Purchase Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Seller, any Obligor or any Affiliate thereof or the performance or observance by any Seller, any Obligor or any Affiliate thereof of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; (c) Assignee confirms that it has received a copy of the Purchase Agreement and copies of such other Transaction Documents, and other documents and information as it has requested and deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (d) Assignee will, independently and without reliance upon the Agent, any Company, any Seller or any other Financial Institution or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Purchase Agreement and the Transaction Documents; (e) Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) Assignee agrees that it will perform in accordance with their terms all of the obligations that, by the terms of the Purchase Agreement and the other Transaction Documents, are required to be performed by it as a Financial Institution (including, without limitation, as a Related Financial Institution) or, when applicable, as a Purchaser.

7.   Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of the Purchase Agreement, including, without limitation, Article I and Sections 4.1 and 14.6 thereof.

8.   Schedule I hereto sets forth the revised Commitment of Assignor, the Company for which Assignee shall act as a Related Financial Institution and the Commitment of Assignee, as well as administrative information with respect to Assignee.

Exh. VII-2

9.   THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.     Assignee hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all senior indebtedness for borrowed money of any Company, it will not institute against, or join any other Person in instituting against, any Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers of the date hereof.

[ASSIGNOR]

By:
Title:

[ASSIGNEE]

By:
Title:

Exh. VII-3

SCHEDULE I TO ASSIGNMENT AGREEMENT

LIST OF LENDING OFFICES, ADDRESSES
FOR NOTICES AND COMMITMENT AMOUNTS

Date: _______________, ____

Transferred Percentage: ___________%

	A-1	A-2	B-1	B-2
Assignor	Commitment (prior to giving effect to the Assignment Agreement)	Commitment (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

	A-2	B-1	B-2
Assignee	Commitment (after giving effect to the Assignment Agreement)	Outstanding Capital (if any)	Ratable Share of Outstanding Capital

Assignee is a Related Financial Institution for: ______________________________

Address for Notices

__________________

__________________

Attention:

Phone:

Fax:

Exh. VII-4

SCHEDULE II TO ASSIGNMENT AGREEMENT

EFFECTIVE NOTICE

TO:	_________________________, Assignor

_________________________

_________________________

_________________________

TO:	_________________________, Assignee

_________________________

_________________________

_________________________

TO:	_________________________, Company

_________________________

_________________________

_________________________

The undersigned, as Agent under the Ninth Amended and Restated Receivables Purchase Agreement dated as of November ___, 2019, as amended or modified from time to time, by and among Dairy Group Receivables, L.P. and Dairy Group Receivables II, L.P., as Sellers, the Servicers party thereto, the Financial Institutions party thereto, the Companies party thereto, and the undersigned, hereby acknowledges receipt of executed counterparts of a completed Assignment Agreement dated as of _______________, ________ between ______________________, as Assignor, and _______________________________, as Assignee. Terms defined in such Assignment Agreement are used herein as therein defined.

1.   Pursuant to such Assignment Agreement, you are advised that the Effective Date will be ____________________, _____.

2.   Each of the Company in the Assignor’s Purchaser Group and the Administrative Seller hereby consent to the Assignment Agreement as required by Section 12.1(b) of the Purchase Agreement.

3.   [Pursuant to such Assignment Agreement, the Assignee is required to pay $__________________ to Assignor at or before 12:00 noon (local time of Assignor) on the Effective Date in immediately available funds.]

Very truly yours,

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Agent

By:
Name:
Title:

Exh. VII-5

[APPLICABLE COMPANY]

By:
Name:
Title:

[DAIRY GROUP RECEIVABLES, L.P.]

By:
Name:
Title:

[DAIRY GROUP RECEIVABLES II, L.P.]

By:
Name:
Title:

Exh. VII-6

Exhibit VIII

CREDIT AND COLLECTION POLICIES

See Exhibit V to each of the Receivables Sale Agreements

Exh. VIII-1

Exhibit IX

FORM OF LETTER OF CREDIT APPLICATION

[See Attached]

Exh. IX-1

Exhibit X

FORM OF MONTHLY REPORT

[See Attached]

Exh. X-1

EXHIBIT X-A

FORM OF INTERIM REPORT

[See Attached]

Exh. X-A-1

EXHIBIT XI

FORM OF PERFORMANCE UNDERTAKING

This Fifth Amended and Restated Dean Performance Undertaking (this “Undertaking”), dated as of November [●], 2019, is executed by Dean Foods Company, a Delaware corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Provider”), in favor of [Seller]., a Delaware limited partnership (together with its successors and assigns, “Seller”), and Coöperatieve Rabobank U.A., New York Branch, for itself and as Agent for the benefit of the Purchasers under the Purchase Agreement (as hereinafter defined) (the “Agent” and, together with Seller, the “Recipients”).

RECITALS

1.   Each of the Originators party thereto (such Originators, each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, are the “Originators” hereunder) and Seller have entered into the [Seller’s Receivables Sale Agreement] (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”), pursuant to which each Originator, subject to the terms and conditions contained therein, is selling its right, title and interest in and to its accounts receivable to Seller.

2.   Seller, together with [ ], as Sellers, each of the Originators and certain other Subsidiaries of Provider, each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, in their respective capacities as Servicers, collectively the “Companies” (as defined therein), the financial institutions from time to time party thereto as “Financial Institutions” (as defined therein) and Coöperatieve Rabobank U.A., New York Branch, as Agent, are parties to the Ninth Amended and Restated Receivables Purchase Agreement, dated November , 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement” and, together with the Sale Agreement, the “Agreements”), pursuant to which, among other things, Seller, subject to the terms and conditions contained therein, is selling undivided percentage ownership interests to the Purchasers thereunder in the accounts receivable purchased from the Originators under the Sale Agreement.

3.   Each Originator is a direct or indirect Subsidiary of Provider and Provider is expected to receive substantial direct and indirect benefits from the sale of accounts receivable by such Originator pursuant to the Sale Agreement, and the performance by each Originator of its obligations as a Servicer pursuant to the Purchase Agreement (which benefits are hereby acknowledged).

4.   It is a condition precedent to the willingness of Seller to enter into the Sale Agreement and the willingness of the Agent and the Purchasers to enter into the Purchase Agreement that Provider execute and deliver this Undertaking, agreeing to guaranty the due and punctual performance by each Originator of its Obligations (as hereinafter defined) as provided herein.

5.   Provider acknowledges that Seller is entering into the transactions contemplated by the Sale Agreement, and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Provider’s guaranty of the due and punctual performance by each Originator of its Obligations as provided herein.

6.   Provider is a party to the [Seller’s Performance Undertaking], dated as of [●] (as amended, the “Existing Agreement”), by Provider in favor of Seller and Agent.

7.   Provider, Seller and Agent have agreed that the Existing Agreement shall be amended and restated as set forth herein.

Exh. XI-1

AGREEMENT

NOW, THEREFORE, Provider hereby agrees with the Seller and the Agent that the Existing Agreement is amended and restated as follows:

Section 1. Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the Sale Agreement or the Purchase Agreement, as applicable. In addition:

“Obligations” means, collectively, (a) all covenants, agreements, terms, conditions and indemnities to be performed and observed by each Originator under and pursuant to the Sale Agreement and each other document executed and delivered by such Originator pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by such Originator under the Sale Agreement, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason (including, without limitation, interest accruing following the filing of a bankruptcy petition by or against any Originator, at the applicable rate specified in the Agreements, whether or not such interest is allowed or allowable as a claim in bankruptcy) and (b) all obligations of each Originator (i) as a Servicer under the Purchase Agreement or (ii) that arise pursuant to Sections 8.2 or 14.4(a) of the Purchase Agreement as a result of its termination as a Servicer.

Section 2.   Guaranty of Performance of Obligations. Provider hereby guarantees to the Recipients the full and punctual payment and performance by each Originator of its Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all of the Obligations of each Originator under the Agreements and each other document executed and delivered by any such Originator pursuant to the Agreements and is in no way conditioned upon any requirement that any Recipient first attempt to collect any amounts owing by any Originator to such Recipient (including any Purchaser) from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of any Recipient (including any Purchaser) in favor of any Originator or any other Person or other means of obtaining payment. Should any Originator default in the payment or performance of any of its Obligations, after giving effect to any applicable grace period, each Recipient (or its respective assigns) may cause the immediate performance by Provider of such Originator’s Obligations and cause any payment Obligations of such Originator to become forthwith due and payable to any Recipient (or its respective assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Provider. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Provider shall not be responsible for any Obligations to the extent the failure to perform such Obligations by such Originator results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided, that nothing herein shall relieve such Originator from performing in full its Obligations under the Agreements or Provider of its undertaking hereunder with respect to the full performance of such duties.

Section 3.   Provider’s Further Agreements to Pay. Provider further agrees, as the principal obligor and not as a guarantor only, to pay to Recipients (and their respective assigns), forthwith upon demand in funds immediately available to Recipients, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by Recipients (or any of them) in connection with the Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Bank One Prime Rate plus 2% per annum, such rate of interest changing when and as the Bank One Prime Rate changes; provided, however, that in no event shall Provider be required to pay to any Recipient any interest on interest hereunder.

Exh. XI-2

Section 4.   Waivers by Provider. Provider waives notice of acceptance of this Undertaking, notice of any action taken or omitted by any Recipient (or its assigns) in reliance on this Undertaking, and any requirement that any Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event, Amortization Event, other default or omission by any Originator or asserting any other rights of a Recipient under this Undertaking. Provider warrants that it has adequate means to obtain from such Originator, on a continuing basis, information concerning the financial condition of such Originator, and that it is not relying on any Recipient to provide such information, now or in the future. Provider also irrevocably waives all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Each Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Provider and without relieving Provider of any liability under this Undertaking, to deal with such Originator and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as such Recipient in its sole discretion deems fit, and to this end Provider agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 8 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event, Amortization Event, or default with respect to the Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Obligations or any part thereof; (e) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment Obligations of such Originator or any part thereof or amounts which are not covered by this Undertaking even though such Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment Obligations of such Originator or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Provider may have at any time against such Originator in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Obligations or any part thereof; or (i) any failure on the part of such Originator to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not Provider shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.

Section 5.   Unenforceability of Obligations Against Any Originator. Subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter (and in each case, subject to the terms thereof), notwithstanding (a) any change of ownership of any Originator or the insolvency, bankruptcy or any other change in the legal status of any Originator; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Obligations; (c) the failure of any Originator or Provider to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Obligations or this Undertaking; or (d) if any of the moneys included in the Obligations have become irrecoverable from any Originator for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Provider and shall constitute the primary obligation of Provider. This Undertaking shall be in addition to any other guaranty or other security for the Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. Subject

Exh. XI-3

to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter (and in each case, subject to the terms thereof), in the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Originator or for any other reason with respect to any Originator, all such amounts then due and owing with respect to the Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Obligations, shall be immediately due and payable by Provider.

Section 6.   Representations and Warranties. Provider hereby represents and warrants to each Recipient that:

(a)   Existence and Standing. Provider is a corporation duly organized and validly existing under the laws of its jurisdiction of organization. Subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter (and in each case, subject to the terms thereof), Provider has and holds all power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except to the extent that the failure to so qualify or hold could not reasonably be expected to have a Material Adverse Effect.

(b)   Authorization, Execution and Delivery; Binding Effect. Subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter (and in each case, subject to the terms thereof), Provider has the corporate power and authority and legal right to execute and deliver this Undertaking, perform its obligations hereunder and consummate the transactions herein contemplated. Subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter (and in each case, subject to the terms thereof), the execution and delivery by Provider of this Undertaking, the performance of its obligations and consummation of the transactions contemplated hereunder have been duly authorized by proper corporate proceedings, and Provider has duly executed and delivered this Undertaking. Subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter (and in each case, subject to the terms thereof), this Undertaking constitutes the legal, valid and binding obligation of Provider enforceable against Provider in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c)   No Conflict; Government Consent. Subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter (and in each case, subject to the terms thereof), the execution and delivery by Provider of this Undertaking and the performance of its obligations hereunder do not contravene or violate (i) its certificate or articles of incorporation or bylaws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property and, do not result in the creation or imposition of any Adverse Claim on assets of Provider. Subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter (and in each case, subject to the terms thereof), no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution and delivery by Provider of this Undertaking and the performance of its obligations hereunder.

(d)   Material Adverse Effect. Since the Filing Date, no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

Exh. XI-4

(e)   Taxes. Provider and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed, in accordance with the Bankruptcy Code and subject to any required approvals of the Bankruptcy Court, and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Provider or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

(f)   Litigation and Contingent Obligations. Except the Chapter 11 Cases, there are no actions, suits or proceedings pending or, to the best of Provider’s knowledge threatened against or affecting Provider, any of its Subsidiaries or any of their respective properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect.

(g)   Accuracy of Information. All information heretofore furnished by or on behalf of Provider to Recipients (or their respective assigns) for purposes of or in connection with this Undertaking, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Provider to Recipients (or their respective assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances made or presented.

(h)   Not a Holding Company or an Investment Company. Provider is not a “holding company” or a “subsidiary holding company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Provider is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(i)   Compliance with Law. Provider and its Subsidiaries have complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

Section 7.   Covenants. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Undertaking terminates in accordance with its terms, Provider hereby covenants, as to itself, as set forth below:

(i)   Financial Reporting. Provider will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Recipients (and their respective assigns):

(1)   Annual Reporting. Within 90 days after the close of each of its respective fiscal years, to the extent not furnished under the Purchase Agreement, audited, unqualified consolidated financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) of Provider for such fiscal year certified in a manner acceptable to the Agent by independent public accountants acceptable to the Agent.

(2)   Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, to the extent not furnished under the Purchase Agreement, (A) consolidated balance sheets of Provider and its Subsidiaries as at the close of each such period and (B) consolidated statements of income and retained earnings and a statement of cash flows for Provider for the period from the beginning of such fiscal year to the end of such quarter, all certified by its respective chief financial officer or treasurer.

Exh. XI-5

(3)   Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of Provider, to the extent not electronically available, copies of all financial statements, reports and proxy statements so furnished.

(4)   S.E.C. Filings. Promptly upon the filing thereof, to the extent not electronically available, copies of all annual, quarterly, monthly or other regular reports that Provider or any of its Subsidiaries files with the Securities and Exchange Commission.

(5)   Copies of Dean Credit Agreement Amendments. Promptly after execution thereof, copies of each amendment to the Dean Credit Agreement as in effect from time to time notwithstanding any language to the contrary contained in the definition of “Dean Credit Agreement” set forth in the Purchase Agreement.

(6)   Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the condition or operations, financial or otherwise, of Provider as any Recipient (or its assigns) may from time to time reasonably request.

(ii)   Notices. Provider will notify Recipients in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(1)   Judgment and Proceedings. (A) The entry of any judgment or decree against Provider or any of its respective Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against such Provider and its Subsidiaries could reasonably be expected to have a Material Adverse Effect, and (B) the institution of any litigation, arbitration proceeding or governmental proceeding against Provider that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(2)   Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(3)   Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which Provider is a debtor or an obligor that could reasonably be expected to have a Material Adverse Effect.

(iii)   Compliance with Laws and Preservation of Existence. Provider will, and will cause each of its Subsidiaries to, comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject if noncompliance with any such law, rule, regulation, order, writ, judgment, injunction, decree or award could reasonably be expected to have a Material Adverse Effect. Provider will, and will cause each of its Subsidiaries to, preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so qualify or remain qualified could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(iv)   Credit Agreement Amendment. Provider will not, and will not permit any of its Subsidiaries to, amend or otherwise modify the Dean Credit Agreement (as in effect from time to time notwithstanding any language to the contrary contained in the definition of “Dean Credit Agreement” set forth in the Purchase Agreement) or any document executed in connection therewith in any way that would be materially adverse to the Recipients.

(v)   Credit Agreement Reporting. Unless separately provided pursuant to the Purchase Agreement, Provider will furnish to the Agent copies of the (A) information required

Exh. XI-6

under Sections 5.01(i) and 5.12 of the Dean Credit Agreement, (B) documentation required under and relating to each Milestone under Section 5.14 of the Dean Credit Agreement and (C) any other reports, forecasts and information required to be furnished or delivered under the Dean Credit Agreement, but in each case (other than in the case of clause (B) above) only to the extent the same has been provided to the administrative agent under the Dean Credit Agreement (after giving effect to any extension or waiver provided thereunder).

Section 8.   Subrogation; SubordinationSection 9.. Notwithstanding anything to the contrary contained herein, until the Obligations are paid in full, Provider: (A) will not enforce or otherwise exercise any right of subrogation to any of the rights of any Recipient, the Agent or any Purchaser against any Originator, (B) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of each Recipient (including each Purchaser) against any Originator and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the United States Bankruptcy Code) which Provider might now have or hereafter acquire against such Originator that arise from the existence or performance of Provider’s obligations hereunder, (C) will not claim any setoff, recoupment or counterclaim against any Originator in respect of any liability of Provider to such Originator and (d) waives any benefit of and any right to participate in any collateral security which may be held by any Recipient (including any Purchaser). The payment of any amounts due with respect to any indebtedness of any Originator now or hereafter owed to Provider is hereby subordinated to the prior payment in full of all of the Obligations. Provider agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, Provider will not demand, sue for or otherwise attempt to collect any such indebtedness of any Originator to Provider until all of the Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Provider shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Provider as trustee for Recipients (and their respective assigns) and be paid over to Recipients (or their respective assigns) on account of the Obligations without affecting in any manner the liability of Provider under the other provisions of this Undertaking. The provisions of this Section 8 shall be supplemental to and not in derogation of any rights and remedies of any Recipient under any separate subordination agreement which such Recipient may at any time and from time to time enter into with Provider.

Section 9.   Termination of Performance Undertaking. Provider’s obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Purchase Agreement is terminated, provided, that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Originator or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not any Recipient (or its respective assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, be a defense to or claim against the obligations of Provider under this Undertaking.

Section 10.     Effect of Bankruptcy. This Undertaking is subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter (and in each case, subject to the terms thereof).

Section 11.   Setoff. Subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter (and in each case, subject to the terms thereof), regardless of the other means of obtaining payment of any of the Obligations, each Recipient (and its respective assigns) is hereby authorized at any time and from time to time, without notice

Exh. XI-7

to Provider (any such notice being expressly waived by Provider) and to the fullest extent permitted by law, upon the occurrence of any Amortization Event or Termination Event, to set off and apply any deposits and other sums against the obligations of Provider under this Undertaking, whether or not such Recipient (or any such assign) shall have made any demand under this Undertaking and although such Obligations may be contingent or unmatured.

Section 12.   Taxes. All payments to be made by Provider hereunder shall be made free and clear of any deduction or withholding. If Provider is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, any Recipient receive a net sum equal to the sum which it would have received had no deduction or withholding been made.

Section 13.   Further Assurances. Subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter (and in each case, subject to the terms thereof), Provider agrees that it will from time to time, at the request of any Recipient (or its assigns), provide information relating to the business and affairs of Provider as such Recipient may reasonably request. Provider also agrees to do all such things and execute all such documents as any Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of such Recipient hereunder.

Section 14.   Successors and Assigns. This Undertaking shall be binding upon Provider, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by each Recipient and its successors and assigns. Provider may not assign or transfer any of its obligations hereunder without the prior written consent of each Recipient. Each Recipient may assign or otherwise transfer the Agreements, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Recipients herein.

Section 15.   Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Provider therefrom shall be effective unless the same shall be in writing and signed by each Recipient. No failure on the part of any Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 16.   Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Provider, at the address set forth beneath its signature hereto, and if to any Recipient, at the address set forth beneath its signature hereto, or at such other addresses as each of Provider or any Recipient may designate in writing to the other. Each such notice or other communication shall be effective (1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this Section 16.

Section 17.   Risk Retention. The Provider represents and warrants, as of the Effective Date and each date on which Receivables are sold to a Seller pursuant to a Receivables Sale Agreement, that:

(a)   the Provider, through one or more of the Seller Parties, was and is directly or indirectly involved in the creation of the Receivables and has established and is managing the transactions contemplated by the Transaction Documents;

Exh. XI-8

(b)   the Provider retains directly or through the Originators and/or the Sellers (which are direct or indirect wholly owned subsidiaries of the Provider) a net economic interest in the Receivables (the “Retained Interest”) in an amount at least equal to the percentage required under and in a manner permitted by Paragraph 3(d) of Article 406 of the Capital Requirements; and

(c)   the Provider is in compliance with its covenants and agreements set forth below in this Section 17.

The Provider covenants and agrees that, until the date on which the Aggregate Unpaids have been paid in full, no Letter of Credit remains outstanding and the Receivables Purchase Agreement has terminated in accordance with its terms, it shall not directly or indirectly sell the Retained Interest or subject the Retained Interest to any credit risk mitigation or any short positions or any other hedge in a manner which would be contrary to the Capital Requirements. The Provider shall promptly furnished to the Agent and to each Purchaser such notices, information, documents, tapes, data, records or reports and information regarding the Retained Interest, the transactions contemplated by the Transaction Documents, the Originators, the Sellers, and the credit quality and performance of the Receivables and the Collections as Agent or such Purchaser may from time to time reasonably request in connection with the Capital Requirements.

Section 18.   GOVERNING LAW. THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 19.   CONSENT TO JURISDICTION. EACH OF PROVIDER AND EACH RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE COUNTY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF PROVIDER AND EACH RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM; PROVIDED THAT WITH RESPECT TO ANY LEGAL ACTION OR PROCEEDING RELATING TO PROVIDER, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT.

Section 20.   Bankruptcy PetitionSection 21.. Provider hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of each Company it will not institute against, or join any other Person in instituting against, any such Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 21.   Miscellaneous. This Undertaking constitutes the entire agreement of Provider with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Provider hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Provider’s liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall,

Exh. XI-9

without any further action by Provider or any Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Undertaking. This Undertaking may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Undertaking. Delivery of an executed counterpart of a signature page to this Undertaking by electronic transmission (including via e-mail or other facsimile transmission) shall be as effective as delivery of an original executed counterpart of this Undertaking.

Section 22.   Conflicts. To the extent that any specific provision of this Undertaking is inconsistent with a specific provision of any of the Orders, the Interim Order (and, when applicable, the Final Order) shall control.

[Signature Page Follows]

Exh. XI-10

IN WITNESS WHEREOF, Provider has caused this Undertaking to be executed and delivered as of the date first above written.

DEAN FOODS COMPANY

By:
Name:
Title:
Address:

Consented to as of the date
first written above:

[SELLER]

By:
Name:
Title:

COÖPERATIEVE RABOBANK U.A., NEW
YORK BRANCH
as Agent

By:
Name:
Title:

By:
Name:
Title:

Exh. XI-11

EXHIBIT XII-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Purchasers That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Ninth Amended and Restated Receivables Purchase Agreement dated as of November ___, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among Dairy Group Receivables, L.P. and Dairy Group Receivables II, L.P., as Sellers, the Servicers party thereto, the Financial Institutions party thereto, the Companies party thereto, and Coöperatieve Rabobank U.A., New York Branch, as Agent (in such capacity, the “Agent”).

Pursuant to the provisions of Section 10.7 of the Receivables Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Purchaser Interest(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of either Seller within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Sellers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Sellers with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Sellers and the Agent, and (2) the undersigned shall have at all times furnished the Sellers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Receivables Purchase Agreement and used herein shall have the meanings given to them in the Receivables Purchase Agreement.

[NAME OF PURCHASER]

By:

Name:

Title:

Date:   , 20[  ]

Exh. XII-1

EXHIBIT XII-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Ninth Amended and Restated Receivables Purchase Agreement dated as of November ___, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among Dairy Group Receivables, L.P. and Dairy Group Receivables II, L.P., as Sellers, the Servicers party thereto, the Financial Institutions party thereto, the Companies party thereto, and Coöperatieve Rabobank U.A., New York Branch, as Agent (in such capacity, the “Agent”).

Pursuant to the provisions of Section 10.7 of the Receivables Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of either Seller within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Purchaser with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Purchaser in writing, and (2) the undersigned shall have at all times furnished such Purchaser with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Receivables Purchase Agreement and used herein shall have the meanings given to them in the Receivables Purchase Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:   , 20[ ]

Exh. XII-2

EXHIBIT XII-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Ninth Amended and Restated Receivables Purchase Agreement dated as of November ___, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among Dairy Group Receivables, L.P. and Dairy Group Receivables II, L.P., as Sellers, the Servicers party thereto, the Financial Institutions party thereto, the Companies party thereto, and Coöperatieve Rabobank U.A., New York Branch, as Agent (in such capacity, the “Agent”).

Pursuant to the provisions of Section 10.7 of the Receivables Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of either Seller within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Sellers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Purchaser with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Purchaser and (2) the undersigned shall have at all times furnished such Purchaser with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Receivables Purchase Agreement and used herein shall have the meanings given to them in the Receivables Purchase Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:   , 20[ ]

Exh. XII-3

EXHIBIT XII-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Purchasers That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Ninth Amended and Restated Receivables Purchase Agreement dated as of November ___, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among Dairy Group Receivables, L.P. and Dairy Group Receivables II, L.P., as Sellers, the Servicers party thereto, the Financial Institutions party thereto, the Companies party thereto, and Coöperatieve Rabobank U.A., New York Branch, as Agent (in such capacity, the “Agent”).

Pursuant to the provisions of Section 10.7 of the Receivables Purchase Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Purchaser Interest(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Purchaser Interest(s), (iii) with respect to the extension of credit pursuant to the Receivables Purchase Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of either Seller within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Sellers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Sellers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Sellers and the Agent, and (2) the undersigned shall have at all times furnished the Sellers and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Receivables Purchase Agreement and used herein shall have the meanings given to them in the Receivables Purchase Agreement.

[NAME OF PURCHASER]

By:

Name:

Title:

Date:   , 20[ ]

Exh. XII-4

Exhibit XIII

INTERIM ORDER

[See Attached]

Exh. XIII-1

Schedule A
COMMITMENTS, COMPANY PURCHASE LIMITS, PAYMENT ADDRESSES
AND RELATED FINANCIAL INSTITUTIONS AND LC PARTICIPANTS

Commitments and Payment Addresses of Financial Institutions

Financial Institution	Commitment	LC Amount	Payment Address
Coöperatieve Rabobank U.A.	$212,500,000	$212,500,000	Croeselaan 18 3521 CB UTRECHT The Netherlands
Coöperatieve Rabobank U.A., New York Branch	$212,500,000	$212,500,000	Coöperatieve Rabobank U.A., New York Branch
245 Park Avenue, 36th Floor
New York, NY 10167
Attention:  Transaction Management Team
Email:  tmteam@rabobank.com
Facsimile:  (914) 304-9324
			Confirmation No.: (212) 808-6816

Sch. A-1

SCHEDULE A (CONT’D)
Company Purchase Limits, Payment Addresses and
Related Financial Institutions of Companies

Company	Company Purchase Limit	Payment Address	Related Financial Institution(s)
Nieuw Amsterdam Receivables Corporation B.V.	$212,500,000	Prins Bernhardplein 200 1097 JB Amsterdam The Netherlands Attention: The Directors Email: securitisation@intertrustgroup.com Facsimile No.: +31 (0)20 521 4888 Confirmation No.: +31 (0)20 521 4777	Coöperatieve Rabobank U.A.
Coöperatieve Rabobank U.A., New York Branch	$212,500,000	Coöperatieve Rabobank U.A., New York Branch
245 Park Avenue, 36th Floor
New York, NY 10167
Attention:  Transaction Management Team
Email:  tmteam@rabobank.com
Facsimile:  (914) 304-9324
		Confirmation No.: (212) 808-6816	Coöperatieve Rabobank U.A., New York Branch

Sch. A-2

Schedule B

LIST OF CLOSING DOCUMENTS

Except as noted below, each document is dated as of the Effective Date.

I.	Principal Documents

1.	Ninth Amended and Restated Receivables Purchase Agreement among Dairy Group Receivables, L.P., a Delaware limited partnership (“Dairy Group”), Dairy Group Receivables II, L.P., a Delaware limited partnership (“Dairy Group II” and, together with Dairy Group, the “Sellers”), each of the parties listed on Schedule I as a Servicer (the Servicers, together with the Sellers, the “Seller Parties”), Nieuw Amsterdam Receivables Corporation B.V. (“Nieuw Amsterdam”), as a Company, Coöperatieve Rabobank U.A. (“Rabobank”), as a Financial Institution, other Companies and Financial Institutions (the “Purchasers”), LC Bank, as issuer of Letters of Credit (the “LC Bank”), and Coöperatieve Rabobank U.A., New York Branch, as Agent (the “Agent”), to which are attached:
Exhibit I Definitions
Exhibit II Form of Purchase Notice
Exhibit III Places of Business of the Seller Parties; Locations of Records
Exhibit IV Names of Collection Banks; Collection Accounts
Exhibit V Form of Compliance Certificate
Exhibit VI Form of Collection Account Agreement
Exhibit VII Form of Assignment Agreement
Exhibit VIII Credit and Collection Policies
Exhibit IX Form of Letter of Credit Application
Exhibit X Form of Monthly Report
Exhibit X-A Form of Interim Report
Exhibit XI Form of Performance Undertaking
Exhibit XII Forms of U.S. Tax Compliance Certificates
Exhibit XIII Form of Interim Order

Schedule A Commitments
Schedule B Closing Documents
Schedule C Servicers
Schedule D Originators
Schedule E Notice Addresses
Schedule F Top Twenty-Five Obligors

Sch. B-1

2.	Eighth Amended and Restated Master Fee Letter between each Seller, each Purchaser, the Agent and the LC Bank

3.	Third Amended and Restated Receivables Sale Agreement between the Originators party thereto and Dairy Group

4.	Second Amended and Restated Receivables Sale Agreement between the Originators party thereto and Dairy Group II

5.	Amended and Restated Performance Undertakings by Dean Foods Company (“Provider”)

6.	Amended and Restated Intercreditor Agreement

7.	Secretary’s Certificate of Dairy Group and Dairy Group II (and Resolutions thereto)

8.	Letter of Credit Backstop Agreement among the Provider, Sellers, the Servicers party thereto, and PNC, and acknowledged by Agent, Nieuw Amsterdam, and Rabobank

Sch. B-2

SCHEDULE I TO SCHEDULE B

SERVICERS

Name	State of Organization
1. Alta-Dena Certified Dairy, LLC	Delaware
2. Berkeley Farms, LLC	California
3. Country Fresh, LLC	Michigan
4. Dean Dairy Holdings, LLC	Delaware
5. Dean East, LLC	Delaware
6. Dean East II, LLC	Delaware
7. Dean Foods North Central, LLC	Delaware
8. Dean Foods of Wisconsin, LLC	Delaware
9. Dean West, LLC	Delaware
10. Dean West II, LLC	Delaware
11. Friendly’s Ice Cream Holdings Corp.	Delaware
12. Friendly’s Manufacturing and Retail, LLC	Delaware
13. Garelick Farms, LLC	Delaware
14. Mayfield Dairy Farms, LLC	Delaware
15. Midwest Ice Cream Company, LLC	Delaware
16. Model Dairy, LLC	Delaware
17. Reiter Dairy, LLC	Delaware
18. Shenandoah’s Pride, LLC	Delaware
19. Southern Foods Group, LLC	Delaware
20. Suiza Dairy Group, LLC	Delaware
21. Tuscan/Lehigh Dairies, Inc.	Delaware
22. Verifine Dairy Products of Sheboygan, LLC	Wisconsin

Sch. B-3

Schedule C

SERVICERS

1.	Alta-Dena Certified Dairy, LLC

2.	Berkeley Farms, LLC

3.	Country Fresh, LLC

4.	Dean Dairy Holdings, LLC

5.	Dean East, LLC

6.	Dean East II, LLC

7.	Dean Foods North Central, LLC

8.	Dean Foods of Wisconsin, LLC

9.	Dean West, LLC

10.	Dean West II, LLC

11.	Friendly’s Ice Cream Holdings Corp.

12.	Friendly’s Manufacturing and Retail, LLC

13.	Garelick Farms, LLC

14.	Mayfield Dairy Farms, LLC

15.	Midwest Ice Cream Company, LLC

16.	Model Dairy, LLC

17.	Reiter Dairy, LLC

18.	Shenandoah’s Pride, LLC

19.	Southern Foods Group, LLC

20.	Suiza Dairy Group, LLC

21.	Tuscan/Lehigh Dairies, Inc.

22.	Verifine Dairy Products of Sheboygan, LLC

Sch. C-1

Schedule D

ORIGINATORS

Originator	Applicable Receivables Sale Agreement
1. Alta-Dena Certified Dairy, LLC	Dean
2. Berkeley Farms, LLC	Dean
3. Country Fresh, LLC	Suiza
4. Dean Dairy Holdings, LLC	Dean
5. Dean East, LLC	Suiza
6. Dean East II, LLC	Dean
7. Dean Foods North Central, LLC	Dean
8. Dean Foods of Wisconsin, LLC	Suiza
9. Dean West, LLC	Suiza
10. Dean West II, LLC	Dean
11. Garelick Farms, LLC	Suiza
12. Friendly’s Ice Cream Holdings Corp.	Suiza
13. Friendly’s Manufacturing and Retail, LLC	Suiza
14. Mayfield Dairy Farms, LLC	Dean
15. Midwest Ice Cream Company, LLC	Dean
16. Model Dairy, LLC	Suiza
17. Reiter Dairy, LLC	Dean
18. Shenandoah’s Pride, LLC	Suiza
19. Southern Foods Group, LLC	Suiza
20. Suiza Dairy Group, LLC	Suiza
21. Tuscan/Lehigh Dairies, Inc.	Suiza
22. Verifine Dairy Products of Sheboygan, LLC	Dean

Sch. D-1

Schedule E

NOTICE ADDRESSES

The Agent:

Coöperatieve Rabobank U.A., New

York Branch

245 Park Avenue, 36th Floor

New York, NY 10167

Attention: Transaction Management Team

Email: tmteam@rabobank.com

Facsimile: (914) 304-9324

Confirmation No.: (212) 808-6816

Rabobank:	Rabobank Company:
Coöperatieve Rabobank U.A. Croeselaan 18 3521 CB UTRECHT The Netherlands

Nieuw Amsterdam Receivables

Corporation B.V.

Prins Bernhardplein 200

1097 JB Amsterdam

The Netherlands

Attention: The Directors

Email:

NL-NARC@intertrustgroup.com

Facsimile No.: +31 (0)20 521 4888

Confirmation No.: +31 (0)20 521 4777

Seller and each Seller Party:	LC Bank:
See Exhibit III under the heading “Principal Place of Business”

Coöperatieve Rabobank U.A., New

York Branch

245 Park Avenue, 36th Floor

New York, NY 10167

Attention: Transaction Management Team

Email: tmteam@rabobank.com

Facsimile: (914) 304-9324

Confirmation No.: (212) 808-6816

Sch. E-1

Schedule F

TOP TWENTY-FIVE OBLIGORS

1.	7 Eleven Inc HQ

2.	Ahold/Delhaize America Inc

3.	Albertsons LLC/HQ

4.	Aldi Inc/HQ

5.	Baskin Robbins/Dunkin Donuts

6.	BJs Wholesale Club Inc HQ

7.	C & S Wholesale Grocers Inc

8.	CVS/Caremark Corp

9.	Dollar General

10.	Family Dollar Stores Inc

11.	Foodbuy

12.	Giant Eagle Inc/HQ

13.	Gordon Foodservice

14.	Kroger Co/HQ

15.	Morningstar

16.	Organic Valley

17.	Southeastern Grocers

18.	Starbucks

19.	Stater Bros Markets

20.	Supervalu Inc/HQ

21.	Sysco

22.	Target Corp

23.	US Foodservice

24.	Wal Mart Stores/HQ

25.	Winco Foods inc HQ

Sch. F-1

Schedule G

EXISTING LETTERS OF CREDIT

[See Attached]

Sch. G-1